*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [*See note below.]”.  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of  September 30, 2016, is by and among CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware limited liability company (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), certain subsidiaries of the Borrowers party hereto (the “Subsidiary Guarantors”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrowers, the Subsidiary Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of March 28, 2014 (the “Second A/R Credit Agreement,” and as amended by the First Amendment to Credit Agreement dated as of September 26, 2014 (the “First Amendment”), the Second Amendment to Credit Agreement dated as of March 30, 2015 (the “Second Amendment”), and the Consent dated as of April 25, 2016 (the “Consent”), the “Original Credit Agreement,” and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the amendments to the Original Credit Agreement under Section 1.1 of this Amendment are set forth on pages of a version of the Credit Agreement, excluding the Schedules and Exhibits thereto, which consolidates the Second A/R Credit Agreement with the First Amendment, the Second Amendment, and the Consent (the “Consolidated Original Credit Agreement”) attached as Exhibit A1 to this Amendment and, in accordance with Section 10.01 of the Original Credit Agreement, the Loan Parties have requested that the Required Lenders approve the amendments to the Original Credit Agreement under Section 1.1 of this Amendment;

WHEREAS, the amendments to the Original Credit Agreement under Sections 1.1 and 1.2 of this Amendment are set forth on pages of the Consolidated Original Credit Agreement attached as Exhibit A2 to this Amendment and, in accordance with Section 10.01 of the Original Credit Agreement, the Loan Parties and the Administrative Agent have requested that each Lender approve the amendments to the Original Credit Agreement under Section 1.2 of this Amendment; and

WHEREAS, the amendments to the Original Credit Agreement under this Amendment shall only be made in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1        Amendment to Original Credit Agreement.   If the conditions in Section 2.1 of this Amendment shall have been satisfied, then, from and after the Amendment Effective Date (as defined below), (a) the Original Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Consolidated Original Credit Agreement attached as Exhibit A1 to this Amendment and (b) the Schedules and Exhibits to the Original Credit Agreement are amended and restated as set forth on Exhibit B attached to this Amendment.

1.2        Additional Amendments.  If, in addition to the conditions set forth in Section 2.1 of this Amendment, the conditions set forth in Section 2.2 of this Amendment shall have been satisfied on the Amendment Effective Date (as defined below), then from and after the Amendment Effective Date (as defined below), in addition to the amendments set forth in Section 1.1 of this Amendment, the Original Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Further Consolidated Original Credit Agreement attached as Exhibit A2 to this Amendment.  If the conditions set forth in Section 2.2 of this Amendment are not satisfied, the amendments set forth in this Section 1.2 shall not be effective.

1.3        Clean Version.  For convenience of reference only, Exhibit C sets forth all pages of the Credit Agreement and all Exhibits and Schedules thereto after giving effect to Sections 1.1 and 1.2 of this Amendment.  Exhibit C is provided for convenience of reference only and is not intended to, and does not, supersede the Second A/R Credit Agreement, the First Amendment, the Second Amendment, the Consent or this Amendment.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1        Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)        Executed Documents.  The Administrative Agent shall have received a copy of (i) this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent and (ii) the Collateral Agreement (as defined in Exhibit A1 or A2 hereto as applicable) duly executed by each of the Loan Parties and the Administrative Agent.

(b)        Secretary’s Certificates.  The Administrative Agent shall have received, certificates, executed by the secretary or assistant secretary of each Loan Party on behalf of such Loan Party, certifying, among other things, (A) that attached to such certificate are (1) true and complete copies of the Organizational Documents of such Loan Party then in full force and effect, (2) true and complete copies of the resolutions then in full force and effect adopted by the board of directors of such Loan Party authorizing and ratifying the execution, delivery and performance by such Loan Party of this Amendment and the Collateral Agreement, (3) a certificate of good standing from the secretary of state of the state under whose laws such Loan Party was incorporated, (B) the name(s) of the Responsible Persons of such Loan Party authorized to execute Loan Documents on behalf of such Loan Party, together with incumbency samples of the true signatures of such

2

Responsible Persons, and (C) that Administrative Agent and the Lending Parties may conclusively rely on such certificate.

(c)        Legal Opinion.  The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders.

(d)        Personal Property Collateral.

(i)        Filings.  The Administrative Agent shall have received (A) the filings of appropriate financing statements under the Uniform Commercial Code in the applicable jurisdictions listed on Schedule 10 of the Collateral Agreement, (B) the filing of the Copyright Security Agreement (as defined in the Collateral Agreement) with the United States Copyright Office (as defined in the Collateral Agreement), and (C) the filings of the Patent Security Agreement (as defined in the Collateral Agreement) and the Trademark Security Agreement (as defined in the Collateral Agreement) with the PTO (as defined in the Collateral Agreement), in each case to the extent required under the Collateral Agreement.

(ii)       Pledged Collateral.  Except as otherwise provided in the Collateral Agreement, the Administrative Agent shall have received original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

(iii)      Lien Search.  The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction listed on Schedule 10 of the Collateral Agreement, indicating among other things that the assets of each such Loan Party constituting Collateral (as defined in the Collateral Agreement) are free and clear of any Lien (except for Permitted Liens).

(e)        Apollo Documents. The Administrative Agent shall have received a certificate or certificates executed by an officer of the Administrative Borrower as of the Amendment Effective Date (i) stating that no default exists and is continuing under the terms of the documents governing the investment by AP VIII CH2 Holdings, L.P. and its affiliates in the preferred stock of the Parent (collectively, the “Apollo Documents”) and (ii) certifying as true and complete copies of the Apollo Documents then in full force and effect.

(f)         Fees and Expenses.

(i)        The Administrative Agent shall have received from the Borrowers, for the account of each Lender that executes and delivers a signature page to the Administrative Agent by 5 p.m. (EST) on or before September 30, 2016 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to the estimated amendment fee described in that certain Engagement Letter dated as of September 15, 2016 by and among the Borrowers, the Administrative Agent and Wells Fargo Securities, LLC (the “Engagement Letter”).

(ii)        (A) The Administrative Agent shall have received from the Borrowers such fees and expenses that are payable pursuant to the Engagement Letter and (B) King

3

& Spalding LLP shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(g)       Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

2.2        Additional Conditions.  The amendments to the Original Credit Agreement set forth in Section 1.2 of this Amendment shall become effective as of the Amendment Effective Date if (a) the conditions set forth in Section 2.1 of this Amendment shall have been satisfied and (b) the Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, each of the Lenders and the Administrative Agent, in each case on or before the Amendment Effective Date.

ARTICLE III

RELEASES

Each Loan Party hereby waives, releases, relinquishes and forever discharges the Administrative Agent and each Lending Party, and all past and present directors, officers, agents, employees, parents, subsidiaries, affiliates, insurers, attorneys, representatives and assigns of any Lending Party, and each and all thereof (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies, and the execution of whatsoever kind, nature and/or description arising on or before the date hereof, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, which any Loan Party ever had or now has or may claim to have against any of the Released Parties arising out of or in any way related to the Credit Agreement, the other Loan Documents, any related document or the transactions contemplated by any of the foregoing.

The Lenders party hereto and the Administrative Agent hereby acknowledge and agree that, upon the Amendment Effective Date, CH2M HILL International, Ltd. shall (a) become an Excluded Subsidiary and (b) therefore without any further action (i) cease to be a Subsidiary Guarantor and (ii) be released and forever discharged of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies, and the execution of whatsoever kind, nature and/or description arising on or before the date hereof, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, which any Credit Party ever had or now has or may claim to have against CH2M HILL International, Ltd. arising out of or in any way related to the Credit Agreement, the other Loan Documents, any related document or the transactions contemplated by any of the foregoing.

ARTICLE IV

MISCELLANEOUS

4.1        Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Original Credit Agreement including the Exhibits and Schedules thereto as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Original Credit Agreement including such Exhibits and Schedules is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2        Representations and Warranties of Loan Parties.  Each of the Loan Parties represents and warrants as follows:

4

(a)        It has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(b)        This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by Bankruptcy Laws or other applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (other than the filing of a Form 8-K with the SEC after the date hereof and the approvals, consents, exemptions, authorizations, actions, notices and filings set forth in the Collateral Agreement) or any other Person is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)        The representations and warranties set forth in Article V of the Original Credit Agreement as amended by this Amendment are true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except the representations and warranties contained in Section 5.10 of the Original Credit Agreement as amended by this Amendment will be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Original Credit Agreement as amended by this Amendment.

(e)        After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)        Except as amended by this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3        Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement as so amended applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4        Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5        Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.6        Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

4.7        Counterparts; Telecopy.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered will constitute an original, but all of which when taken together will constitute a single contract.  Delivery of an

5

executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.8        No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Original Credit Agreement on or prior to the date hereof.

4.9        GOVERNING LAW.    THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

4.10      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.11      Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.18 and 10.20 of the Original Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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CH2M HILL, INC.

Amendment to credit agreement

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:

CH2M HILL COMPANIES, LTD.		CH2M HILL, INC.

By:	/s/ Steven Mathews	By:	/s/ Steven Mathews
Name:	Steven Mathews	Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

OPERATIONS MANAGEMENT INTERNATIONAL, INC.		CH2M HILL ENGINEERS, INC.

By:	/s/ Allan Chow	By:	/s/ Steven Mathews
Name:	Allan Chow	Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

CH2M HILL GLOBAL, INC.		CH2M HILL CONSTRUCTORS, INC.

By:	/s/ Steven Mathews	By:	/s/ Allan Chow
Name:	Steven Mathews	Name:	Allan Chow
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

CHVENG, LLC

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL, INC.

Amendment to credit agreement

SUBSIDIARY GUARANTORS:

CH2M HILL INTERNATIONAL, LTD

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL ALASKA, INC.

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL PLATEAU REMEDIATION COMPANY

By:	/s/ Steven Mathews
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL, INC.

Amendment to credit agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Administrative Agent and a Lender

By:	/s/ S. Michael St. Geme
Name:	S. Michael St. Geme
Title:	Managing Director

CH2M HILL, INC.

Amendment to credit agreement

LENDERS:

BNP PARIBAS

By:	/s/ Jamie Dillon
Name:	Jamie Dillon
Title:	Vice President

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

BANK OF THE WEST

By:	/s/ Robert J. Likos
Name:	Robert J. Likos
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ Stuart Bonomo
Name:	Stuart Bonomo
Title:	Director

BMO HARRIS N.A.

By:	/s/ Michael Gilt
Name:	Michael Gilt
Title:	Director

CH2M HILL, INC.

Amendment to credit agreement

CITIZENS BANK, N.A.

By:	/s/ Megan Livingston
Name:	Megan Livingston
Title:	Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Molly Drennan
Name:	Molly Drennan
Title:	Senior Vice President

HSBC BANK USA, N.A.

By:	/s/ Christian Sumulong
Name:	Christian Sumulong
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeff Benedix
Name:	Jeff Benedix
Title:	Vice President

EXHIBIT A1

Pages of Consolidated Original Credit Agreement

(as amended by Section 1.1 of this Amendment)

See attached.

~~COMPOSITE CREDIT AGREEMENT – THIS CREDIT AGREEMENT INCORPORATES THAT CERTAIN FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF SEPTEMBER 26, 2014, THAT CERTAIN SECOND AMENDMENT TO CREDIT AGREEMENT DATED AS OF MARCH 30, 2016 AND THAT CERTAIN CONSENT DATED AS OF APRIL 25, 2016.  THIS DOCUMENT IS BEING PROVIDED SOLELY FOR EASE OF REVIEW AND CONVENIENCE.  KING & SPALDING LLP MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THIS DOCUMENT; PARTIES SHOULD RELY SOLELY ON THEIR REVIEW OF THE CREDIT AGREEMENT AND AMENDMENTS.~~

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 28, 2014

among

CH2M HILL COMPANIES, LTD.,
CH2M HILL, INC.
OPERATIONS MANAGEMENT INTERNATIONAL, INC.
CH2M HILL ENGINEERS, INC.
CH2M HILL GLOBAL, INC.
CH2M HILL CONSTRUCTORS, INC.
CHVENG, LLC

as Borrowers,

THE SUBSIDIARIES OF THE BORROWERS PARTY HERETO,
as Subsidiary Guarantors,

and

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and Swing Line Lender,

BNP PARIBAS
JPMORGAN CHASE BANK, N.A.,
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Syndication Agents

and

WELLS FARGO SECURITIES, LLC
BNP PARIBAS SECURITIES CORPORATION
~~J.P. MORGAN SECURITIES LLC~~JPMORGAN BANK, N.A.
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Lead Arrangers and Joint Book Runners

i

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINED TERMS; CERTAIN RULES OF CONSTRUCTION	2

SECTION 1.01. CERTAIN DEFINED TERMS	2

SECTION 1.02. CERTAIN RULES OF CONSTRUCTION	37

ARTICLE II CREDIT EXTENSIONS	~~43~~42

SECTION 2.01. THE ORIGINAL CREDIT AGREEMENT.	~~43~~42

SECTION 2.02. REVOLVING CREDIT LOANS; TERM LOANS	~~44~~43

SECTION 2.03. PROCEDURES FOR BORROWING	~~45~~44

SECTION 2.04. LETTERS OF CREDIT	~~47~~46

SECTION 2.05. SWING LINE LOANS	~~56~~53

SECTION 2.06. PAYMENTS AND PREPAYMENTS	~~59~~56

SECTION 2.07. TERMINATION OR REDUCTION OF AGGREGATE REVOLVING CREDIT COMMITMENTS	~~61~~58

SECTION 2.08. FINAL REPAYMENT OF REVOLVING CREDIT LOANS AND SWING LOANS	~~62~~58

SECTION 2.09. INTEREST; APPLICABLE RATES	~~62~~58

SECTION 2.10. FEES	~~63~~60

SECTION 2.11. COMPUTATIONS OF INTEREST AND FEES	~~64~~60

SECTION 2.12. EVIDENCE OF INDEBTEDNESS	~~64~~61

SECTION 2.13. PAYMENTS GENERALLY; RIGHT OF ADMINISTRATIVE AGENT TO MAKE DEDUCTIONS AUTOMATICALLY	~~65~~61

SECTION 2.14. SHARING OF PAYMENTS	~~67~~63

SECTION 2.15. INCREASE IN AGGREGATE COMMITMENTS AND INCREMENTAL TERM LOANS	~~68~~64

SECTION 2.16. CASH COLLATERAL	~~70~~66

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ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	~~72~~67

SECTION 3.01. TAXES	~~72~~67

SECTION 3.02. ILLEGALITY	~~75~~71

SECTION 3.03. INABILITY TO DETERMINE RATES	~~76~~71

SECTION 3.04. INCREASED COSTS	~~77~~72

SECTION 3.05. COMPENSATION FOR LOSSES	~~78~~73

SECTION 3.06. MITIGATION OBLIGATIONS	~~79~~73

SECTION 3.07. DEFAULTING LENDERS	~~79~~74

SECTION 3.08. REPLACEMENT OF LENDERS	~~81~~75

SECTION 3.09. SURVIVAL	~~82~~76

ARTICLE IV CONDITIONS PRECEDENT	~~82~~76

SECTION 4.01. CONDITIONS TO EFFECTIVENESS AND TO INITIAL CREDIT EXTENSION	~~82~~76

SECTION 4.02. CONDITIONS TO ALL CREDIT EXTENSIONS	~~84~~78

ARTICLE V REPRESENTATIONS AND WARRANTIES	~~85~~79

SECTION 5.01. CORPORATE EXISTENCE AND POWER	~~86~~79

SECTION 5.02. CORPORATE AUTHORIZATION; NO CONTRAVENTION	~~86~~80

SECTION 5.03. GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS	~~86~~80

SECTION 5.04. BINDING EFFECT	~~87~~81

SECTION 5.05. LITIGATION	~~87~~81

SECTION 5.06. ERISA COMPLIANCE	~~87~~81

SECTION 5.07. USE OF PROCEEDS	~~89~~82

SECTION 5.08. ENVIRONMENTAL COMPLIANCE	~~89~~82

SECTION 5.09. TAXES	~~90~~83

SECTION 5.10. FINANCIAL CONDITION	~~90~~83

SECTION 5.11. MARGIN REGULATIONS; REGULATED ENTITIES	~~90~~84

SECTION 5.12. INTELLECTUAL PROPERTY	~~91~~84

SECTION 5.13. SOLVENCY	~~91~~84

SECTION 5.14. ANTI-TERRORISM LAWS	~~91~~84

SECTION 5.15. FULL DISCLOSURE	~~92~~85

SECTION 5.16. CLASSIFICATION AS SENIOR INDEBTEDNESS	~~92~~85

ARTICLE VI AFFIRMATIVE COVENANTS	~~92~~85

SECTION 6.01. FINANCIAL STATEMENTS	~~92~~85

SECTION 6.02. OTHER INFORMATION	~~94~~87

SECTION 6.03. NOTICES	~~95~~88

SECTION 6.04. PRESERVATION OF EXISTENCE, ETC	~~96~~88

SECTION 6.05. MAINTENANCE OF PROPERTIES	~~96~~89

SECTION 6.06. MAINTENANCE OF INSURANCE	~~96~~89

SECTION 6.07. COMPLIANCE WITH LAWS	~~97~~89

SECTION 6.08. BOOKS AND RECORDS	~~97~~89

SECTION 6.09. INSPECTION RIGHTS	~~97~~90

SECTION 6.10. [RESERVED]	~~97~~90

SECTION 6.11. PAYMENT OF OBLIGATIONS	~~97~~90

SECTION 6.12. COVENANT TO GUARANTEE OBLIGATIONS AND GRANT SECURITY	~~98~~90

SECTION 6.13. PARI PASSU	~~98~~91

SECTION 6.14. FURTHER ASSURANCES	~~98~~91

ARTICLE VII NEGATIVE COVENANTS	~~99~~91

SECTION 7.01. LIENS	~~99~~92

SECTION 7.02. INVESTMENTS	~~101~~94

SECTION 7.03. INDEBTEDNESS	~~102~~94

SECTION 7.04. FUNDAMENTAL CHANGES	~~105~~97

SECTION 7.05. DISPOSITIONS	~~106~~98

SECTION 7.06. RESTRICTED PAYMENTS	~~107~~99

SECTION 7.07. TRANSACTIONS WITH AFFILIATES	~~108~~101

SECTION 7.08. BURDENSOME AGREEMENTS	~~108~~101

SECTION 7.09. USE OF PROCEEDS	~~108~~102

SECTION 7.10. MAINTENANCE OF BUSINESS	~~109~~102

SECTION 7.11. AMENDMENTS OF ORGANIZATION DOCUMENTS	~~109~~102

SECTION 7.12. ACCOUNTING CHANGES	~~109~~102

SECTION 7.13. PREPAYMENTS OF INDEBTEDNESS	~~109~~102

SECTION 7.14. FINANCIAL COVENANTS	~~109~~103

SECTION 7.15. AMENDMENTS OF CERTAIN DEBT	~~110~~103

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	~~110~~103

SECTION 8.01. EVENTS OF DEFAULT	~~110~~103

SECTION 8.02. WAIVERS OF EVENTS OF DEFAULTS	~~112~~105

SECTION 8.03. REMEDIES UPON EVENT OF DEFAULT	~~113~~105

SECTION 8.04. APPLICATION OF FUNDS	~~114~~106

ARTICLE IX ADMINISTRATIVE AGENT	~~115~~107

SECTION 9.01.APPOINTMENT AND AUTHORIZATION ~~OF ADMINISTRATIVE AGENT~~	~~115~~ 107

SECTION 9.02. RIGHTS AS A LENDER	~~115~~108

SECTION 9.03. EXCULPATORY PROVISIONS	~~115~~108

SECTION 9.04. RELIANCE BY ADMINISTRATIVE AGENT	~~116~~109

SECTION 9.05. DELEGATION OF DUTIES	~~117~~109

SECTION 9.06. RESIGNATION OF ADMINISTRATIVE AGENT	~~117~~110

SECTION 9.07. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	~~118~~110

SECTION 9.08. NO OTHER DUTIES, ETC	~~118~~111

SECTION 9.09. ADMINISTRATIVE AGE T MAY FILE PROOFS OF CLAIM	~~118~~111

SECTION 9.10. GUARANTY MATTERS	~~119~~111

SECTION 9.11. LEGAL REPRESENTATION OF ADMINISTRATIVE AGENT	~~119~~112

SECTION 9.12. SECURED HEDGE AGREEMENTS AND SECURED CASH MANAGEMENT AGREEMENTS	112

SECTION 9.13. CREDIT BIDDING	112

ARTICLE X GENERAL PROVISIONS	~~119~~112

SECTION 10.01. AMENDMENTS, ETC	~~119~~113

SECTION 10.02. NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS	~~121~~114

SECTION 10.03. NO WAIVER; CUMULATIVE REMEDIES; ENFORCEMENT	~~124~~117

SECTION 10.04. EXPENSES; INDEMNITY; DAMAGE WAIVER	~~125~~117

SECTION 10.05. MARSHALLING; PAYMENTS SET ASIDE	~~127~~119

SECTION 10.06. SUCCESSORS AND ASSIGNS	~~127~~119

SECTION 10.07. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	~~131~~122

SECTION 10.08. RIGHT OF SETOFF	~~132~~123

v

SECTION 10.09. INTEREST RATE LIMITATION	~~132~~123

SECTION 10.10. COUNTERPARTS; INTEGRATION; EFFECTIVENESS	~~132~~124

SECTION 10.11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES	~~133~~124

SECTION 10.12. SEVERABILITY	~~133~~124

SECTION 10.13. LENDER-CREDITOR RELATIONSHIP	~~133~~124

SECTION 10.14. USA PATRIOT ACT NOTICE	~~134~~125

SECTION 10.15. GUARANTY BY SUBSIDIARIES	~~134~~125

SECTION 10.16. JOINT AND SEVERAL LIABILITY OF THE BORROWERS	~~141~~13

SECTION 10.17. ADMINISTRATIVE BORROWER	~~145~~136

SECTION 10.18. GOVERNING LAW; JURISDICTION; ETC	~~145~~136

SECTION 10.19. JUDGMENT CURRENCY	~~146~~137

SECTION 10.20. WAIVER OF RIGHT TO JURY TRIAL	~~147~~137

SECTION 10.21 ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	138

SCHEDULES

2.01             Aggregate Outstanding Principal Amounts as of the Closing Date

2.02             Lenders; Commitments; Percentage Shares

2.03             Issuer Sublimits

5.05             Litigation

5.06(a)        Pension Plans

5.06(c)        Departures from Pension Funding Rules

5.06(d)        Pension Plans and Multiemployer Plans

5.08             Environmental

7.01             Existing Liens

7.02             Existing Investments

7.03             Existing Indebtedness

10.02           Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A                 Form of Assignment and Assumption

B                 Form of Compliance Certificate1

C                 Form of Joinder Agreement

D                 Form of Loan Notice

E-1              Form of Revolving Loan Note

E-2              Form of Swing Line Loan Note

F                  Form of Swing Line Loan Notice

G                 Form of Bank Product Provider Notice

1 NOTE: Schedule 1 to Exhibit B of the Credit Agreement was amended by the Second Amendment to Credit Agreement.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 28, 2014, is entered among CH2M HILL COMPANIES, LTD., a Delaware corporation (the  “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC.,  a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC.,  a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC.,  a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC  (formerly known as CH2M HILL ENERGY, LTD.),  a Delaware limited liability company (“CHVENG,”  and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto (for purposes of Section 10.15), the several financial institutions party to this Agreement as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION,  in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group.  This Agreement amends, restates, supersedes and replaces in its entirety the Original Credit Agreement (as defined herein) and each Subsidiary Guaranty (as defined in the Original Credit Agreement), and is not intended to, and will not, act as a novation of the indebtedness, liabilities and other obligations (including any obligations under each Subsidiary Guaranty) thereunder.

RECITALS

A.The Borrowers, as borrowers, have entered into the Original Credit Agreement with the lenders party thereto (collectively, the “Existing Lenders”), and Wells Fargo in its separate capacities as the Swing Line Lender and an L/C Issuer and as the Administrative Agent on behalf and for the benefit of the other Lenders (as such terms are defined in the Original Credit Agreement) pursuant to which the Existing Lenders have extended and made available to the Borrowers a revolving credit facility in the aggregate principal amount of up to $900,000,000 outstanding at any one time, including a $300,000,000 sub-limit for alternative currency borrowings, a $50,000,000 sub-limit for swing line advances and a $500,000,000 sub-limit for letters of credit.

B.The Borrowers desire to increase and restructure the credit facility provided under the Original Credit Agreement and to amend the Original Credit Agreement in certain other respects, and, as so amended, to restate the Original Credit Agreement in its entirety along with the other Loan Documents (as such term is defined in the Original Credit Agreement, and referred to herein for purposes of this Agreement as the “Original Credit Documents”) executed or delivered pursuant to or otherwise existing in support of the Original Credit Agreement.

C.The Lending Parties have agreed to so increase and restructure the credit facility provided under the Original Credit Agreement and to make such Loans and other Credit Extensions available to the Borrowers, for the Borrowers’ benefit and on behalf and for the benefit of the Guarantors, each of which is a direct or indirect wholly owned Subsidiary of the Borrowers, and to amend and restate the Original Credit Agreement and the other Original Credit Documents, but only on the terms and provisions herein, and subject to the conditions and in reliance on, the representations and warranties set forth below.

D.It is the intent of the Borrowers, the Lenders and Wells Fargo, not in its individual capacity as a Lender but in its separate capacities as L/C Issuer, as Agent for itself and the other Lenders that, except as hereinafter expressly provided, the extensions of credit outstanding under the Original Credit Agreement will not be deemed to be repaid or terminated upon the effectiveness of this Agreement, but will continue to remain outstanding and will be due and payable at the time and in the manner provided by this Agreement, including Section 2.01.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

AGREEMENT

ARTICLE I
CERTAIN DEFINED TERMS; CERTAIN RULES OF CONSTRUCTION

SECTION 1.01. CERTAIN DEFINED TERMS.

As used in this Agreement, the following terms will mean the following:

~~“2014 Payment Period” has the meaning set forth in Section 7.06(b)(i) of this Agreement.~~

~~“2015 Payment Period” has the meaning set forth in Section 7.06(b)(i) of this Agreement.~~

“Acquisition”  means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition by any Person of (i) all or substantially all of the assets of another Person or (ii) any business unit or division of another Person, (b) the acquisition by any Person of Equity Interests of any other Person resulting in the acquiring Person having the ability to Control the acquired Person, or otherwise causing any other Person to become a Subsidiary of such Person or (c) a merger or consolidation, or any other combination, of any Person with another Person (other than a Person that is a wholly-owned Subsidiary) in which any Borrower or a Subsidiary of any Borrower is the surviving Person.  For the avoidance of doubt, the formation of any Joint Venture, or the acquisition of any interest in any Joint Venture, shall not be deemed to constitute an “Acquisition”.

“Additional Alternative Currency”  has the meaning given such term in Section 1.02(l).

“Additional Commitment Documentation”  has the meaning given such term in Section 2.15(c).

“Additional Commitments Effective Date”  has the meaning given such term in Section 2.15(b).

“Additional Revolving Credit Commitment”  means the commitment of an Additional Lender to make Additional Revolving Credit Loans pursuant to Section 2.15.

“Additional Lender”  means, at any time, each applicable Lender, Eligible Assignee or other Person who is providing an Additional Revolving Credit Commitment and/or an Incremental Term Loan, as applicable.

“Additional Revolving Credit Loans”  means any loans made in respect of Additional Revolving Credit Commitments.

“Additional Transaction Condition” means, with respect to any applicable Investment or Restricted Payment, the ability of the Borrowers to demonstrate that the aggregate amount of Specified EBITDA Add-backs during the four (4) Fiscal Periods most recently ended prior to such transaction for which the Parent has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) did not exceed 10% of Consolidated Adjusted EBITDA during such period.

“Administrative Agent”  means, at any time, the administrative agent for the Lending Parties under the Loan Documents as appointed pursuant to Article IX (which, initially, will be Wells Fargo).

“Administrative Agent’s Office”  means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify the Borrowers and each Lending Party.

“Administrative Borrower”  has the meaning given such term in Section 10.17.

“Administrative Detail Form”  means an administrative detail form in a form supplied by, or otherwise acceptable to, Administrative Agent.

“AED” means the lawful currency of the United Arab Emirates.

“Affiliate”  means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified (excluding any trustee under, or any committee with responsibility for administering, any Employee Benefit Plan).

“Aggregate Commitments” means Aggregate Revolving Credit Commitments.

“Aggregate Outstanding Principal Amount” has the meaning given such term in Section 2.01.

“Aggregate Revolving Credit Commitments”  means, at any time, the combined Revolving Credit Commitments of all Lenders.  The Aggregate Revolving Credit Commitments as of the ~~Closing~~Third Amendment Effective Date are $~~1,100,000,000.~~925,000,000.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Alternative Currency”  means (a) Sterling, Euros, Canadian Dollars, Australian Dollars, Hong Kong Dollars, Yen, Singapore Dollars, (b) solely with respect to Letters of Credit, to the extent approved by the applicable L/C Issuer, AED, BHD, BRL, CLP, KWD, INR, NOK, OMR, PEN, PLN, QAR, RON, SAR, TND and TTD and (c) each Additional Alternative Currency (other than Dollars) that is approved from time to time in accordance with Section 1.02(l).

“Alternative Currency Available Credit”  means, as of any date of determination, the lesser of (a) $300,000,000 less (i) the Dollar Equivalent of the aggregate of all Loans then outstanding denominated in an Alternative Currency and (ii) the Dollar Equivalent of the aggregate of all L/C Obligations then outstanding in respect of Credits denominated in an Alternative Currency, and (b) the Available Credit.

“Anti-Terrorism Laws”  means any applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the applicable Laws comprising or implementing the Bank Secrecy Act, and the applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Rate” means, ~~(a)~~ at all times ~~during the Interim Period~~, and as included in the computation of the rate of interest for Eurodollar Rate Loans or Base Rate Loans or in the computation of Revolving Credit Commitment Fees, as the context requires and as otherwise provided in this Agreement, the applicable rate percentage per annum set forth in the grid below, each such percentage being based, subject to ~~Section 2.09(d), upon the corresponding Consolidated Leverage Ratio maintained by the Parent, as determined by Administrative Agent, in its Reasonable Discretion, as of the end of the most recent Fiscal Period for which the Borrowers have furnished a Compliance Certificate to Administrative Agent and the Lenders pursuant to Section 6.01(c):~~Section 2.09(d), upon the corresponding Consolidated Leverage Ratio maintained by the Parent, as determined by Administrative Agent, in its Reasonable Discretion, as of the end of the most recent Fiscal Period for which the Borrowers have furnished a Compliance Certificate to Administrative Agent and the Lenders pursuant to Section 6.01(c):

~~PRICING LEVEL (TIER)~~	~~CONSOLIDATED LEVERAGE RATIO~~	~~APPLICABLE RATE FOR EURODOLLAR RATE LOANS~~	~~APPLICABLE RATE FOR BASE RATE LOANS~~	~~APPLICABLE RATE FOR REVOLVING CREDIT COMMITMENT FEES~~
~~I~~	~~≥3.25~~	~~2.375%~~	~~0.875%~~	~~0.350%~~
~~II~~	~~≥2.75 but <3.25~~	~~1.875%~~	~~0.375%~~	~~0.350%~~
~~III~~	~~≥2.25 but <2.75~~	~~1.625%~~	~~0.125%~~	~~0.300%~~
~~IV~~	~~≥1.75 but <2.25~~	~~1.500%~~	~~0.000%~~	~~0.250%~~
~~V~~	~~≥1.25 but <1.75~~	~~1.375%~~	~~0.000%~~	~~0.200%~~
~~VI~~	~~≥0.75 but <1.25~~	~~1.250%~~	~~0.000%~~	~~0.175%~~
~~VII~~	~~<0.75~~	~~1.125%~~	~~0.000%~~	~~0.150%~~

~~; and (b) at all other times, and as included in the computation of the rate of interest for Eurodollar Rate Loans or Base Rate Loans or in the computation of Revolving Credit Commitment Fees, as the context requires and as otherwise provided in this Agreement, the applicable rate percentage per annum set forth in the grid below, each such percentage being based, subject to Section 2.09(d), upon the corresponding Consolidated Leverage Ratio maintained by the Parent, as determined by Administrative Agent, in its Reasonable Discretion, as of the end of the most recent Fiscal Period for which the Borrowers have furnished a Compliance Certificate to Administrative Agent and the Lenders pursuant to Section 6.01(c):~~

PRICING LEVEL (TIER)	CONSOLIDATED LEVERAGE RATIO	APPLICABLE RATE FOR EURODOLLAR RATE LOANS	APPLICABLE RATE FOR BASE RATE LOANS	APPLICABLE RATE FOR REVOLVING CREDIT COMMITMENT FEES
I	≥~~2.75~~2.50	~~1.875~~3.000%	~~0.375~~1.500%	~~0.350~~0.500%
II	≥ 2.25 but < ~~2.75~~2.50	~~1.625~~2.750%	~~0.125~~1.250%	~~0.300~~0.450%
III	≥1.75 but < 2.25	~~1.500~~2.500%	~~0.000~~1.000%	~~0.250~~0.350%
IV	≥ 1.25 but < 1.75	~~1.375~~2.250%	~~0.000~~0.750%	~~0.200~~0.300%
V	≥ 0.75 but < 1.25	~~1.250~~2.000%	~~0.000~~0.500%	~~0.175~~0.250%
VI	< 0.75	~~1.125~~1.750%	~~0.000~~0.250%	~~0.150~~0.200%

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period and at any time will be subject to the provisions of Section 2.09(d).

“Applicable Time”  means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers”  means, individually and collectively, Wells Fargo Securities, LLC, BNP Paribas Securities Corporation, ~~J.P. Morgan Securities LLC~~JPMorgan Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the joint lead arrangers, syndication agents and joint book runners for the transactions contemplated by the Loan Documents.

“Asset Disposition” means any Disposition permitted pursuant to Section 7.05(i) of this Agreement.

“Assignment and Assumption”  means an assignment and assumption entered into by a Lending Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Attributable Debt”  means, on any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“Australian Dollars”  means the lawful currency of Australia.

“Automatic Extension Letter of Credit”  means a Letter of Credit that has automatic extension provisions.

“Available Credit”  means, as of any date of determination, the amount by which (a) the Aggregate Revolving Credit Commitments then in effect exceeds (b) the Total Revolving Credit Outstandings as of such date.

“Available Restricted Payment Amount” means, as of any date of determination, $100,000,000 minus (i) any Legally Required Restricted Payments, minus (ii) any Restricted Payments made pursuant to Section 7.06(b)(i) minus (iii) any Restricted Payments made pursuant to Section 7.06(b)(iii), in the case of each of the clauses (i) through (iii), made during four Fiscal Periods ending as of the end of the Fiscal Period in which such date occurs. Notwithstanding the foregoing, through the Fiscal Period ending March 31, 2017, the “Available Restricted Payment Amount” shall be equal to $75,000,000 minus (x) any Legally Required Restricted Payments minus (y) any Restricted Payments made pursuant to Section 7.06(b)(i) minus (z) any Restricted Payments made pursuant to Section 7.06(b)(iii), in the case of each of clauses (x) through (z), made after June 24, 2016 and prior to the end of the Fiscal Period ending March 31, 2017.

“Availability Period” means the period from the Closing Date to the date which is five Business Days prior to the Revolving Credit Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any of the following products, services or facilities extended by any Bank Product Provider: (a) Cash Management Services extended to any Borrower (either for itself or, with the Administrative Borrower’s prior consent, for one or more of its Subsidiaries); (b) products under any Hedging Agreement entered into with any Borrower (either for itself or, with the Administrative Borrower’s prior consent, for one or more of its Subsidiaries); (c) up to $50,000,000 of letters of credit and bank guarantees (other than any Credit issued hereunder) the account party of which is any Borrower or a Subsidiary (provided that any Borrower has guaranteed or is a primary obligor with respect to such Subsidiary’s letters of credit or bank guarantees), and (d) commercial credit card, purchase card and merchant card services extended to any Borrower (either for itself or, with the Administrative Borrower’s prior consent, for one or more of its Subsidiaries); provided, however, that for any of the foregoing to be included in the term Bank Products, the applicable Bank Product Provider (other than Wells Fargo Bank, National Association) must have previously provided a Bank Product Provider Notice to Administrative Agent and the Administrative Borrower setting forth the information required clause (a)(i)(A) of the proviso to the definition of Obligations and if the applicable Bank Product Provider is Wells Fargo Bank, National Association, it must have previously provided a Bank Product Provider Notice to the Administrative Borrower setting forth the information required under clause (a)(i)(B) of the proviso to the definition of Obligations.

 “Bank Product Agreement” means any agreement governing or related to any Bank Product other than this Agreement, the Collateral Agreement or any other Loan Document.

“Bank Product Amount” has the meaning set forth in the definition of Obligations.

“Bank Product Debt” means the Indebtedness and other payment obligations of any Borrower relating to Bank Products.

“Bank Product Provider” means any Person that provides Bank Products to a Borrower or any Subsidiary to the extent that (a) such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under this Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Third Amendment Effective Date and the Bank Product was entered into on or prior to the Third Amendment Effective Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“Bank Product Provider Notice” means a notice substantially in the form of Exhibit G.

“Bank Undertaking”  means any independent undertaking of the L/C Issuer within the meaning of, and complying with the requirements of, 12 C.F.R. §7.1016 as to which the issuer’s obligation to honor depends upon the presentation of specified documents and not upon non-documentary conditions or resolution of any questions of fact or law, issued hereunder pursuant to Section 2.04.  Bank Undertakings may be issued in Dollars or an Alternative Currency as permitted by this Agreement.

“Bankruptcy Code”  means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), and the Bankruptcy Rules promulgated thereunder.

“Bankruptcy Laws”  means, collectively, (a) the Bankruptcy Code and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate”  means, for any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one percent (1.00%).  As used in this definition of “Base Rate”, “One Month LIBOR Rate” means, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded, if necessary to the nearest 1/100th of one percent (0.01%)) of (i) the rate per annum referred to as the LIBOR RATE as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by Administrative Agent on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at approximately 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve Requirement in effect on such day.  If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) will be, at Administrative Agent’s discretion (in each case, rounded, if necessary, to the nearest 1/100th of one percent (0.01%)), (1) the rate per annum at which Dollar deposits are offered to Administrative Agent in the London interbank eurodollar currency market or (2) the rate at which Dollar deposits are offered to Administrative Agent in, or by Wells Fargo to major banks in, any offshore interbank eurodollar market selected by Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to Administrative Agent in the London interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to Administrative Agent in the London interbank eurodollar currency market) at approximately 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.  Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.

“Base Rate Loan”  means a Loan that bears interest based upon the Base Rate.

“BHD” means the lawful currency of the Kingdom of Bahrain.

“Borrowing”  means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“BRL”  means the lawful currency of the Federative Republic of Brazil.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the city and state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars or as to any Base Rate Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan or Bid Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

(c)if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars”  means the lawful currency of Canada.

“Capitalized Leases”  means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), Cash or, if L/C Issuer or Swing Line Lender benefitting from such collateral will agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) Administrative Agent and (b) L/C Issuer or Swing Line Lender (as applicable).  “Cash Collateral”  will have a meaning correlative to the foregoing and will include the proceeds of such cash collateral and other credit support.

“Cash” means money, currency or a credit balance in a deposit account.

“Cash Equivalents”  means, as to any Person, any of the following: (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 360 days from the date of acquisition; (b) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers’ acceptances maturing within 180 days after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Lender or by any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000 whose short-term securities are rated at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s; (c) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) of this definition entered into with any bank meeting the qualifications specified in clause (d) of this definition; (d) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $250,000,000 and commercial paper issued by any Person incorporated in the

United States, which commercial paper is rated at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s, and in each case maturing not more than 180 days after the date of acquisition by such Person; and (e) investments made in accordance with the Parent’s investment policy as such policy is approved by the Parent’s chief financial officer from time to time and delivered to Administrative Agent on or prior to the Closing Date and promptly following any material revision to such policy.

“Change in Law”  means (a) any change arising from the enactment or enforcement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any rules, regulations, interpretations, guidelines or directives promulgated thereunder by any Governmental Authority, (b) any change arising from any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (c) the occurrence, after the date of this Agreement, of any of the following:  (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Cash Management Services” means any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“CFC” means a controlled foreign corporation under Section 957 of the Code.

“CFC Debt” means intercompany loans, Indebtedness or receivables owed or treated as owed by one or more Foreign Subsidiaries.

“Change of Control”  means any of the following occurs: (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Trustees of the CH2M HILL Retirement and Tax Deferred Savings Plan, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that a person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30.0% or more of the issued and outstanding Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of any Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) any Person, or two or more Persons acting in concert, acquires (by contract or otherwise), or will have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the Equity Interests of the Parent representing greater than 30.0% of the combined voting power of all Equity Interests of the Parent entitled to vote in the election of members of the board of directors of the Parent on a fully diluted basis (taking into account all Equity Interests that such Person or Persons have the right to acquire pursuant to any option right, or have the right to convert or convert into pursuant to any other Equity Interest or other right or interest); or (c) the failure of a majority of the seats (other than vacant seats) on the board of directors of the Parent to be occupied by persons who were approved by the board of directors of the Parent or appointed by directors so approved.

“CLP” means the lawful currency of the Republic of Chile.

“Closing Date”  means the first date on which all of the conditions precedent to the initial Credit Extension set forth in Section 4.01 and Section 4.02 are satisfied (or waived in accordance with Section 10.01).

“Code”  means the Internal Revenue Code of 1986.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the Security Agreement, dated as of the Third Amendment Effective Date, executed by the Loan Parties in favor of the Administrative Agent, for the ratable benefit of the Credit Group, which shall be in form and substance acceptable to the Administrative Agent.

“Commitment”  means, as to any Lender, such Lender’s Revolving Credit Commitment and, as to Swing Line Lender, Swing Line Lender’s Swing Line Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated”  refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Adjusted EBITDA”  means, as calculated for the Parent and its Subsidiaries on a Consolidated basis for any period, Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication), in each case calculated for such period: (i) Consolidated Interest Expense, (ii) all amounts treated as expenses for such period for depreciation and the amortization of intangibles of any kind, (iii) all Federal, state, local and foreign taxes on or measured by income accrued by the Parent and its Consolidated Subsidiaries during such period (but net of any Federal, state, local and foreign tax credits claimed by the Parent and its Consolidated Subsidiaries for such period), (iv) all expenses associated with the non-cash portion of all share-based compensation, (v) non-cash charges related to (A) restructuring, (B) asset impairment or (C) ~~non-cash estimate~~estimated project losses (including non-extraordinary items), ~~(vi~~provided, that, the amount of non-cash project losses incurred after June 24, 2016 that are attributable to Inpex and MoPac and added back pursuant to this clause (v) shall not exceed $50,000,000 in the aggregate during all Fiscal Periods beginning on or after June 25, 2016, (vi) (A) cash restructuring charges incurred during the Fiscal Year ~~ending~~ended December 31, 2014 or the Fiscal Year ~~ending~~ended December ~~31,~~25, 2015 in an aggregate amount not to exceed (~~A~~1) with respect to the Fiscal Year ~~ending~~ended December 31, 2014, $80,000,000 and (~~B~~2) with respect to the Fiscal Year ~~ending~~ended December ~~31,~~25, 2015, $40,000,000 plus an amount equal to the amount, if any, by which such cash restructuring charges in the Fiscal Year ~~ending~~ended December 31, 2014 were less than $~~80,000,000, and~~80,000,000 and (B) cash restructuring charges incurred after June 24, 2016 in an aggregate amount not to exceed $70,000,000 in the aggregate during all Fiscal Periods beginning on or after June 25, 2016, and (vii) other (A) extraordinary expenses or (B) non-recurring expenses actually paid in cash during such period in an aggregate amount not to exceed $10,000,000 in any Fiscal Year; ~~and~~ minus (b)(i) cash payments related to (A) restructuring, (B) asset impairment and (C) non-cash estimate project losses (including non-extraordinary items) for any period to the extent included in the computation of Consolidated Adjusted EBITDA pursuant to clause (a)(v) above and (ii) to the extent included in calculating Consolidated Net Income, all amounts recorded related to (A) extraordinary gains or (B) non-recurring gains~~.~~; plus (c) the amount, not to exceed $178,000,000 in the aggregate, of cash payments deducted from Consolidated Net Income pursuant to clause (b)(i) above and other amounts deducted from Consolidated Net Income pursuant to clause (b)(ii) above, in each case attributable to Inpex and MoPac, for any  Fiscal Period ending before April 1, 2017 in which such payments or other amounts are deducted from Consolidated Net Income pursuant to such clauses (b)(i) and (b)(ii), except that $78,000,000 of such payments or other amounts added back to Consolidated Net Income pursuant to this clause (c) shall be treated as having been added back during the Fiscal Period ended June 24, 2016.  Notwithstanding the foregoing, Consolidated Adjusted EBITDA shall be calculated to exclude the impact of up to $19,000,000 of the net settlement related to the West Deptford Development.

“Consolidated Adjusted EBITDAR”  means, as calculated for the Parent and its Subsidiaries on a Consolidated basis for any period, Consolidated Adjusted EBITDA for such period; plus, in computing Consolidated Adjusted EBITDA pursuant to clause (a) of such definition, Consolidated Lease Expense for such period.

“Consolidated Fixed Charge Coverage Ratio”  means, as determined as of the last day of any Fiscal Period, calculated for the Parent and its Subsidiaries on a Consolidated basis for the period consisting of the four consecutive Fiscal Periods ending on such date of determination (except as otherwise expressly noted in clause (iii) below), the ratio of (a) Consolidated Adjusted EBITDAR to (b) the sum, without duplication, of (i) Consolidated Interest Expense, (ii) Consolidated Lease Expense, (iii) the Current Portion of Consolidated Long Term Debt as of such date of determination, and (iv) cash dividends paid or accrued on (A) preferred stock and (B) at all times on or prior to December 31, 2015, any other Equity Interests.

“Consolidated Interest Expense”  means, as calculated for the Parent and its Subsidiaries on a Consolidated basis for any period, the sum of (without duplication) (a) all interest, prepayment premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including all commissions, discounts, fees and other charges under letters of credit and similar instruments and all capitalized interest) or in connection with the deferred purchase price of assets during such period, plus (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, plus (c) dividends accrued on preferred stock, to the extent that such preferred stock is treated as a liability pursuant to GAAP, plus (d) all accrued losses under interest rate Swap Contracts during such period to the extent not included in clause (a) of this definition, minus (e) all accrued gains under interest rate Swap Contracts during such period.

“Consolidated Lease Expense”  means, as calculated for the Parent and its Subsidiaries on a Consolidated basis for any period, total lease expense under all operating leases, determined in accordance with GAAP.

“Consolidated Leverage Ratio”  means, as determined as of the last day of any Fiscal Period, calculated for the Parent and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Total Funded Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the period consisting of the four consecutive Fiscal Periods ending on such date of determination.

“Consolidated Net Income”  means, as calculated for the Parent and its Subsidiaries on a Consolidated basis for any period, the sum of net income (or loss) for such period, but excluding (a) any income of any Person if such Person is not a Subsidiary, except that the Parent’s direct or indirect equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or any Subsidiary as a dividend or other distribution and (b) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary~~.~~;  provided, however, that this clause (b) solely as it relates to the Payment Prohibition will not apply in determining whether the income of Halcrow Group Limited and its consolidated Subsidiaries may be included in the calculation of Consolidated Net Income, provided that, as of any date of determination while the Payment Prohibition is in effect, no more than $50,000,000 of the income of Halcrow Group Limited and its consolidated Subsidiaries may be included in the calculation of Consolidated Net Income for any period consisting of the four consecutive Fiscal Periods ending on such date of determination.  For purposes of this definition, “Payment Prohibition” means the terms of the restructure of certain pension schemes of one or more of Halcrow Holdings Limited and its Subsidiaries that prohibit one or more of Halcrow Holdings Limited and its Subsidiaries from (i) paying any dividends, making other distributions, or repaying or prepaying any Indebtedness provided to one or more of the Halcrow Entities from time to time by any Borrower or any subsidiary of a Borrower and (ii) making loans or advances or transferring any property or assets to any Borrower or any subsidiary of a Borrower for a period of time.

 “Consolidated Subsidiary” of a Person means a Subsidiary of such Person, the results of operations and the financial position of which Subsidiary are included in the financial statements of such Person as if such Person and all of its Consolidated Subsidiaries were a single economic entity in accordance with GAAP.

“Consolidated Tangible Assets”  means, as of any date of determination, the total tangible assets of the Parent and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP.

“Consolidated Total Funded Debt” means, as of any date of determination, calculated for the Parent and its Subsidiaries on a Consolidated basis, the sum of (without duplication):  (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including all Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) all direct obligations arising under letters of credit (whether standby or commercial), bankers’ acceptances, bank guaranties and other financial guarantees, plus (c) all Attributable Debt in respect of all Capitalized Leases, plus (d) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) of this definition of Persons other than the Parent or any of its Consolidated Subsidiaries, plus (e) all obligations of such Person to purchase, redeem, retire, defease or make other similar principal payments (other than dividends) in respect of Disqualified Equity Interests in cash valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due, plus (f) all Indebtedness of the types referred to in clause (a) through (e) of this definition of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which the Parent or any of its Consolidated Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to the Parent or such Subsidiaries; provided that Consolidated Total Funded Debt will not include (without duplication) (1) Indebtedness in respect of Swap Contracts, including the Swap Termination Value thereof, (2) obligations to the extent that such obligations are indirect, contingent obligations (other than L/C Obligations and contingent obligations with respect to the undrawn face amount of any Credit) or (3) any Performance Credit, but only to the extent that the face amount of such Performance Credit is less than $20,000,000; and provided further that, with respect to each outstanding JV Letter of Credit, only the portion of the JV Letter of Credit Face Amount thereof that is recourse to the Borrowers, determined in accordance with Section 2.04(k), shall be included in the calculation of Consolidated Total Funded Debt.  For the avoidance of doubt, any amount of the face amount of each issued and outstanding Performance Credit that equals or exceeds $20,000,000 will be included in Consolidated Total Funded Debt (including the first dollar of such face amount of such Performance Credit in excess of $20,000,000).

“Contractual Obligation”  means, as to any Person, any document or other agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”  means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling”  and “Controlled”  have meanings correlative thereto.

“Control Agreement” shall mean an agreement, among a Loan Party, a depository institution or securities intermediary, and Administrative Agent, which agreement is in a form reasonably acceptable to Administrative Agent and the Administrative Borrower and which provides Administrative Agent with “control” (as such term is used in Article 8 and 9 of the UCC (as applicable)) over any deposit account or securities accounts described therein.

“Credit”  means any Letter of Credit or Bank Undertaking, including any Performance Credit.

“Credit Extension”  means each of the following: (a) a Borrowing, (b) a continuation of any Eurodollar Rate Loan (or portion thereof) into a new Eurodollar Rate Loan of a new Interest Period, (c) a conversion of any Base Rate Loan (or portion thereof) into a Eurodollar Rate Loan of a new Interest Period or the conversion of any Eurodollar Rate Loan (or portion thereof) into a Base Rate Loan or (d) an L/C Credit Extension.

“Credit Group”  means, collectively, Administrative Agent and the Lending Parties.

“Current Portion of Consolidated Long Term Debt”  means, as determined as of the last day of any Fiscal Period, calculated for the Parent and its Subsidiaries on a Consolidated basis, the aggregate principal amount of all Consolidated Total Funded Debt (other than the Obligations hereunder and other than amounts under any bank guarantees, other financial guarantees, and issued and outstanding letters of credit (whether standby or commercial), except to the extent of any drawn or funded amounts under such bank guarantees, other financial guarantees or letters of credit that have not been paid or cash-collateralized) that became due and payable during the period consisting of the four consecutive Fiscal Periods ending on such date of determination.

“Default”  means any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate”  means (a) when used with respect to Obligations other than L/C Fees, a per annum interest rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans and plus (iii) 2.0% per annum;  provided that, with respect to a Eurodollar Rate Loan, the Default Rate will be a per annum interest rate equal to the sum of (A) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (B) 2.0%; and (b) when used with respect to L/C Fees, a per annum interest rate equal to the sum of (1) the Applicable Rate plus (2) 2.0% per annum.

“Defaulting Lender”  means, subject to Section 3.07(b), any Lender that, as determined by Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless (i) such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to its performance of such funding obligations (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied and (ii) such conditions precedent shall not have been satisfied, (b) has notified the Borrowers or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless (i) such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder, promptly follows the Loan Notice therefor and states that such position is based on such Lender’s determination that a condition precedent to funding such Loan (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot been satisfied and (ii) such condition precedent cannot be satisfied), (c) has failed, within three Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any applicable Bankruptcy Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition”  means the sale, assignment, transfer, conveyance, license (other than on a non-exclusive basis), lease or other disposition (including any sale and leaseback transaction) of any property by any Person (other than such person’s own Equity Interests), including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose”  has a meaning correlative thereto.  For purposes of clarification, none of the issuance by any Person of Equity Interests in itself (or rights with respect thereto), the granting of a Lien or the assignment of cash or other property or assets to a trustee for a pension scheme or benefit plan shall ~~not~~ be deemed a Disposition by such Person.

 “Disqualified Equity Interest”  means any Equity Interest of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event (a) matures or is mandatorily redeemable in cash pursuant to a sinking fund obligation or otherwise, (b) is redeemable in cash at the option of the holder thereof, or (c) requires or mandates the purchase, redemption, retirement, defeasance or other similar payment (other than dividends) for cash, in each case on or prior to the last to occur of the Revolving Credit Maturity Date.  The term “Disqualified Equity Interest”  will also include any options, warrants or other rights that are convertible into any Disqualified Equity Interest or that are redeemable at the option of the holder, or required to be redeemed, prior to the last to occur of the Revolving Credit Maturity Date.

“Dollar”  and “$” mean lawful money of the United States.

“Dollar Equivalent”  means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward) in Dollars as determined by Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary”  means a Subsidiary incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Platform”  means an electronic system for the delivery of information (including documents), such as DXSyndicateTM, SyndTrak Online TM or Intralinks on Demand WorkspacesTM that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.

“Eligible Assignee” means any of the following: (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, (ii) in the case of an assignment of a Revolving Credit Commitment, Swing Line Lender and L/C Issuer and (iii) unless an Event of Default has occurred and is continuing (in which event the Administrative Borrower’s approval will not be required), the Administrative Borrower (each of which approvals shall not be unreasonably withheld or delayed; provided, however, that the approval of the Administrative Borrower shall be deemed to have been granted unless the Administrative Borrower objects thereto by written notice to Administrative Agent within five Business Days after having received notice thereof); provided that, notwithstanding the foregoing, “Eligible Assignee” will not include (1) any Loan Party or any Subsidiary or other Affiliate of any Loan Party or (2) any Defaulting Lender.

“Eligible Receivables”  means all trade receivables and related contract rights originated and owned by the Parent and its Subsidiaries on a Consolidated basis.

“Employee Benefit Plan”  means any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for the employees of any Person or any ERISA Affiliate of such Person.

“EMU Legislation”  means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims”  means all claims, complaints, notices or inquiries, however asserted, by any Governmental Authority or other Person alleging Environmental Liabilities.

“Environmental Laws”  means any and all Laws relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability”  means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence of or release or threatened release of any Hazardous Materials into the environment on or from any property owned or operated by any Borrower, any Subsidiary thereof or any other Loan Party or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA”  means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”  means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such Person was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro”  and “EUR”  mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate”  means for any Interest Period, with respect to a Eurodollar Rate Loan, a rate per annum (rounded, as necessary, to the nearest 1/100th of one percent (0.01%) obtained by dividing (a):

(i)          with respect to a Eurodollar Rate Loan denominated in Dollars, the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period by reference to the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) “Interest Settlement Rates” for deposits in Dollars as set forth by any service (including Bloomberg, Reuters and Thomson Financial) selected by Administrative Agent that has been nominated by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as an authorized information vendor for the purpose of displaying such rates, in each case in an amount approximately equal to the principal amount to which such Interest Period applies (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, then “Eurodollar Rate” will be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in

Dollars in an amount approximately equal to the principal amount to which such Interest Period applies (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period are offered for such Interest Period by Wells Fargo to major banks in the London interbank offered market in London, England at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period;

(ii)         with respect to a Eurodollar Rate Loan in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”) as published by Reuters (or other commercially available source providing such interest rate quotations as designated by the Administrative Agent from time to time) at approximately 10:15 a.m., Toronto time, two Business Days prior to the commencement of such Interest Period, for Canadian Dollars bankers’ acceptances with a term equivalent to such Interest Period, or if such rate is not available at such time for any reason, then “CDOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the arithmetic mean of the rates per annum quoted at approximately 10:15 a.m., Toronto time, two Business Days prior to the commencement of such Interest Period, by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers’ acceptances with a term equivalent to such Interest Period (it being understood that no adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this clause (ii) are based and the number of days in a year on the basis of which interest is calculated in the Agreement);

(iii)        with respect to a Eurodollar Rate Loan in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Rate or the successor thereto as approved by the Administrative Agent (“BBSY”) as published by Reuters (or other commercially available source providing BBSY quotations as may be designated by the Administrative Agent from time to time) at approximately 10:30 a.m., Sydney time, two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent), for deposits in Australian Dollars with a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closest to such Interest Period), or if such rate is not available at such time for any reason, then “BBSY” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the arithmetic mean of the rates per annum quoted at approximately 10:30 a.m., Sydney time, two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) by at least two reference banks that are leading banks in the Australian interbank market as the rates at which they are offering deposits in Australian Dollars with a term equivalent to such Interest Period in the Australian interbank market;

(iv)        with respect to a Eurodollar Rate Loan in Hong Kong Dollars, the rate per annum equal to the Hong Kong Interbank Offered Rate (“HIBOR”) as published by Reuters (or other commercially available source providing such interest rate quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., Hong Kong time, two Business Days prior to the commencement of such Interest Period, for deposits in Hong Kong Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or if such rate is not available at such time for any reason, then “HIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the arithmetic mean of the rates per annum quoted at approximately 11:00 a.m., Hong Kong time, two Business Days prior to the commencement of such Interest Period by at least three leading banks in the Hong Kong interbank market as the rate at which they are offering deposits in Hong Kong Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in the Hong Kong interbank market;

(v)         with respect to a Eurodollar Rate Loan in Singapore Dollars, the rate per annum equal to the Singapore Interbank Offered Rate (“SIBOR”) as published by Reuters (or other commercially available source providing such interest rate quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., Singapore time, two Business Days prior to the commencement of such Interest Period, for deposits in Singapore Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or if such rate is not available at such time for any reason, then “SIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the arithmetic mean of the rates per annum the rates quoted at approximately 11:00 a.m., Singapore time, two Business Days prior to the commencement of such Interest Period by at least three leading banks in the Singapore interbank market, for the offering of deposits in Singapore Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in the Singapore interbank market;

(vi)         with respect to a Eurodollar Rate Loan denominated in an Alternative Currency (other than Canadian Dollars, Australian Dollars, Hong Kong Dollars, Singapore Dollars), the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period by reference to the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) “Interest Settlement Rates” for deposits in the applicable Alternative Currency as set forth by any service (including Bloomberg, Reuters and Thomson Financial) selected by Administrative Agent that has been nominated by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as an authorized information vendor for the purpose of displaying such rates, in each case in an amount approximately equal to the principal amount to which such Interest Period applies (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, then “Eurodollar Rate” will be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in the applicable Alternative Currency in an amount approximately equal to the principal amount to which such Interest Period applies (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period are offered for such Interest Period by Wells Fargo to major banks in the London interbank offered market in London, England at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period;

by (b) one minus the Reserve Requirement in effect on such date.

Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.  Notwithstanding the foregoing, if the Eurodollar Rate for any Interest Period shall be less than zero, the Eurodollar Rate for such Interest Period shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan”  means a Loan that bears interest based upon the Eurodollar Rate.

“Event of Default”  has the meaning given such term in Section 8.01.

“Exchange Act”  means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means (a) any Foreign Holding Company, (b) any Domestic Subsidiary of a Foreign Subsidiary, (c) any Foreign Subsidiary, (d) any Subsidiary that is prohibited by applicable Law or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received), (e) any bankruptcy remote special purpose receivables entity designated by Parent and permitted hereunder, (f) any Subsidiary that is prohibited by such Subsidiary’s Organizational Documents or contract from guaranteeing the Obligations to the extent

(i) such restriction was existing on the Third Amendment Effective Date or on the date on which the applicable Person becomes a direct or indirect Subsidiary of the Parent (and not created in contemplation of such Person becoming a Subsidiary of the Parent) or (ii) solely with respect to non-wholly owned Subsidiaries, such restriction was added or incorporated in the Organizational Documents of such Subsidiary or contract as a result of good faith negotiations concerning such Subsidiary among the Parent (or any Affiliate of the Parent), the joint venture partners or Equity Interest holders or clients and (g) in the case of any obligation under any hedging arrangement that constitutes a “swap” within the meaning of section 1(a)(947) of the Commodity Exchange Act, any Subsidiary of the Parent that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act.

 “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to Administrative Agent, any Lending Party or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any other Loan Party hereunder or under any Loan Document, (a) any taxes imposed on or measured by its overall net income (however denominated) and any franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lending Party, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower or any other Loan Party is located; (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lending Party that has failed to comply with ~~clause (A) of~~ Section 3.01(e)~~(ii)~~; ~~and~~ (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 3.08, any withholding tax that is (i) imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with ~~clause (B) of~~ Section 3.01(e)~~(ii)~~, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers or such other Loan Party with respect to such withholding tax pursuant to Section 3.01(a); and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Lenders”  has the meaning given such term in Recital A.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate”  means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business

Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day will be the average rate (rounded, if necessary, to a whole multiple of one one-hundredth of one percent (0.01%)) charged to Wells Fargo on such day on such transactions as determined by Administrative Agent.

“Fee Letters”  means, collectively, (i) the letter agreement, dated March 4, 2014, between the Borrowers, the Administrative Agent and Wells Fargo Securities, LLC, in its capacity as the “left lead” Arranger and (ii) the letter agreement, dated March 4, 2014, between the Borrowers and each Arranger (other than Wells Fargo Securities, LLC), in each case regarding certain fees to be paid by the Borrowers in connection with the transactions contemplated by the Loan Documents.

“Fiscal Period” means, as of any date of determination with respect to the Parent or any Subsidiary thereof, each fiscal quarter of the Parent ending (i) on March 31, June 30, September 30 and December 31 of each applicable Fiscal Year through and including the Fiscal Year ended on December 31, 2014, and (ii) on the last Friday of March, June, September and December of each applicable Fiscal Year thereafter.

“Fiscal Year” means each fiscal year of the Parent ending (i) on December 31 of each calendar year through and including December 31, 2014, and (ii) on the last Friday of December of each calendar year thereafter.

“Foreign Holding Company” means a Domestic Subsidiary all or substantially all of the assets of which are comprised of Equity Interests in one or more Foreign Subsidiaries or CFC Debt.

“Foreign Indebtedness”  has the meaning given such term in Section 7.03(n).

“Foreign Lender”  means any Lending Party that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia will be deemed to constitute a single jurisdiction.

“Foreign Subsidiary”  means any Subsidiary that is not a Domestic Subsidiary.

“FRB”  means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure”  means, at any time there is a Defaulting Lender, (a) with respect to L/C Issuer, such Defaulting Lender’s Percentage Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Percentage Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund”  means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“FY2015” means the Fiscal Year ending on the last Friday in December 2015.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority”  means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations”  has the meaning given such term in Section 10.15(a).

“Guarantor Subordinated Indebtedness”  has the meaning given such term in Section 10.15(j).

“Guarantor Subordinated Indebtedness Payments”  has the meaning given such term in Section 10.15(j).

“Guarantors”  means, collectively, (a) each Subsidiary Guarantor that is a party to this Agreement for purposes of Section 10.15 (including each Domestic Subsidiary that at a date subsequent to the Closing Date executes a Joinder Agreement pursuant to Section 6.12 in order to become a Subsidiary Guarantor hereunder for purposes of Section 10.15 following the date hereof) and (b) each other Person who, at a date subsequent to the Closing Date, becomes a guarantor of all or any portion of the Obligations hereunder and under the other Loan Documents.  ~~Unless Administrative Agent and the Borrowers otherwise expressly agree in advance in writing that a particular Foreign Subsidiary will become a Guarantor, no Foreign Subsidiary will be a Guarantor.~~

 “Guaranty” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other financial obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other financial obligation of the payment or performance of such Indebtedness or other financial obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other financial obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other financial obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), and will include the guaranty set forth in Section 10.15.  The amount of any Guaranty will be deemed to be the amount recognized as a guaranty and shown on the guaranteeing Person’s financial statements in accordance with GAAP provided that if such financial statements of the guaranteeing Person are not reasonably available to Administrative Agent at its reasonable request, the amount of such Guaranty will be deemed to be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee”  as a verb has a corresponding meaning.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements. For the purposes of this Agreement and the other Loan Documents, references to Swap Contracts shall include Hedging Agreements.

 “Hong Kong Dollars”  means the lawful currency of Hong Kong, a special administrative region of the People’s Republic of China.

“Honor Date”  means, with respect to any Letter of Credit, the date of any payment by L/C Issuer in respect of any draw thereunder.

“Incremental Term Loan”  has the meaning given such term in Section 2.15.

“Indebtedness”  means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties and other similar financial guarantees; (c) the Swap Termination Value under all Swap Contracts to which such Person is a party; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness (i) will have been assumed by such Person or (ii) unless such indebtedness is nonrecourse as described in clause (i) below, is limited in recourse; (f) all Attributable Debt in respect of all Capitalized Leases and Synthetic Lease Obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or make other similar principal payments (other than dividends) in respect of Disqualified Equity Interests in cash valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due; (h) all Guarantees of such Person in respect of any of the foregoing; and (i) the Indebtedness of any Person will include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  Notwithstanding the foregoing, for all purposes hereof, the Indebtedness of any Person will not include obligations in respect of operating leases, as determined by GAAP.

“Indemnified Taxes”  means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitees”  means, collectively, Administrative Agent (and any sub-agent thereof), each Arranger, each Lending Party and each Related Party of any of the foregoing Persons.

“Inpex” means the fixed-price EPC project to engineer, procure, construct and start-up a combined cycle power plant in Australia, which will supply power to a large liquefied natural gas facility, being undertaken by Parent through a consolidated joint venture partnership with an Australian construction contractor.

“INR” means the lawful currency of the Republic of India.

“Insolvency Proceeding”  means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (a) and (b) undertaken under Federal, state or foreign Law, including the Bankruptcy Code.

“Interest Payment Date”  means (a) with respect to (i) a Eurodollar Rate Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurodollar Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (ii) a Base Rate Loan (other than a Swing Line Loan), the last Business Day of each calendar quarter, and (iii) a Swing Line Loan, the last Business Day of each calendar month; and (b) in the case of Revolving Credit Loans and Swing Line Loans, the Revolving Credit Maturity Date.

“Interest Period”  means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in their related Loan Notice; provided that (a) any Interest Period that would otherwise end on a day that is not a Business Day will be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period for any Revolving Credit Loan will extend beyond the Revolving Credit Stated Maturity Date.

~~“Interim Period” means the period from January 1, 2015 through the earlier of (i) achievement of the Target Preferred Equity Offering, and (ii) the end of FY2015.~~

“Investigation”  means a formal investigation or a formal inquiry by a Governmental Authority in respect of which any Loan Party has received an official written notice or similar communication that such Governmental Authority has sufficient cause to institute, and has instituted, such an investigation or inquiry into the acts or business practices of such Loan Party or any of its Subsidiaries in order to determine (a) whether such acts or business practices constitute a violation of applicable Law and (b) if so, whether civil or criminal proceedings should be instituted against such Loan Party or any such Subsidiary as a result of such violation, which civil or criminal proceedings, if adversely determined and viewed in light of all relevant circumstances, would cause a Material Adverse Change.

“Investment”  means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or limited liability company interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, or all or a substantial part of the business of, such Person.  For purposes of covenant compliance hereunder, the amount of any Investment will be the original principal or capital amount thereof without adjustment for subsequent increases or decreases in the value of such Investment, and will, if made by the transfer or exchange of Property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value (as reasonably determined in good faith by the Administrative Borrower) of such Property.  For purposes of determining the amount of additional Investments made after the ~~Closing~~Third Amendment Effective Date under Section 7.02(i), the amount of additional Investments made thereunder will equal (i) the amount of such Investments determined according to the immediately preceding sentence minus (ii) any reductions in such Investments resulting from (A) repurchases, redemptions or other acquisitions or retirements of such Investments, proceeds realized upon the sale or other disposition to a Person other than the Borrowers and any of their respective Subsidiaries of such Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to any of the Borrowers and their respective Subsidiaries, or (B) the subsequent reclassification of such Investment to an Investment under Section 7.02(b) as a result of a Permitted Acquisition.

 “IRS” means the United States Internal Revenue Service.

“ISP”  means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” (exclusive of Rule 3.14 thereof) published by the Institute of International Banking Law & Practice (or, if L/C Issuer agrees at the time of issuance, such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents”  means, with respect to any Credit, the L/C Application relating thereto and any other document entered into by L/C Issuer and any Borrower as applicant or its permitted designee or otherwise delivered by such Borrower or its permitted designee to or for the benefit of L/C Issuer, in each case relating to such Credit.

“Issuer Sublimit”  means with respect to each L/C Issuer on the ~~Closing~~Third Amendment Effective Date, an amount equal to the amount set forth opposite the name of such L/C Issuer on Schedule 2.03, as such amount may be changed after the ~~Closing~~Third Amendment Effective Date in a written agreement between the Administrative Borrower and such L/C Issuer (which such agreement shall be promptly delivered to the Administrative Agent upon execution) and (b) with respect to any Lender becoming a L/C Issuer after the ~~Closing~~Third Amendment Effective Date, such amount as may be separately agreed in writing between such L/C Issuer and the Administrative Borrower from time to time (which such agreement shall be promptly delivered to the Administrative Agent upon execution), provided that the Issuer Sublimit with respect to any Person that ceases to be an L/C Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“Joinder Agreement”  means an agreement entered into by a Subsidiary of the Parent following the date hereof to join in the Guaranty set forth in Section 10.15, in substantially the form of Exhibit C or any other form approved by Administrative Agent.

“Joint Venture” of a Person means a joint venture, partnership, alliance, consortium or similar arrangement formed for the purpose of performing a single Project or series of related Projects, whether in corporate, partnership or other legal form in which, such Person directly, or indirectly through one or more intermediaries, or both, participates; provided that, as to any such arrangement in corporate form, such corporation shall not be considered to be a Joint Venture of such Person if such corporation is a Subsidiary of such Person.

“JV Letter of Credit” has the meaning given such term in Section 2.04(k).

“JV Letter of Credit Face Amount” has the meaning given such term in Section 2.04(k).

“KWD” means the lawful currency of the State of Kuwait.

“Laws”  means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, concessions, grants, franchises, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means a Lender’s funding of its participation in an L/C Borrowing in accordance with its Percentage Share.

“L/C Application”  means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by L/C Issuer.

“L/C Borrowing”  means an extension of credit resulting from a drawing under any Credit that has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension”  means, with respect to any Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Expiration Date”  means the day that is five Business Days prior to the Revolving Credit Stated Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee”  has the meaning given such term in Section 2.04(h).

“L/C Issuer”  means, Wells Fargo or any other Lender designated from time to time by the Administrative Borrower (and agreed to by such Lender), on behalf of the Borrower, in such Lender’s separate capacity as the issuer of Credits hereunder, or any successor issuer of Credits hereunder.

“L/C Obligations”  means, at any time, the sum of (a) the aggregate amount available to be drawn under all outstanding Credits and (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Credit, the amount of such Credit will be determined in accordance with Section 1.02(j).

“L/C Sublimit”  means an amount equal to $~~750,000,000~~500,000,000;  provided that not more than $250,000,000 of such L/C Sublimit may be used for the issuance of financial letters of credit.  The L/C Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Legally Required Restricted Payments” means the repurchases of the Parent’s common stock to the extent such repurchase is required by Law or the Parent’s benefits plans as in effect on the Closing Date.

“Lender”  means, collectively, (a) ~~initially~~as of the Third Amendment Effective Date, each Lender designated on Schedule 2.02 as a “Lender” and (b) each Lender that assumes a Revolving Credit Commitment pursuant to an Assignment and Assumption or pursuant to the applicable Additional Commitment Documentation or which otherwise holds a Revolving Credit Commitment, a Revolving Credit Loan, a risk participation in a Swing Line Loan or a participation in a Credit or a L/C Borrowing.  In the event that any Lender, pursuant to Section 2.03(h), utilizes a branch or Affiliate to make a Loan, the term “Lender” shall include any such branch or Affiliate with respect to such Loan.

“Lending Office”  means, as to any Lender, the office or offices, branches or Affiliates of such Lender described as such in such Lender’s Administrative Detail Form, or such other office or offices as a Lender may from time to time notify the Borrowers, Administrative Agent and Lending Parties.

“Lending Parties”  means, collectively, Lenders, Swing Line Lender and L/C Issuer.

“Letter of Credit”  means any standby and commercial letter of credit issued hereunder (and will include financial letters of credit and Performance Credits if issued as a standby letter of credit and JV Letters of Credit).

“Lien”  means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property); provided that, a “Lien” shall not include the assignment of cash or other property or assets to a trustee for a pension scheme or benefit plan.

“Loan”  means any Revolving Credit Loan or Swing Line Loan.

“Loan Documents”  means this Agreement, the Credits and related Issuer Documents, the Security Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16, the Fee Letters, any Note and any and all other agreements, documents and instruments executed and/or delivered (and, if not executed and only delivered, identified as a Loan Document) by any Loan Party to Administrative Agent or any Lending Party or their respective authorized designee evidencing or otherwise relating to the Loans or the L/C Borrowings made or issued hereunder. Notwithstanding anything to the contrary herein, a Loan Document shall not include any Bank Product Agreement.

“Loan Notice”  means a notice, pursuant to Section 2.03(a), of (a) a borrowing of Loans, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, which notice, if in writing, will be substantially in the form of Exhibit D.

“Loan Parties”  means, collectively, all Borrowers and all Guarantors.

“Material Adverse Change”  means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Parent and its Subsidiaries taken as a whole to perform their respective obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party against the Parent and its Subsidiaries taken as a whole, or the rights and remedies of Administrative Agent or any Lending Party under or in respect of any Loan Document.

“Material Adverse Effect” means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Parent and its Subsidiaries taken as a whole to perform their respective obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party against the Parent and its Subsidiaries taken as a whole or the rights and remedies of Administrative Agent or any Lending Party under or in respect of any Loan Document.

 “Material Subsidiary” means, as of any date, each ~~direct or indirect wholly owned~~ Subsidiary of the Parent whose gross ~~revenues~~revenue, taken on a Consolidated basis with its Subsidiaries, for the ~~preceding Fiscal Year, calculated as of the end of such Fiscal Year, were greater than~~

~~$200,000,000.~~Fiscal Year most recently ended for which the Parent has delivered financial statements pursuant to Section 6.01(a) was more than the greater of (a) $200,000,000 and (b) 3.75% of the Consolidated gross revenue of the Parent and its Subsidiaries for such Fiscal Year.

“Middle East” means one or more of countries or states commonly known as Bahrain, Cyprus, Egypt, Iraq, Israel, Jordan, Kuwait, Lebanon, Northern Cyprus, Oman, Qatar, Saudi Arabia, Turkey, and United Arab Emirates.

“Middle East Letters of Credit” means any letters of credit or bank undertakings issued by any bank or other issuer of letters of credit or bank undertakings to support operations and projects of the Loan Parties or their Subsidiaries in the Middle East.

“Minimum Liquidity” means, as of any date of determination, an amount equal to the sum of (a) the aggregate unrestricted cash and Cash Equivalents held by the Parent and its Subsidiaries as of such date plus (b) the aggregate Available Credit as of such date to the extent available to the Borrowers.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MoPac” means the fixed-price contract to design and construct roadway improvements on the MoPac Expressway in Austin, Texas.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property constituting Collateral now or hereafter owned by any Loan Party, in each case, in form and substance reasonably satisfactory to Administrative Agent and executed by such Loan Party in favor of Administrative Agent, for the benefit of each of the Secured Parties.

“Multiemployer Plan”  means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan”  means a Plan which has two or more contributing sponsors (including the Parent or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“National Currency Unit”  means a fraction or multiple of one Euro expressed in units of the former national currency of a Participating Member State.

“NOK” means the lawful currency of the Kingdom of Norway.

“Note” means any promissory note executed by the Borrowers in favor of a Lender pursuant to Section 2.12 in substantially the form of Exhibit E.

“Obligations”  means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Credits, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding~~.~~;  provided, however, that: (a) solely for purposes of a distribution under Section 8.04 with respect to the Collateral, the sharing thereof or the payments from proceeds of the Collateral, the term Obligations shall (i) include all Bank Product Debt (with fees, premiums and scheduled periodic payments under Bank Products being equated to accrued and unpaid interest on the Loans, and any breakage or termination payments due under Bank Products being equated to unpaid principal of the Loans) in respect of which (A) the applicable Bank Product Provider (other than Wells Fargo Bank, National Association) before such distribution provides a Bank Product Provider Notice to the Administrative Agent and the Administrative Borrower which sets forth the following information: (1) the existence of such Bank Product and (2) the maximum Dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”) and (B) Wells Fargo Bank, National Association, if it is the applicable Bank Product Provider, before such distribution provides a Bank Product Provider Notice to the Administrative Borrower which sets forth the Bank Product Amount and (ii) exclude any Bank Product Debt established from and after the time that the Lenders have received written notice from the Administrative Borrower or the Administrative Agent that an Event of Default exists, until such Event of Default has been waived in accordance with Section 8.01, and (b) in no event shall the term Obligations include any (i) Excluded Swap Obligations or (ii) Bank Product Debt that is excluded from definition of Obligations pursuant to clause (a)(ii) of this proviso.  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent (which notice to the Administrative Agent shall not be required if Wells Fargo Bank, National Association is the Bank Product Provider giving the notice) and the Administrative Borrower by the Bank Product Provider.  The Administrative Agent shall use the last Bank Product Amount reported to it before a distribution under Section 8.04 to determine the amount of the related Bank Product Debt for purposes of clause (a) above.  The Administrative Agent shall have no obligation to verify any Bank Product Amount reported to it and may rely solely upon written notice of such amount (setting forth a reasonably detailed calculation thereof) from the applicable Bank Product Provider.  In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the Bank Product Amount last reported to the Administrative Agent under the terms of this definition.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OMR”  means the lawful currency of the Sultanate of Oman.

“Organizational Documents”  means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Original Credit Agreement”  means the Amended and Restated Credit Agreement dated as of April 19, 2012, as amended, modified or supplemented from time to time, among the Borrowers, Subsidiary Guarantors party thereto, the Existing Lenders and Wells Fargo as an issuing bank, as the swing line lender and as administrative agent on behalf of the Existing Lenders.

“Original Credit Documents”  has the meaning given such term in Recital B.

“Other Taxes”  means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount”  means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts; provided, that the Outstanding Amount of JV Letters of Credit shall be calculated based on the JV Letter of Credit Face Amount.

“Parent”  has the meaning given such term in the preamble.

“Participant”  means any Person other than a natural person, any Borrower or any of any Borrower’s Affiliates.

“Participating Member State”  means each country so described in any EMU Legislation.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC”  means the Pension Benefit Guaranty Corporation.

“PEN” means the lawful currency of the Republic of Peru.

“Pension Act”  means the Pension Protection Act of 2006.

“Pension Funding Rules”  means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan”  means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Parent and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Percentage Share”  means as to any Lender at any time, the percentage (expressed as a decimal carried out to the ninth decimal place) of the Aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 3.07;  provided that, if the commitment of each Lender to make Revolving Credit Loans and the obligation of any L/C Issuer to issue L/C Credit Extensions have been terminated pursuant to Section 8.03 or if the Aggregate Revolving Credit Commitments have expired, then the Percentage Share of each Lender will be determined based upon such Lender’s Percentage Share most recently in effect, giving effect to any subsequent assignments.  The ~~initial~~ Percentage Share of each Lender as of the Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.02 or in the Assignment and Assumption or pursuant to the applicable Additional Commitment Documentation pursuant to which such Lender became a party hereto, as applicable.

“Performance Credit”  means a standby letter of credit or Bank Undertaking used directly or indirectly to cover bid, performance, advance and retention obligations in support of the Borrowers’ work program.

“Permitted Acquisition”  means any Acquisition that meets the following conditions:

(a)such proposed Acquisition only involves assets or businesses comprising a business, or those assets of a business, substantially of the type engaged in by the Borrowers as of the date of this Agreement (or reasonably related thereto);

(b)such proposed Acquisition will be consensual and be approved by (i) the Target’s board of directors (or by the Target’s board or members of managers or other applicable managing body if Target is not a corporation) and (ii) to the extent required by applicable Law, the holders of the Equity Interests in the Target;

(c)no Default or Event of Default will have occurred and be continuing or result from the consummation of such proposed Acquisition;

(d)prior to the closing and consummation of such proposed Acquisition for which cash consideration exceeds $50,000,000, (i) the Parent will deliver to Administrative Agent pro forma Consolidated financial statements for the Parent and its Subsidiaries, including the Target, in form satisfactory to Administrative Agent, in its Reasonable Discretion, (ii) after giving effect to such proposed Acquisition, the Borrowers will be in compliance with the financial covenants set forth in Section 7.14 on a pro forma basis, (iii) the Consolidated Leverage Ratio, as calculated as of the last day of the most recently ended Fiscal Period of the Parent for which the Parent has delivered to Administrative Agent a Compliance Certificate pursuant to Section 6.01(c) along with the accompanying audited Consolidated financial statements pursuant to Section 6.01(a) or unaudited Consolidated financial statements pursuant to Section 6.01(b), as applicable, but after giving pro forma effect to such proposed Acquisition, will not exceed 2.75 to 1.00; provided; however, such threshold shall be increased to 3.00 to 1.00 in connection with any Qualified Acquisition, (iv) any secured Indebtedness to be assumed by any Loan Party or any Subsidiary thereof upon the consummation of such proposed Acquisition shall be permitted pursuant to Section 7.03 (and the Liens related thereto shall be Permitted Liens), and (v) Administrative Borrower will deliver to Administrative Agent a certificate of a Responsible Officer certifying as to the matters set forth in clause (d) above of this definition and in subclauses (ii) through (iv) of this clause (e);

(e)the business and assets of the Target will be free and clear of Liens, except Liens permitted pursuant to Section 7.01; and

(f)the proposed Acquisition will be undertaken and consummated in accordance and in compliance in all material respects with all applicable Laws and, to the extent applicable, all necessary and appropriate authorizations, permits, consents and approvals, including Hart-Scott-Rodino antitrust notification and clearance, will have been received from Governmental Authorities and third parties (including in respect of material agreements to be assumed under relevant purchase document).

“Permitted Encumbrances”  means (a) any cash collateral or other credit support provided to L/C Issuer in respect of a Defaulting Lender pursuant to clauses (D) or (E) of Section 2.04(a)(iv) and (~~c~~b) any cash collateral or other credit support provided to Swing Line Lender in respect of a Defaulting Lender pursuant to clause (C) of Section 2.05(b).

“Permitted Liens”  has the meaning set forth in Section 7.01.

“Permitted Receivables Financing”  means the sale of, or transfer of interests in, ~~Program~~Eligible Receivables to special purpose trusts or corporations which are not Affiliates of the Loan Parties in exchange for consideration equal to the fair market value ~~of such Program~~(as reasonably determined in good faith by the Administrative Borrower) of such Eligible Receivables (i.e., a “true sale”) (provided that not less than 95% of such consideration will be in the form of cash); provided that (a) such transaction does not constitute and could not reasonably be expected to result in a Default or Event of Default and (b) ~~the Permitted Receivables Financing~~such transaction will not contain terms and conditions providing for recourse to any Loan Party or any of their Subsidiaries in the event of any failure to collect on any Program Receivables (other than customary indemnities and expense reimbursement provisions and recourse for falsity of representations and warranties or breach of covenants).

 “Person”  means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”  means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent or any ERISA Affiliate or any such Plan to which the Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“PLN”  means the lawful currency of the Republic of Poland.

“preferred stock” means, with respect to any Person, an Equity Interest of any class or classes (however designated) of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital stock (or ownership or profits interest in) of such Person of any other class.

“Prime Rate”  means the per annum rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “Prime Rate,” such rate being the rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its “Prime Rate,” with the understanding that Wells Fargo’s “Prime Rate” is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Wells Fargo’s “Prime Rate” is not intended to be the lowest rate of interest charged by Wells Fargo in connection with extensions of credit to borrowers. Any change in Wells Fargo’s “Prime Rate” as announced by Wells Fargo will take effect at the opening of business on the day specified in the public announcement of such change.

“Program Receivables”  means all Eligible Receivables sold pursuant to a Permitted Receivables Financing.

“Project”  means each contractual arrangement between a client and the Parent or a Subsidiary for the performance of services (including design, engineering, procurement, construction program management and any other services that the Parent or a Subsidiary provides to its clients in the ordinary course of business).

“QAR” means the lawful currency of the State of Qatar.

“Qualified Acquisition” means any acquisition that meets the following conditions:

(b)the aggregate consideration (including Cash, equity, earn-out obligations, deferred compensation, non-competition arrangements and the amount of Indebtedness and other liabilities incurred or assumed by the Loan Parties and their Subsidiaries) paid by the Loan Parties and their

Subsidiaries in connection therewith is equal to or greater than $75,000,000;

(c)the Consolidated Leverage Ratio shall be less than or equal to 3.00 to 1.00 as of the closing of such acquisition after giving pro forma effect to such acquisition; and

(d)the Loan Parties shall have Minimum Liquidity of not less than $100,000,000 after giving pro forma effect to such acquisition.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Reasonable Discretion”  means, as to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Record”  means information that is inscribed on a tangible medium or which is stored on an electronic or other medium and is retrievable in perceived form.

“Register”  means a register for the recordation of the names and addresses of Lenders and, as applicable, the Commitments of, and Outstanding Amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time.

“Related Parties”  means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates, and specifically includes, in the case of(a) Wells Fargo, Wells Fargo in its separate capacities as Administrative Agent, as Swing Line Lender and as a L/C Issuer, and (b) Wells Fargo Securities, LLC, in its capacity as the “left lead” Arranger.

“Replacement Lender”  has the meaning given such term in Section 3.08(a)(ii).

“Reportable Event”  means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension”  means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, an L/C Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders”  means (a) at any time that the Aggregate Revolving Credit Commitments are in effect, Lenders holding in excess of 50.0% of the Aggregate Revolving Credit Commitments; (b) at any time that any Loans are outstanding but the Aggregate Revolving Credit Commitments have been terminated, Lenders holding in excess of 50.0% of the aggregate Outstanding Amount of the Loans; and (c) at any time on or prior to the Closing Date and the funding or issuance of the initial Credit Extension hereunder, Lenders holding in excess of 50.0% of the Aggregate Revolving Credit Commitments; provided that without limiting the foregoing, in the event there are two or more Lenders, “Required Lenders” must be comprised of at least two Lenders; and provided, further, that the Revolving Credit Commitment held or deemed held by any Lender determined by Administrative Agent to be a Defaulting Lender will be excluded for purposes of making a determination of Required Lenders; and provided, further, that the Loans held or deemed held by any Lender determined by Administrative Agent to be a Defaulting Lender pursuant to clauses (b) or (c) of the definition of “Defaulting Lender” will be excluded for purposes of making a determination of Required Lenders.

“Reserve Requirement” means the stated maximum rate (rounded, as necessary, to the nearest 1/100th of one percent (0.01%)), as in effect on any date of determination of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D) of the FRB as in effect on such day, whether or not applicable to any Lending Party.

“Responsible Officer”  means (a) in connection with any Request for Credit Extension to be delivered hereunder, the chief executive officer, president, chief financial officer, treasurer or controller of the Administrative Borrower; (b) with respect to the Parent in connection with any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivery by any Borrower hereunder or under any other Loan Document, the chief financial officer, treasurer, controller or other officer having primary responsibility for the financial affairs of such Person; and (c) otherwise, with respect to any Borrower or any other Loan Party, the chief executive officer, president, chief operating officer, chief financial officer, treasurer or controller of such Person.

“Restricted Payment”  means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interest of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Equity Interest or on account of any return of capital to any holder of any such Person’s Equity Interests, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person, and (d) with respect to the foregoing clauses (a) through (c) of this definition, any transaction that has a substantially similar effect.

“Revaluation Date”  means with respect to any Loan, each of the following: (a) each date of the funding of a Eurodollar Rate Loan hereunder denominated in an Alternative Currency, (b) each date of an amendment or modification of any such Loan having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any prepayment or repayment of any Loan denominated in an Alternative Currency, (d) the first Business Day of each calendar month and (e) such additional dates as Administrative Agent or the Required Lenders will reasonably determine in accordance with the provisions of this Agreement.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each Lender pursuant to Section 2.02(a).

“Revolving Credit Commitment” means, as to each Lender at any time, its obligation to do the following pursuant to the terms hereof:  (a) make Revolving Credit Loans to the Borrowers; (b) purchase participations in L/C Obligations; and (c) purchase participations in Swing Line Loans; all in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.02 or in the Assignment and Assumption pursuant to which such Lender became a party hereto or pursuant to the applicable Additional Commitment Documentation, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Commitment Fee” has the meaning given such term in Section 2.10(a).

“Revolving Credit Loan”  has the meaning given such term in Section 2.02(a).

“Revolving Credit Maturity Date”  means the earliest of (a) the Revolving Credit Stated Maturity Date, (b) the date of the termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.07 and (c) the date of the termination of the Aggregate Revolving Credit Commitments and of the obligation of L/C Issuer to make L/C Credit Extensions and the acceleration of the Revolving Credit Loans pursuant to Section 8.03.

“Revolving Credit Stated Maturity Date”  means March 28, 2019.

“RON”  means the lawful currency of Romania.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

 “SAR”  means the lawful currency of the Kingdom of Saudi Arabia.

“SEC”  means the Securities Exchange Commission and any successor thereto.

 “Secured Obligations” means, collectively, (a) the Obligations, (b) the Guaranteed Obligations and (c) for purposes of the Guaranty set forth in Section 10.15(a), the liability set forth in Section 10.16(a), the Security Documents and all provisions under the other Loan Documents relating to the Collateral, the sharing thereof or the payments from proceeds of the Collateral, all Bank Product Debt; provided, however, in no event shall the term Secured Obligations include (i) any Excluded Swap Obligations or (ii) any Bank Product Debt that is excluded from definition of Obligations pursuant to clause (a)(ii) of the proviso thereto.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, and the Bank Product Providers.

“Security Documents” means the collective reference to the Collateral Agreement, the Control Agreements, the Mortgages, and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in any property or assets securing the Secured Obligations.

 “Second Amendment Effective Date” means March 30, 2015.

“Significant Subsidiary” has the meaning given such term in Article VII.

“Singapore Dollars”  means the lawful currency of Republic of Singapore.

“Solvent”  means, as to any Person at any time, that (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person’s liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act or any similar state statute applicable to the Parent or any Subsidiary thereof; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage.

“Specified EBITDA Add-backs” means, as calculated for any period, the aggregate amount added to Consolidated Net Income in determining Consolidated Adjusted EBITDA for such period pursuant to clauses (a)(v)(C) (to the extent arising from non-cash project losses attributable to Inpex and MoPac), (a)(vi)(B) and (c) of the definition of “Consolidated Adjusted EBITDA”.

“Specified Lender” means, at any time, any Lender (a) that has requested compensation under Section 3.04 and has not rescinded such request within five Business Days of the making thereof; (b) to whom any Borrower must pay an additional amount (or on whose behalf any Borrower must pay an additional amount to a Governmental Authority) pursuant to Section 3.01; (c) that gives a notice pursuant to Section 3.02; (d) that is a Defaulting Lender; or (e) that is the sole Lender that has refused or failed, within a reasonable period of time (as determined by Administrative Agent in its Reasonable Discretion) from first receiving a written request therefor from Administrative Agent, to provide its written approval of any amendment, consent or waiver in respect of any matter related to this Agreement or the other Loan Documents requiring that all Lenders will have given written approval of such requested amendment, consent or waiver consent pursuant to Section 10.01 and in such instance Lenders sufficient to constitute Required Lenders have already provided such written approval pursuant to Section 10.01.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrowers or any other Loan Party or any of their respective Subsidiaries or Affiliates, as well as documents and other written materials relating to the Borrowers or any other Loan Party or any of their respective Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including any amendments or waivers of the terms thereof or supplements thereto).

“Spot Rate”  for a currency means the rate determined by Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., London time, on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Credit denominated in an Alternative Currency.

“Sterling”  and “£” mean the lawful currency of the United Kingdom.

“Subordinated Debt” means any third-party Indebtedness incurred by any Loan Party or any Significant Subsidiary which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations and contains subordination and other terms acceptable to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of the Parent or any Borrower (other than the Parent), as the context will require.

“Subsidiary Guarantor” has the meaning given such term in Section 10.15(a).

“Swap Contract”  means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules).

“Swap Termination Value”  means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line”  means the revolving credit facility made available by Swing Line Lender pursuant to Section 2.05.

“Swing Line Borrowing”  means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender”  means, at any time, the provider of the Swing Line hereunder (which, initially, will be Wells Fargo).

“Swing Line Loan”  has the meaning given such term in Section 2.05(a).

“Swing Line Loan Notice”  means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, will be substantially in the form of Exhibit F.

“Swing Line Sublimit”  means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Credit Commitments.  The Swing Line Sublimit is a part of, but is not in addition to, the Aggregate Revolving Credit Commitments.

“Synthetic Lease Obligation”  means the principal balance outstanding under any lease, funding agreement or other arrangement with respect to any real or personal property pursuant to which the lessor is treated as the owner of such property for accounting purposes and the lessee is treated as the owner of such property for federal income tax purposes, or any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Target”  means any Person that the Parent or a Subsidiary thereof proposes to acquire by merger, stock purchase or by the purchase of all or substantially all of its assets.

“TARGET Day”  means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

~~“Target Preferred Equity Offering” means the completion of one or more transactions after the Second Amendment Effective Date and prior to the end of FY2015 resulting in the issuance of preferred equity of the Parent in exchange for gross cash proceeds to the Parent of not less than $200,000,000, but only so long as no Default or Event of Default is caused thereby.~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount”  means $35,000,000.

“Third Amendment Effective Date” means September 30, 2016.

“Total Revolving Credit Outstandings”  means, at any time, the sum of (a) the aggregate Outstanding Amount of all Revolving Credit Loans, plus (b) the Outstanding Amount of all L/C Obligations and plus (c) the Outstanding Amount of all Swing Line Loans.

“Trading with the Enemy Act”  means the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transaction Costs”  means the fees, costs, commissions and expenses paid or payable by the Loan Parties in connection with the consummation of the transactions contemplated by the Loan Documents, including the refinancing of the Indebtedness under the Original Credit Agreement, the initial funding of the Credit Extensions under this Agreement on the Closing Date and the funding of other Credit Extensions under this Agreement.

“TTD”  means the lawful currency of the Republic of Trinidad and Tobago.

“TND” means the lawful currency of the Tunisian Republic.

“Type”  means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP”  means, with respect to any commercial Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, UCP 600, published by the International Chamber of Commerce (or, if L/C Issuer will agree at the time of issuance, such later version thereof as may be in effect immediately prior to the issuance of such Letter of Credit, the extension of the expiry date thereof or any increase of the amount thereof).

“U.K. Regulatory Cost” means an addition to the interest rate on a Eurodollar Rate Loan denominated in an Alternative Currency to compensate a Lender for the cost imputed to such Lender in respect of any such Eurodollar Rate Loan denominated in an Alternative Currency made by such Lender hereunder resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 or by the Bank of England or the Financial Services Authority (the “FSA”) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or special deposits (whether interest-bearing or not) with the Bank of England to meet cash ratio requirements and/or pay fees to the FSA calculated by reference to liabilities used to fund such Eurodollar Rate Loan; provided that the Borrowers will only be liable for amounts in respect of costs (a) for the period of up to ninety days prior to the date on which such demand was made and (b) to the extent the Lender making demand therefor has required similarly situated borrowers or obligors to pay comparable amounts in respect of such increased costs or reduced returns.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC”  means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United Kingdom” or “U.K.”  means the United Kingdom of Great Britain and Northern Ireland.

“United States” or “U.S.”  means the United States of America.

“Unreimbursed Amount”  means, with respect to any Credit, any amount (in Dollars, or if the applicable Credit is denominated in an Alternative Currency, the Dollar Equivalent thereof) drawn thereunder that the Borrowers have failed to reimburse to L/C Issuer by 11:00 a.m. on the related Honor Date.  The Unreimbursed Amount with respect to JV Letters of Credit shall be equal to the portion of the drawn amount that is recourse to the Borrowers.

“Wells Fargo”  means Wells Fargo Bank, National Association, a national banking association.

“West Deptford Development” means the fixed-price project by CH2M Engineers pursuant to which it designed and constructed a new natural gas fired power generation facility located in West Deptford, New Jersey.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

 “Yen”  and “¥” mean the lawful currency of Japan.

SECTION 1.02. CERTAIN RULES OF CONSTRUCTION.

(e)  General Rules.

(i)          Unless the context otherwise clearly requires, the meaning of a defined term is applicable equally to the singular and plural forms thereof.

(ii)         The words “hereof,” “herein,” “hereunder”  and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)        The word “documents”  includes instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(iv)        The words “include”  and “including”  are not limiting and the word “or”  is not exclusive.

(v)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to”  and “until”  each mean “to but excluding”  and the word “through”  means “to and including.”

(vi)         Unless the context otherwise clearly requires, the words “property,” “properties,” “asset”  and “assets”  refer to both personal property (whether tangible or intangible, including cash, securities, accounts and contract rights) and real property.

(vii)        Whenever a representation or warranty is made to any Person’s knowledge or awareness or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers, after such investigation into the applicable matter as is customary for the Responsible Officers in the ordinary course of their conduct of the applicable Person’s business.

(viii)       Whenever this Agreement refers to any “wholly-owned” Subsidiary of any Person, such reference shall be deemed to include any Foreign Subsidiary of such Person in which a nominal amount of Equity Interests are held by residents of the jurisdiction in which such Subsidiary is organized in order to comply with requirements of local law.

(ix)         Any reference to a Person will be construed to include such Person’s successors and assigns.

(x)          Unless the context otherwise requires, terms that are used but not defined herein but are defined in Article 8 or Article 9 of the UCC will have the meaning so given to them in Article 8 or Article 9 of the UCC.

(xi)         Unless the context otherwise clearly requires, (A) Article, Section, subsection, clause, Schedule and Exhibit references are to this Agreement; (B) references to documents (including this Agreement) will be deemed to include all subsequent amendments, renewals, extensions, replacements, restatements and other modifications thereto, but only to the extent such amendments, renewals, extensions, replacements, restatements and other modifications are not prohibited by the terms of any Loan Document; and (C) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(f)  Time References.  Unless the context requires otherwise, all references herein to times of day will be references to Denver, Colorado time (daylight or standard, as applicable).

(g)  Captions.  The captions and headings of this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

(h)  Cumulative Nature of Certain Provisions.  This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and will be performed in accordance with their respective terms.

(i)  No Construction Against Any Party.  This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Loan Parties, Administrative Agent and the Lending Parties and are the products of all parties. Accordingly, they will not be construed against Administrative Agent or any Lending Party merely because of the involvement of any or all of the preceding Persons in their preparation.

(j)  Paid in Full.  Any reference in this Agreement or in any other Loan Document to the satisfaction or repayment in full of the Obligations means the repayment in full in Cash (or, in the case of Credits, the Cash Collateralization or support by a standby letter of credit in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification obligations.

(k)  GAAP.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein will be construed, and all financial computations required under this Agreement will be made, in accordance with GAAP.  If at any time any change in GAAP or any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) or other regulatory body with jurisdiction over GAAP or any financial reporting by the Parent, which results in a material change in the method of accounting in the financial statements required to be furnished to the Administrative Agent hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, and either the Borrowers or Required Lenders will so request, Administrative Agent, the Lending Parties and the Borrowers will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended:  (i) such ratio or requirement will continue to be computed in accordance with GAAP prior to such change therein; and (ii) the Borrowers will provide to Administrative Agent and the Lending Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(l)  Rounding.  Any financial ratios required to be maintained by the Loan Parties or any of them pursuant to the Loan Documents will be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number using the common - or symmetric arithmetic - method of rounding (in other words, rounding-up if there is no nearest number).

(m)  Computations of Certain Financial Covenants.  For purposes of computing the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio as of any date, all components of such ratios will include or exclude, as the case may be, for the period consisting of the four Fiscal Periods ending on such date all financial results (without duplication of amounts) attributable to any business or assets that are the subject of any Acquisition or Disposition by the Parent or any Subsidiary thereof effected during such period, as determined by Administrative Borrower in its Reasonable Discretion and consented to by the Administrative Agent (such consent not to be unreasonably withheld) on a pro forma basis for such period as if such Acquisition or Disposition had occurred (and any Indebtedness incurred or repaid in connection therewith had been incurred and repaid, as the case may be) on (in the case of any balance sheet item) the last day of such period or on (in the case of any other item) the first day of such period.  Furthermore, for the purposes of computing the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio as of any date, to the extent that any Joint Venture is included in the Parent’s Consolidated financial statements, such calculations will disregard the ratable portion of such Joint Venture attributable to the ownership of any Joint Venture by any Person who is not a Loan Party or a Subsidiary of a Loan Party.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries will be deemed to be carried at 100% of the outstanding principal amount thereof.

(n)  Calculations with Respect to Credit.  Unless otherwise specified herein, the amount of a Credit at any time will be deemed to be the stated amount of such Credit in effect at such time; provided that, with respect to any Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Credit will be deemed to be the maximum stated amount of such Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(o)  Documents Executed by Responsible Officers.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate or other organizational action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

(p)  Additional Alternative Currencies.  The Borrowers may from time to time request that Loans be made and Credits be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Each such request will be subject to the prior approval of all Lenders; provided, however, to the extent such request relates solely to Letters of Credit, subject only to the prior approval of the applicable L/C Issuer.  Any such request will be made to Administrative Agent not later than 11:00 a.m., ten Business Days prior to the desired date for making the requested Loan or desired issuance date of the requested Credit, as applicable.  Administrative Agent will notify the Administrative Borrower, not later than 9:00 a.m., five Business Days after receipt of such request whether the Lenders have consented, in their sole discretion, to the making of the requested Loan or the issuance of the requested Credit, as applicable, in such requested currency.  Any failure by Administrative Agent to respond to such request within the time period specified in the preceding sentence will be deemed to be a refusal by the Lenders to permit such Loan to be made or such Credit to be issued in such requested currency.  If the Lenders consent to the making of such Loan or the issuance of such Credit, as applicable, in such requested currency (an “Additional Alternative Currency”), such Additional Alternative Currency will thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of such Loan or Credit.

(q)  Exchange Rates.  (i) Administrative Agent will determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Loans and other Obligations and (ii) Administrative Agent or the applicable L/C Issuer will determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of issued and undrawn Credits, in each case outstanding hereunder denominated in Alternative Currencies.  Such Spot Rates will become effective as of such Revaluation Date and will be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of the audited and unaudited financial statements to be prepared and delivered by the Parent pursuant to Section 6.01(a) and Section 6.01(b) or the calculation of financial covenants hereunder, including pursuant to Section 7.14 (Financial Covenants) or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents will be such Dollar Equivalent as so determined by Administrative Agent.

(r)  Redenomination of Certain Foreign Currencies; New Currency.

(i)         Each obligation of the Borrowers to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof will be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency will be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis will be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Loan denominated in the currency of such member state is outstanding immediately prior to such date, such replacement will take effect, with respect to such Loan, at the end of the then current Interest Period.

(ii)        If, after the making of any Loan or the issuance of any Credit, as applicable, in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such Alternative Currency with the result that different types of such Alternative Currency (the “New Currency”) are introduced and the type of currency in which the Loan was made or the Credit was issued (the “Original Currency”) no longer exists or the Borrowers are not able to make payment to Administrative Agent for the account of the Lending Parties or Administrative Agent in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency will be made to Administrative Agent in such amount and such type of the New Currency as will be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.  In addition, notwithstanding the foregoing provisions of this Section 1.02(n), if, after the making of any Loan or the issuance of any Credit, as applicable, in any Alternative Currency, the Borrowers are not able to make payment to Administrative Agent for the account of the Lenders or Administrative Agent in the type of currency in which such Loan was made or such Credit was issued because of the imposition of any such currency control or exchange regulation, then such Loan will instead be repaid or such Credit will be reimbursed, as applicable, when due in Dollars in a principal amount equal to the Dollar Equivalent (as of the date of repayment) of such Loan or Credit reimbursement amount.

(s)  Currency of Account.  Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder in each case except as expressly provided in this Agreement; provided that, subject to Section 1.02(n):

(i)         each repayment of a Loan or a part thereof will be made in the currency in which such Loan is denominated at the time of that repayment;

(ii)        each payment of interest will be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

(iii)       each reimbursement of a draw on a Credit will be made (A) to the extent reimbursed by a payment from the Borrowers, at the option of the L/C Issuer, in the currency in which such Credit is denominated at the time of that reimbursement or in Dollars and (B) to the extent reimbursed by Revolving Credit Loans or L/C Advances pursuant to Sections 2.04(c)(ii) or (iii) (as applicable), in Dollars;

(iv)       each payment of fees will be in Dollars;

(v)        each payment in respect of costs, expenses and indemnities will be made in the currency in which the same were incurred or the Dollar Equivalent thereof; and

(vi)        any amount expressed to be payable in a currency other than Dollars will be paid in that other currency.

No payment to Administrative Agent or any Lending Party (whether under any judgment or court order or otherwise) will discharge the obligation or liability in respect of which it was made unless and until Administrative Agent or such Lending Party will have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment will, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers agree to indemnify and hold harmless Administrative Agent or such Lending Party, as applicable, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

(t)  Currency Fluctuations.  If, on any Revaluation Date the Dollar Equivalent of the Total Revolving Credit Outstandings exceeds the Aggregate Revolving Credit Commitments at such time for three or more consecutive Business Days, then the Borrowers will repay or prepay the relevant Loans in accordance with this Agreement within five Business Days from such third consecutive Business Day (or on the Revolving Credit Maturity Date, as applicable) in an aggregate principal amount such that, after giving effect thereto, the Total Revolving Credit Outstandings (expressed in Dollars) no longer exceeds the Aggregate Revolving Credit Commitments (expressed in Dollars).

(u)  Classifications. For purposes of determining compliance with the covenants under this Agreement, in the event that an item to be classified meets the criteria of more than one of the categories described, the Parent will be entitled to classify such item (or portion thereof) and later reclassify such item (or portion thereof) in any manner otherwise consistent with this Agreement.

ARTICLE II
CREDIT EXTENSIONS

SECTION 2.01. THE ORIGINAL CREDIT AGREEMENT.

(v)  Schedule 2.01 sets forth all outstanding amounts of principal Indebtedness in respect of Base Rate Loans and Eurodollar Rate Loans (each as defined in the Original Credit Agreement) and all issued and undrawn, or drawn and unreimbursed, Letters of Credit (as defined in the Original Credit Agreement) for each Existing Lender (the “Aggregate Outstanding Principal Amount”).  There are no Swing Line Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement as of the date of this Agreement.  Notwithstanding anything to the contrary contained in the Original Credit Agreement, in order to effect the restructuring of the credit facility provided thereunder as contemplated by this Agreement, (a) all Loans (as defined in the Original Credit Agreement), whether Base Rate Loans or Eurodollar Rate Loans (each as defined in the Original Credit Agreement), will be deemed Base Rate Loans or Eurodollar Rate Loans, respectively (as applicable), on the Closing Date in accordance with this Agreement, including this Section 2.01, (b) all “Letters of Credit” under and as defined in the Original Credit Agreement will be deemed Letters of Credit in accordance with this Agreement, including this Section 2.01, and (iii) all accrued and unpaid interest, including all accrued and unpaid interest on the Aggregate Outstanding Principal Amount, and all accrued and incurred and unpaid fees, costs and expenses payable under the Original Credit Agreement, including all accrued and unpaid unused line fees under

Section 2.10(a) of the Original Credit Agreement and letter of credit fees under Section 2.04(h) of the Original Credit Agreement, all applicable breakage fees under Section 3.05 of the Original Credit Agreement incurred in connection with the termination of the Interest Periods (as defined in the Original Credit Agreement) in respect of all outstanding Eurodollar Rate Loans (as defined in the Original Credit Agreement) on the Closing Date, regardless of whether such date is the last day of the applicable Interest Period (as defined in the Original Credit Agreement), and all fees and expenses outstanding under Section 10.04 of the Original Credit Agreement and other similar costs and expenses, will be due and payable on the Closing Date.  The rates of interest chargeable on Loans (as defined in the Original Credit Agreement) outstanding as of the Closing Date will remain in effect through the day immediately preceding the Closing Date.  The Borrowers covenant and agree that they will not, and represent and warrant that they have not, between the date of this Agreement and the Closing Date, requested any further Loans (including any Swing Line Loans) or requested the issuance of any additional Letters of Credit under (and as such terms are defined in) the Original Credit Agreement.

(w)  On the Closing Date and the satisfaction of all conditions as set forth in Section 4.01, each Existing Lender’s portion of the Aggregate Outstanding Principal Amount will be deemed to continue hereunder as a Base Rate Loan and will be applied to such Lender’s Revolving Credit Commitment, comprising the applicable portion of such Lender’s Revolving Credit Commitment to be funded on the Closing Date.  Such continuing Base Rate Loans will be subject to the same terms and conditions as if advanced initially as Base Rate Loans comprising Loans hereunder. Commencing with the Closing Date, the rates of interest chargeable on Loans (as defined in the Original Credit Agreement) outstanding as of the Closing Date will be chargeable at the respective rates and will be payable in the manner set forth in Section 2.09.  Issued Letters of Credit (as defined in the Original Credit Agreement) undrawn or drawn but as yet unreimbursed as of the Closing Date will be deemed to constitute Letters of Credit issued hereunder in the same manner and subject to the same terms and conditions as if issued initially as Letters of Credit pursuant to Section 2.04 and each Existing Lender’s purchase of a participation in each such Letter of Credit (as defined in the Original Credit Agreement) pursuant to Section 2.04(a)(ii), (b) and (c) of the Original Credit Agreement will be deemed automatically terminated and immediately replaced thereupon by the purchase by each Lender of a participation in each such Letter of Credit or any unreimbursed drawings on any such Letter of Credit on a pro rata basis based on such Lender’s Percentage Share, pursuant to Section 2.04(c).

(x)  On the Closing Date, immediately following the transactions contemplated by the foregoing Sections 2.01(a) and (b), the Original Credit Agreement and each Subsidiary Guaranty (as defined in the Original Credit Agreement) will be amended, restated, superseded and replaced in its entirety; provided that nothing herein will act as a novation of the indebtedness, liabilities and other obligations (including any obligations under each Subsidiary Guaranty) thereunder.

SECTION 2.02. REVOLVING CREDIT LOANS.

(y)  Revolving Credit Loans.  Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrowers and each other Loan Party set forth in this Agreement and in the other Loan Documents, each Lender having a Revolving Credit Commitment severally (but not jointly) agrees to make loans (each such loan, a “Revolving Credit Loan”) of immediately available funds to the Borrowers, on a revolving basis from time to time on any Business Day during the Availability Period, in an aggregate principal amount outstanding not to exceed at any time such Lender’s Revolving Credit Commitment as then in effect, provided that, and notwithstanding the foregoing, after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments and (ii) the sum of (1) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender plus (2) such Lender’s Percentage Share multiplied by the Outstanding Amount of all L/C Obligations plus (3) such Lender’s Percentage Share multiplied by the

Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Revolving Credit Commitment, and so long as any such circumstance exists the Lenders will not be obligated to fund any Revolving Credit Loans.  Each Revolving Credit Loan will be denominated in Dollars or in an Alternative Currency as permitted by this Agreement and no Lender will be obligated to make any Revolving Credit Loan if the requested Revolving Credit Loan is to be denominated in a currency other than Dollars or an Alternative Currency as permitted under this Agreement.  Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.02, prepay under Section 2.06, and reborrow under this Section 2.02.  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  All Revolving Credit Loans to be denominated in an Alternative Currency will be Eurodollar Rate Loans.

(z)  Loans Generally.  Each Loan will be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan will not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender will be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

SECTION 2.03. PROCEDURES FOR BORROWING.

(aa)Notices of Borrowing, Conversion and Continuation.  Each Borrowing (other than a Swing Line Borrowing), each conversion of Loans from one Type to the other and each continuation of Eurodollar Rate Loans will be made upon the Administrative Borrowers’ irrevocable notice, on behalf of the Borrowers, to Administrative Agent, which may, subject to the provisions of Section 10.02(b) and Section 10.02(d), be given by telephone or by approved electronic communication.  Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing (other than a Swing Line Borrowing) of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) one Business Day prior to the requested date of any Borrowing (other than a Swing Line Borrowing) of Base Rate Loans; provided that in the case of any requested Eurodollar Rate Loan to be denominated in an Alternative Currency, such notice, subject to Section 1.02(l), must be received by Administrative Agent not later than 11:00 a.m. (New York City time), five Business Days prior to the requested date of such Borrowing.  Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 10.02(b) and Section 10.02(d), any telephonic notice or other electronic communication by the Administrative Borrower, on behalf of the Borrowers, pursuant to this Section 2.03(a) may be given by an individual who has been authorized in writing to do so by an appropriate Responsible Officer of the Administrative Borrower.  Each such telephonic notice or other electronic communication must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by an appropriate Responsible Officer of the Administrative Borrower.  Further, and notwithstanding anything to the contrary set forth in this Agreement, including this Section 2.03(a), the Lenders will have no obligation to make, convert or continue make any Eurodollar Rate Loan denominated in an Alternative Currency to the extent the principal amount of such requested Eurodollar Rate Loan exceeds the Alternative Currency Available Credit as of the date of the requested Borrowing, conversion or continuation.

(bb)Amount of Borrowing, Conversion or Continuation.  (i) Each Borrowing (other than a Swing Line Borrowing) of, conversion to or continuation of Eurodollar Rate Loans will be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, or, in the case of a Borrower denominated in an Alternative Currency, in a principal amount of a Dollar Equivalent of $2,000,000 or a whole multiple of a Dollar Equivalent of $500,000 in excess thereof and (ii) except as provided in Sections 2.04(c) and Section 2.05(c), each Borrowing of or conversion to Base Rate Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

(cc)Loan Notices Generally.  Each Loan Notice (whether telephonic or written (including by electronic communication to the extent permitted by this Agreement)) will specify:  (i) whether the Administrative Borrower, on behalf of the Borrowers, is requesting: (A) a Revolving Credit Borrowing; (B) a conversion of outstanding Loans from one Type to the other; or (C) a continuation of Eurodollar Rate Loans; (ii) the requested date (which will be a Business Day) of such Borrowing, conversion or continuation, as the case may be; (iii) the principal amount of the Loans to be borrowed, converted or continued; (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted; (v) whether such Borrowing is to be denominated in Dollars or in an Alternative Currency, and if the latter, which Alternative Currency; and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Borrowers (including through the Administrative Borrower) fail to specify a Type of Loan in a Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Loans will be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans will be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Administrative Borrower, on behalf of the Borrowers, requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(dd)Procedures Concerning the Making of Loans.  Following receipt of a Loan Notice, Administrative Agent will promptly notify each applicable Lender of the amount of its applicable Percentage Share of the requested Borrowing.  If the Borrowers (including through the Administrative Borrower) do not timely provide notice of a conversion or continuation, then Administrative Agent will notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  Each Lender will make the amount of its applicable Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office (or, at the request of Administrative Agent, in the case of a Eurodollar Rate denominated in an Alternative Currency, at such bank as Administrative Agent may designate to the Lenders, as applicable) not later than 10:00 a.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent will make all funds so received available to the Borrowers in like funds as received by Administrative Agent either by:  (i) crediting the account of the Borrowers on the books of Wells Fargo with the amount of such funds; or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by the Administrative Borrower on behalf of the Borrowers; provided that, if, on the date the Loan Notice with respect to such Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Borrowing will be applied, first, to the payment in full of any such L/C Borrowings and, second, to the Borrowers as provided in this Section 2.03(d).

(ee)Special Provisions Applicable to Continuation or Conversions of Eurodollar Rate Loans.  Subject to Section 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default:  (i) no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Required Lenders; and (ii) Required Lenders may demand that any or all of the then outstanding Revolving Credit Loans that are Eurodollar Rate Loans be converted immediately to Base Rate Loans, whereupon the Borrowers will pay any amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

(ff)Notification of Interest Rate.  Administrative Agent will promptly notify the Administrative Borrower, on behalf of the Borrowers, and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(gg)Limitation on Interest Periods.  After giving effect to all Borrowings, all conversions of

Loans from one Type to the other, and all continuations of Loans as the same Type, there will (i) not be more than ten Interest Periods in effect with respect to all Revolving Credit Loans and (ii) of this, not be more than five Interest Periods in effect with respect to all Eurodollar Rate Loans denominated in any Alternative Currency.

(hh)Lender Affiliates.  Each Lender, at its option, may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (subject to the provision by such branch or Affiliate, prior to such branch or Affiliate receiving any payments pursuant to the Loan Documents, of any documentation required pursuant to Section 3.01); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

SECTION 2.04. LETTERS OF CREDIT.

(ii)  Letter of Credit Subfacility.  Subject to the terms and conditions set forth herein:

(i)         Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrowers and each of the other Loan Parties set forth in this Agreement and in the other Loan Documents and upon the agreements of the Lenders set forth in this Section 2.04, (A) from time to time on any Business Day, during the period from the Closing Date until the L/C Expiration Date, L/C Issuer will issue Credits, in the form of Letters of Credit or Bank Undertakings denominated in Dollars or in an Alternative Currency in accordance with this Agreement, in each case for the account of the Borrowers for the benefit of any one or more Borrowers (or other Subsidiaries as any Borrower (through the Administrative Borrower) may designate; provided that in the case of Credits designated for a Subsidiary, such Borrower retains financial responsibility for such Credit) and amend or extend Credits previously issued by it, in accordance with subsection (b) of this Section 2.04; and (B) to honor drawings under the Credits.  All existing Credits listed on Schedule 2.01 as of the Closing Date will be deemed to have been issued pursuant hereto and, from and after the Closing Date, will be subject to and governed by the terms and conditions hereof.

(ii)        Each Lender severally agrees to participate in each Letter of Credit issued by an L/C Issuer and each drawing thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Credit, (A) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments; (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus an amount equal to such Lender’s Percentage Share multiplied by the Outstanding Amount of all L/C Obligations, plus an amount equal to such Lender’s Percentage Share multiplied by the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Revolving Credit Commitment; and (C) the Outstanding Amount of the L/C Obligations will not exceed the L/C Sublimit.  Each request by the Administrative Borrower, on behalf of the Borrowers, for the issuance or amendment of a Credit will be deemed to be a representation by the Borrowers that each such issuance or amendment complies with the applicable conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Credits will be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Credits to replace Credits that have expired or that have been drawn upon and reimbursed.

(iii)       Subject to Section 2.04(b)(iv), no L/C Issuer will issue or extend any Credit if: (A) the expiry date of such requested Credit would occur after the L/C Expiration Date, unless all Lenders will have approved such expiry date; or (B) to the extent that the face amount of such requested Credit exceeds the Alternative Currency Available Credit as of the requested issuance date.

(iv)       No L/C Issuer will have any obligation to issue a Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator will by its terms purport to enjoin or restrain the L/C Issuer from issuing such Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer will prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit or Bank Undertakings generally or such Credit in particular or will impose upon the L/C Issuer with respect to such Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or will impose upon the L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)  the issuance of such Credit would violate one or more policies of the L/C Issuer;

(C)  such Credit is to be denominated in a currency other than Dollars or an Alternative Currency permitted in accordance with this Agreement;

(D)  any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 3.07(a)(iv)) with respect to the Defaulting Lender arising from either the Credit then proposed to be issued or that Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(E)  such Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)  the issuance of such Credit would result in the aggregate L/C Obligations relating to Credits issued by such L/C Issuer exceeding such L/C Issuer’s Issuer Sublimit.

(v)        No L/C Issuer will have any obligation to amend any Credit if the L/C Issuer would not be obligated to issue such Credit in its amended form under the terms hereof or if the beneficiary of such Credit does not accept the proposed amendment to such Credit.

(vi)      Each L/C Issuer will act on behalf of all Lenders with respect to any Credits issued by it and the documents associated therewith, and the L/C Issuer will have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Credits issued by it or proposed to be issued by it and Issuer Documents pertaining to such Credits as fully as if the term “Administrative Agent”  as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(vii)     No L/C Issuer (other than Wells Fargo) will have any obligation to issue commercial Letters of Credit.

(jj)  Procedures for Issuance and Amendment of Credits; Automatic Extensions of Letters of Credit.

(i)         Each Credit will be issued or amended, as the case may be, upon the request of the Administrative Borrower, on behalf of the Borrowers, delivered to the applicable designated L/C Issuer (with a copy to Administrative Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Administrative Borrower. Such L/C Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as may be agreed to by each of Administrative Agent and the L/C Issuer, each in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Credit, such L/C Application will specify in form and detail satisfactory to the L/C Issuer (A) the proposed issuance date of the requested Credit (which will be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the requested Alternative Currency, if not in Dollars and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Credit, such L/C Application will specify in form and detail satisfactory to the L/C Issuer (1) the Credit to be amended, (2) the proposed date of the amendment thereof (which will be a Business Day), (3) the nature of the proposed amendment and (4) such other matters as the L/C Issuer may require.  Additionally, the Administrative Borrower, on behalf of the Borrowers, will furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

(ii)        Promptly after receipt of any L/C Application at the address provided pursuant to Section 10.02 for receiving L/C Applications and related correspondence, the applicable designated L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such L/C Application from the Administrative Borrower, on behalf of the Borrowers, and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof (provided that such confirmation will not be required if the L/C Issuer and Administrative Agent are the same Person).  Unless the L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party at least one Business Day prior to the requested date of issuance or amendment of the applicable Credit that one or more applicable conditions in Article IV will not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer will, on the requested date, issue the Credit requested by the Administrative Borrower, on behalf of the Borrowers, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

Immediately upon the issuance of each Credit, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Credit equal to such Lender’s Percentage Share multiplied by the face amount of such Credit.

(iii)       Promptly after its delivery of any Credit or any amendment to a Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable designated L/C Issuer will also deliver to the Administrative Borrower, on behalf of the Borrowers, and Administrative Agent a true and complete copy of such Credit or amendment.

(iv)        If the Administrative Borrower, on behalf of the Borrowers, specifically requests in any applicable L/C Application, the applicable designated L/C Issuer may issue an Automatic Extension Letter of Credit.  Unless otherwise directed by the L/C Issuer, the Borrowers will not be required to make a specific request to the L/C Issuer for any such extension.  Once an Automatic Extension Letter of Credit has been issued, the Lenders will be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Automatic Extension Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided that the L/C Issuer will not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Automatic Extension Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.04(a) or otherwise), or (B) the L/C Issuer has received notice (which may be by telephone or in writing) on or before the day that is thirty days before any date provided for in such Automatic Extension Letter of Credit as the last day by which notice of the non-extension thereof must be given (1) from Administrative Agent that Required Lenders have elected not to permit such extension, or (2) from Administrative Agent, any Lender or the Administrative Borrower, on behalf of the Borrowers, that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(kk)Drawings and Reimbursements; Funding of Participations.

(i)         Upon receipt from the beneficiary of any Credit of any drawing under such Credit (or any notice thereof), the applicable designated L/C Issuer will notify the Administrative Borrower, on behalf of the Borrowers, and Administrative Agent thereof.  If the L/C Issuer will make any payment in respect of a Credit, the Borrowers will reimburse the L/C Issuer the amount of such payment not later than 1:00 p.m. on the related Honor Date if the Administrative Borrower will have received notice, on behalf of the Borrowers, of such payment prior to 11:00 a.m. on the Honor Date, or, if such notice has not been received by the Administrative Borrower prior to such time on such Honor Date, then not later than 10:00 a.m. on the Business Day immediately following the day that the Administrative Borrower receives such notice.  If the Borrowers fail to so reimburse the L/C Issuer, then Administrative Agent will promptly notify each Lender of the related Honor Date, the Unreimbursed Amount and the amount of such Lender’s Percentage Share of such Unreimbursed Amount.  In such event, the Borrowers will be deemed to have requested a Revolving Credit Borrowing consisting of Base Rate Loans to be disbursed on such Honor Date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation will not affect the conclusiveness or binding effect of such notice.

(ii)        Each Lender will, upon receipt of any notice pursuant to Section 2.04(c)(i), make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable designated L/C Issuer at Administrative Agent’s Office in an amount equal to such Lender’s Percentage Share multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available will be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount on the Honor Date. Administrative Agent will remit the funds so received to the L/C Issuer.

(iii)      With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing pursuant to Section 2.04(c)(ii), whether because each of the conditions (other than the delivery of a Loan Notice) set forth in Section 4.02 cannot be satisfied or otherwise, the Borrowers will be deemed to have incurred from the applicable designated L/C Issuer an L/C Borrowing on the Honor Date in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing will be due and payable on demand (together with interest) and will bear interest at the Default Rate.  In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) will be deemed payment in respect of its participation in such L/C Borrowing and will constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)      Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable designated L/C Issuer for any amount drawn under any Credit, interest in respect of the amount of such Lender’s Percentage Share of such amount will be solely for the account of the L/C Issuer.

(v)        Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under all Credits issued by it, as contemplated by this Section 2.04(c), will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Administrative Borrower, on behalf of the Borrowers, of a Loan Notice).  No such making of an L/C Advance will relieve or otherwise impair the obligation of the Borrowers to reimburse each L/C Issuer for the amount of any payment made by the L/C Issuer under any Credit, together with interest as provided herein.

(vi)        If any Lender fails to make available to Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer will be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  A certificate of L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) will be conclusive absent manifest error.

(ll)Repayment of Participations.

(i)        If, at any time after any applicable designated L/C Issuer has made a payment under any Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender an amount that equals its Percentage Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(ii)       If any payment received by Administrative Agent for the account of any L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender will pay to Administrative Agent for the account of the L/C Issuer an amount equal to its Percentage Share thereof on the demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.

(mm)  Obligations Absolute.  The obligation of the Borrowers to reimburse each L/C Issuer for each drawing under each Credit issued by such L/C Issuer and to repay each L/C Borrowing is absolute, unconditional and irrevocable and will be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)        any lack of validity or enforceability of such Credit, this Agreement, or any other

Loan Document;

(ii)       the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers, or any of them, or any other Loan Party may have at any time against any beneficiary or any transferee of such Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Credit or any agreement or instrument relating thereto, or any unrelated transaction (including any underlying transaction between the Borrowers or any other Loan Party or any of their respective Subsidiaries and the beneficiary for which any Credit was procured);

(iii)      any draft, demand, certificate or other document presented under such Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)       any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Credit;

(v)        any payment by the L/C Issuer under such Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Credit;

(vi)       any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers, individually or taken as a whole, any other Loan Party, or any of its or their Subsidiaries;

(vii)      the fact that a Default or Event of Default will have occurred and be continuing;

(viii)     any payment made by the L/C Issuer under such Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Credit, including any arising in connection with any proceeding under any Bankruptcy Law;

(ix)       any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or in the relevant currency markets generally; or

(x)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers, or any of them, or any other Loan Party.

The Administrative Borrower will promptly examine a copy of each Credit and each amendment thereto that is delivered to it and will notify the applicable designated L/C Issuer in writing of any claim of noncompliance with the Administrative Borrower’s instructions or other irregularity.  Each Borrower will be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such Borrower (or the Administrative Borrower on behalf of such Borrower) will have given written notice thereof to the L/C Issuer within three Business Days of the L/C issuer’s delivery to Administrative Borrower of a copy of the Credit or amendment thereto, as applicable.

(nn)Role of L/C Issuers.  Each Lender and the Borrowers agree that, in paying any drawing under a Credit, no L/C Issuer will have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by any Credit issued, or requested to be issued, by it) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither any L/C Issuer, nor Administrative Agent any of their respective Related Parties and any correspondent, participant or assignee of any L/C Issuer will be liable to any Lender for: (i) any action taken or not taken, at the request or with the approval of Lenders or Required Lenders, as applicable, in connection with a Letter of Credit or any Issuer Document; (ii) in the absence of gross negligence or willful misconduct of any L/C Issuer under the circumstances in question, as determined in a final, nonappealable judgment by a court of competent jurisdiction, any action taken or not taken in connection with a Credit or any Issuer Document; or (iii) the due execution, effectiveness, validity or enforceability of any document related to any Letter of Credit or Issuer Document. As between the Borrowers and any L/C Issuer, the Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Credit issued by such L/C Issuer; provided that this assumption is not intended to, and will not, preclude the Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither any L/C Issuer, nor Administrative Agent or any of their respective Related Parties or any correspondent, participant or assignee of any L/C Issuer will be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e);  provided that, notwithstanding anything to the contrary contained in such clauses, the Borrowers may have a claim against a L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers that the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Credit, as determined by a court of competent jurisdiction by final and nonappealable judgment.  In furtherance and not in limitation of the foregoing, a L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer will be responsible for the validity or sufficiency of any document transferring or assigning or purporting to transfer or assign a Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

(oo)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable designated L/C Issuer and the Administrative Borrower, on behalf of the Borrowers, when a Credit is issued (including any such agreement applicable to an existing Credit listed on Schedule 2.01), (i) the rules of the ISP and Article 5 of the UCC will apply to each Credit (other than commercial Credits); provided that in the event of a conflict between applicable provisions of the ISP and Article 5 of the UCC, the ISP will govern and (ii) the rules of the UCP and Article 5 of the UCC will apply to each commercial Credit, provided that in the event of a conflict between applicable provisions of the UCP and Article 5 of the UCC, the UCP will govern.

(pp)L/C Fees.  The Borrowers will pay to Administrative Agent for the account of each Lender in accordance with its Percentage Share a fee (the “L/C Fee”) equal to (i) for each Credit (other than Performance Credits and commercial Credits), the Applicable Rate corresponding to Eurodollar Rate Loans multiplied by the actual daily amount available to be drawn under such Credit, (ii) for each Performance Credit, 66% multiplied by the Applicable Rate corresponding to Eurodollar Rate Loans multiplied by the actual daily amount available to be drawn under such Credit and (iii) for each commercial Credit, 0.25% per annum multiplied by the actual daily amount available to be drawn under such commercial Credit; provided, however, any L/C Fees otherwise payable for the account of a Defaulting Lender with respect to any Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable designated L/C Issuer pursuant to this Section 2.04 will be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Percentage Share allocable to such Credit pursuant to Section 3.07(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the actual daily amount available to be drawn under all Credit, the amount of each Credit will be determined in accordance with Section 1.02(j). L/C Fees will be: (i) computed on a quarterly basis in arrears; and (ii) due and payable on the last Business Day of each March, June, September and December (in each case for the calendar quarter then ending), commencing with the first such date to occur after the issuance of such Credit, on the L/C Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, then the actual daily amount available to be drawn under all Letters of Credit will be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, upon written notice to the Administrative Borrower, on behalf of the Borrowers, from Required Lenders, all L/C Fees will accrue at the Default Rate.

(qq)Fees of L/C Issuers.  The Borrowers will pay directly to each L/C Issuer for its own account an issuance fee equal to (i) 0.125% of the face amount of each Credit (other than commercial Credits) and (ii) 0.25% of the face amount of each commercial Credit issued by L/C Issuer under this Section 2.04, which issuance fee will be due and payable upon issuance of each applicable Letter of Credit.  In addition, the Borrowers will pay each L/C Issuer for its own account the L/C Issuer’s customary documentation fees, including in respect of any amendments, transfers, modifications, extensions, renewals and draws, as applicable, of or on each Credit issued by the L/C Issuer under this Section 2.04.

(rr)Conflict with Issuer Documents.  If a conflict exists between the terms hereof and the terms of any Issuer Document, the terms hereof will control.

(ss)Letters of Credit for the benefit of Joint Ventures.  The Borrowers may request, and any L/C Issuer may, in its sole discretion agree, that Letters of Credit be issued for the benefit of Joint Ventures of the Borrowers (each a “JV Letter of Credit”); provided, that (i) the amount of each such JV Letter of Credit for all purposes hereunder (including for purposes of calculating (A) the Outstanding Amount of L/C Obligations, (B) reimbursement obligations of the Borrowers and the Lenders, (C) L/C Fees and Revolving Credit Commitment Fees, (D) the face amount of any Performance Credit, and (E) Consolidated Total Funded Debt) shall be equal to the portion (as agreed to by the Borrowers and the applicable L/C Issuer, in its sole discretion, and reported to the Administrative Agent in accordance with the provisions of this clause (k)) of the face amount of such JV Letter of Credit that is recourse to the Borrowers (the “JV Letter of Credit Face Amount”), (ii) each such JV Letter of Credit shall be issued pursuant to, and governed by, terms and documentation that are acceptable to the applicable L/C Issuer and the Administrative Agent, in their sole discretion, (iii) the L/C Application delivered in accordance with Section 2.04(b)(i) shall include, in addition to the information required pursuant to such section, (A) the name of the Joint Venture and (B) the JV Letter of Credit Face Amount and (iv) other than as set forth in this clause (k), such JV Letter of Credit shall be in compliance with the provisions contained in this Section 2.04.

SECTION 2.05. SWING LINE LOANS.

(tt)The Swing Line.  Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrowers and each of the other Loan Parties set forth in this Agreement and in the other Loan Documents and upon the agreements of the Lenders set forth in this Section 2.05, Swing Line Lender may in its sole discretion make loans (each such loan, a “Swing Line Loan”) in immediately available funds denominated in Dollars to the Borrowers on a revolving basis from time to time on any Business Day from the Closing Date through the tenth Business Day immediately preceding the last day of the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Percentage Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan: (i) the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments; and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than Swing Line Lender in such capacity), plus such Lender’s Percentage Share of the Outstanding Amount of all L/C Obligations, plus such other Lender’s Percentage Share of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Revolving Credit Commitment. Each Swing Line Loan will be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Lender’s Percentage Share multiplied by the amount of such Swing Line Loan.

(uu)Swing Line Borrowing Procedures.  Each Swing Line Borrowing will be made upon the Administrative Borrower’s irrevocable notice, on behalf of the Borrowers, to Swing Line Lender and Administrative Agent, which may, subject to the provisions of Section 10.02(b) and Section 10.02(d), be given by telephone or by approved electronic communication.  Each such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and must specify:  (i) the amount to be borrowed, which will be a minimum of $500,000; and (ii) the requested borrowing date, which must be a Business Day.  Each such telephonic notice or notice by electronic communication must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a separate written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Administrative Borrower.  Promptly after receipt by Swing Line Lender of any telephonic or electronic communication Swing Line Loan Notice, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing, including by electronic communication) that Administrative Agent has also received such Swing Line Loan Notice and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless (A) the Swing Line has been terminated or suspended by Swing Line Lender as provided in this Agreement, including Section 2.05(a), (B) Swing Line Lender has received notice (by telephone or in writing, including by electronic communication) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (1) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (2) that at least one of the applicable conditions specified in Article IV is not then satisfied, or (C) any Lender is then in default of its obligations to fund under Section 2.05(c)(i) or is otherwise a Defaulting Lender hereunder, unless cash collateral or other credit support satisfactory to Swing Line Lender has been pledged or otherwise provided to Swing Line Lender in respect of such Defaulting Lender’s participation in such Swing Line Borrowing or Swing Line Lender has otherwise entered into arrangements satisfactory to Swing Line Lender to eliminate Swing Line Lender’s risk with respect to such Defaulting Lender, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in the related Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Borrowers on the books of Swing Line Lender in immediately available funds.  Notwithstanding the foregoing, Swing Line Lender will not be obligated to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Lenders agree that Swing Line Lender may agree to modify the borrowing procedures used in connection with the Swing Line in its discretion and without affecting any of the obligations of Lenders hereunder other than notifying Administrative Agent of a Swing Line Loan Notice.

(vv)Refinancing of Swing Line Loans.

(i)         Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Lender’s Percentage Share of the then aggregate Outstanding Amount of Swing Line Loans.  Such request will be made in writing (which written request will be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02.  Swing Line Lender will furnish the Administrative Borrower, on behalf of the Borrowers, with a copy of the applicable Loan Notice promptly after delivering such notice to Administrative Agent.  Each Lender will make an amount equal to its Percentage Share multiplied by the aggregate amount of the requested Revolving Credit Loans specified in such Loan Notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of Swing Line Lender at Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available will be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount.  Administrative Agent will promptly remit the funds so received to Swing Line Lender.

(ii)        If for any reason the outstanding amount of all Swing Line Loans cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), then the request for Revolving Credit Loans that are Base Rate Loans submitted by Swing Line Lender as set forth herein will be deemed to be a request by Swing Line Lender that each Lender fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.05(c)(i) will be deemed payment in respect of such participation.

(iii)       If any Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), Swing Line Lender will be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing.  A certificate of Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) will be conclusive absent manifest error.

(iv)      Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) will be absolute and unconditional and will not be affected by any circumstance, including:  (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations will relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans together with interest as provided herein.

(ww)    Repayment of Participations.

(i)        If, at any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, Swing Line Lender receives any payment on account of such Swing Line Loan, then Swing Line Lender will distribute to such Lender an amount equal to its Percentage Share multiplied by such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by Swing Line Lender.

(ii)       If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender will pay to Swing Line Lender an amount equal to its Percentage Share multiplied by the amount to be returned on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  Administrative Agent will make such demand upon the request of Swing Line Lender.  The obligations of Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.

(xx)Interest for Account of Swing Line Lender.  Swing Line Lender will be responsible for invoicing the Borrowers for interest on Swing Line Loans.  Until each Lender funds its Revolving Credit Loan that is a Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Percentage Share of any Swing Line Loan, interest in respect of such proportionate share will be solely for the account of Swing Line Lender.

(yy)Payments Directly to Swing Line Lender.  The Borrowers will make all payments of principal and interest in respect of Swing Line Loans directly to Swing Line Lender.

(zz)Cash Sweep Agreements.  In addition to making Swing Line Loans pursuant to the foregoing provisions of this Section 2.05, without the requirement for a Swing Line Loan Notice from the Administrative Borrower, or a confirmation or a notice by the Swing Line Lender with or to the Administrative Agent regarding a Swing Line Loan Notice, pursuant to subsection 2.05(b), the Swing Line Lender may make Swing Line Loans to the Borrowers in accordance with the provisions of any agreements between the Borrowers and the Swing Line Lender relating to the Borrowers’ deposit, sweep and other accounts at the Swing Line Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Sweep Agreements”) to the extent by which the daily aggregate balance available for immediate withdrawal from the Borrowers’ accounts which are subject to the provisions of the Cash Sweep Agreements is less than the target for such aggregate balance agreed from time to time by the Swing Line Lender and one or more Borrowers.  Swing Line Loans made pursuant to this subsection 2.05(g) in accordance with the provisions of the Cash Sweep Agreements shall (i) be subject to the limitations as to aggregate amount set forth in subsection 2.05(a), (ii) not be subject to the limitations as to individual amount set forth in subsection 2.05(b), (iii) be payable by the applicable Borrower, both as to principal and interest, at the times set forth in the Cash Sweep Agreements (but in no event later than the Revolving Credit Maturity Date),  and (iv) except as provided in the foregoing subsections (i) through (iii) and the first and last sentences of this subsection 2.05(g), be subject to all of the terms and conditions of this Agreement applicable to Swing Line Loans (including the terms and conditions contained in this Section 2.05).  If a Swing Line Loan is made pursuant to this subsection 2.05(g) in accordance with the provisions of the Cash Sweep Agreements and such Swing Line Loan is not repaid by the applicable Borrower in accordance with such provisions, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Lender’s Percentage Share multiplied by the amount of such Swing Line Loan and the Swing Line Lender shall promptly notify the Administrative Agent (by telephone or in writing) of the details of such Swing Line Loan.

SECTION 2.06. PAYMENTS AND PREPAYMENTS.

(aaa)   Payments of the Swing Line Loans.  Subject to the other terms and provisions of this Agreement, including Section 2.08 and the acceleration of the Obligations outstanding hereunder and under the other Loan Documents following the occurrence of an Event of Default pursuant to Section 8.03, the Borrowers will repay each Swing Line Loan on the tenth Business Day following the Borrowing thereof.  In addition to the repayment of Swing Line Loans pursuant to the foregoing sentence and subsection

2.13(a)(i), the Borrowers may repay a Swing Line Loan made pursuant to subsection 2.05(g) in accordance with the provisions of the Cash Sweep Agreements concerning the manner, time, application and place of payment for such Swing Line Loan.

(bbb)   Voluntary Prepayments.

(i)        The Borrowers may, upon notice to Administrative Agent, from the Administrative Borrower on behalf of the Borrowers, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that:  (A) such notice must be received by Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Revolving Credit Loans that are Eurodollar Rate Loans and (2) one Business Day prior to any date of prepayment of Revolving Credit Loans that are Base Rate Loans; and (B) any prepayment of Revolving Credit Loans that are Eurodollar Rate Loans will be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, or that are Base Rate Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding.  Each such notice will specify the date and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice and of the amount of such Lender’s Percentage Share thereof.  If the Administrative Borrower gives such notice, then the Borrowers’ prepayment obligation will be irrevocable, and the Borrowers will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein.  Any prepayment of a Revolving Credit Loan that is a Eurodollar Rate Loan will be accompanied by any additional amounts required pursuant to Section 3.05 (including amounts required pursuant to Section 3.05(c) and any foreign exchange losses).  Subject to Section 3.07, each such prepayment will be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Percentage Shares.

(ii)        The Borrowers may, upon notice to Swing Line Lender from the Administrative Borrower, on behalf of the Borrowers (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the date of the prepayment.  Each such notice will specify the date and amount of such prepayment.  If the Administrative Borrower gives such a notice, then the Borrowers’ prepayment obligation will be irrevocable, and the Borrowers will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein.

(ccc)     Mandatory Prepayments.

(i)        If, on any date and for any reason (except for the reason set forth in Section 2.06(c)(iv)),~~,~~ the Outstanding Amount of L/C Obligations exceeds the L/C Sublimit, the Borrowers will immediately (and in any event within three Business Days thereof) Cash Collateralize the Outstanding Amount of such L/C Obligations in an amount equal to such excess.

(ii)       If, on any date the Total Revolving Credit Outstandings, less the amount of L/C Obligations Cash Collateralized, exceeds the Aggregate Revolving Credit Commitments then in effect, including after giving effect to any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.07, the Borrowers will immediately (and in any event within three Business Days thereof), and without notice or demand, prepay the outstanding principal amount of the Revolving Credit Loans and Swing Line Loans and the amount of L/C Borrowings by an amount equal to the applicable excess. Any such prepayment will be applied, first, to any L/C Borrowings, second, to prepay any outstanding Swing Line Loans and third, to prepay any outstanding Revolving Credit Loans.

(iii)      If, following any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.07, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit (including as reduced by such reduction), the Borrowers will prepay on the reduction date the Outstanding Amount of Swing Line Loans by an amount equal to the amount by which such Outstanding Amount exceeds the Swing Line Sublimit.

(iv)       If, following any reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.07, the Outstanding Amount of L/C Obligations would exceed the L/C Sublimit (including as reduced by such reduction), the Borrowers will Cash Collateralize the Outstanding Amount of such L/C Obligations in an amount equal to such excess.

(ddd)Bank Product Obligations Unaffected.  Any repayment or prepayment made pursuant to this Section 2.06 shall not affect a Borrower’s or a Subsidiary’s obligation, if any, to continue to make payments under any Bank Product, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Bank Product.

SECTION 2.07. TERMINATION OR REDUCTION OF AGGREGATE REVOLVING CREDIT COMMITMENTS.

The Borrowers may, upon notice from the Administrative Borrower, on behalf of the Borrowers, to Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (a) any such notice will be irrevocable and received by Administrative Agent not later than 11:00 a.m. three Business Days prior to the requested effective date of such termination or reduction; (b) any such partial reduction will be in an aggregate amount of $25,000,000 or any whole multiple of $5,000,000 in excess thereof; (c) the Borrowers will not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments; and (d) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the L/C Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit(s) will be automatically reduced by the amount of such excess.  Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Revolving Credit Commitments will be applied to the commitment of each Lender according to its Percentage Share thereof.  All Revolving Credit Commitment Fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments will be paid on the effective date of such termination.

SECTION 2.08. FINAL REPAYMENT OF REVOLVING CREDIT LOANS AND SWING LOANS.

On the Revolving Credit Maturity Date, the Borrowers will repay (i) to Lenders in full the aggregate Outstanding Amount of all Revolving Credit Loans and (ii) to Swing Line Lender in full the aggregate Outstanding Amount of all Swing Line Loans, and in each case all accrued and unpaid interest thereon.

SECTION 2.09. INTEREST; APPLICABLE RATES.

(eee)    Interest Generally.  Subject to the provisions of Section 2.09(b), (i) each Eurodollar Rate Loan will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan (including each Swing Line Loan) will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(fff)      Default Rate.

(i)        If an Event of Default under Section 8.01(a) occurs as a result of the Borrowers’ failure to timely make any payment of the Obligations when due and payable under this Agreement or any of the other Loan Documents (after giving effect to any applicable cure period) and is continuing or under Section 8.01(f) occurs and is continuing, then, without limitation of and in addition to clause (ii) of this Section 2.09(b), the entire principal amount of the Obligations (except for undrawn Credits) will thereafter, from the date such Event of Default occurred and continuing until the related Event of Default has been cured or waived in accordance with Section 10.01 of this Agreement, without any required notice from Lenders or Administrative Agent, bear interest at a fluctuating rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws.

(ii)       If any Event of Default occurs, then, without limitation of and in addition to clause (i) of this Section 2.09(b), upon written notice to the Borrowers from Required Lenders (or from Administrative Agent at the direction of Required Lenders), the outstanding Obligations under this Agreement and the other Loan Documents will, effective as of the date of delivery of such written notice to the Administrative Borrower, on behalf of the Borrowers, and continuing until the related Event of Default has been cured or waived in accordance with Section 10.01, will bear interest at a fluctuating rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws.

(iii)     Accrued and unpaid interest on past due amounts (including interest on past due interest) will be due and payable upon demand.

(ggg)     Payment Dates; Accrual of Interest.  Interest on each Loan will be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder will be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under any Bankruptcy Law.

(hhh)     Increases and Decreases of Applicable Rates.  Any increase or decrease in any Applicable Rate resulting from a change in the Consolidated Leverage Ratio will become effective as of the date that is the earlier of (i) the last date by which the Borrowers are otherwise required to deliver a Compliance Certificate in accordance with Section 6.01(c) for given period (each such date, a “calculation date”) and (ii) the date that is two Business Days after the date on which the Administrative Borrower, on behalf of the Borrowers, actually delivers a Compliance Certificate in accordance with Section 6.01(c) for a given period.  Notwithstanding the foregoing, the Applicable Rates in effect from the ~~Closing~~Third Amendment Effective Date to the date that is two Business Days following receipt by Administrative Agent of a timely delivered Compliance Certificate with respect to the Fiscal Period ending  June 30, ~~2014~~2017 (the “Initial Applicable Rates”) shall be ~~based on the Tier IV~~the greater of (a) the applicable pricing level based on the Compliance Certificate delivered in accordance with Section 6.01(c) for any applicable period or (b) Tier III as indicated on the grid set forth in the definition of “Applicable Rate”.  If any Compliance Certificate required to be delivered in accordance with Section 6.01(c) is not delivered to Administrative Agent on or before the related calculation date, then the levels corresponding to Tier 1 as indicated on the grid set forth in the definition of “Applicable Rate” will apply, effective on the related calculation date until two Business Days after such Compliance Certificate is actually received by Administrative Agent.

Notwithstanding the foregoing and for the avoidance of doubt, if, for any period and for any reason, the actual Consolidated Leverage Ratio, as determined by Administrative Borrower in good faith and consented to by the Administrative Agent (such consent not to be unreasonably withheld), is higher than that reported in the related Compliance Certificate delivered for such period, then the Borrowers will immediately, without the requirement of notice or demand from any Person, pay to Lending Parties an amount equal to the excess of (A) the amount of interest or fees that would have accrued had the Applicable Rates for such period been based upon the actual Consolidated Leverage Ratio for such period rather than the Consolidated Leverage Ratio reported in the Compliance Certificate delivered for such period over (B) the amount of interest or fees that was actually paid by the Borrowers based upon the Consolidated Leverage Ratio reported in the Compliance Certificate delivered for such period.  The foregoing will in no way limit the rights of Administrative Agent to impose the Default Rate of interest pursuant to Section 2.09(b) or to exercise any other remedy available at law or as provided hereunder or under any of the other Loan Documents.

SECTION 2.10. FEES.

In addition to certain fees described in subsections (h) and (i) of Section 2.04:

(iii)      Revolving Credit Facility Commitment Fee.  The Borrowers will pay to Administrative Agent for the account of each Lender in accordance with its Percentage Share, a commitment fee (the “Revolving Credit Commitment Fee”) equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of the Total Revolving Credit Outstandings (less the Outstanding Amount of Swing Line Loans) for each such day, subject to adjustment as provided in Section 3.07;  provided that, if any Compliance Certificate required to be delivered in accordance with Section 6.01(c) is not delivered to Administrative Agent on or before the related calculation date, then the levels corresponding to Tier 1 as indicated on the grid set forth in the definition of “Applicable Rate” will apply, effective on the related calculation date until two Business Days after such Compliance Certificate is actually received by Administrative Agent.  The Revolving Credit Commitment Fee will accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and will be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Maturity Date.  The Revolving Credit Commitment Fee will be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount will be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained in this clause (a), the determination of the Applicable Rate for any period and at ~~anytime~~any time will be subject to the provisions of Section 2.09(d).

(jjj)      Administrative Agent’s, L/C Issuer’s and Arranger’s Fees. The Borrowers will pay such fees as are specified as owing to such Persons in the Fee Letters.

SECTION 2.11. COMPUTATIONS OF INTEREST AND FEES.

All computations of interest for Base Rate Loans based on the Prime Rate will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest and fees hereunder will be made on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a year of 365 or 366 days, as applicable), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.13(a), bear interest for one day.  Each determination by Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error.  Without limitation of the foregoing, in computing the interest on any Eurodollar Rate Loan denominated in an Alternative Currency, such Loan will have added to it the U.K. Regulatory Cost, if any, associated with such Loan.

SECTION 2.12. EVIDENCE OF INDEBTEDNESS.

(kkk)     Evidence of Payments.  The Credit Extensions made by each Lender will be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business, including the Register as described in Section 10.06(c).  The accounts or records maintained by Administrative Agent and each Lender will be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  If any conflict exists between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent will control in the absence of manifest error.  Upon the request of any Lender made through Administrative Agent, the Borrowers will execute and deliver to such Lender (through Administrative Agent) a Note, which will evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(lll)     Evidence of Certain Participations.  In addition to the accounts and records referred to in Section 2.12(a), each Lender and Administrative Agent will maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Credits and Swing Line Loans.  If any conflict exists between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent will control in the absence of manifest error.

SECTION 2.13. PAYMENTS GENERALLY; RIGHT OF ADMINISTRATIVE AGENT TO MAKE DEDUCTIONS AUTOMATICALLY.

(mmm)      Payments Generally.

(i)        All payments to be made by the Borrowers will be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein or under any Cash Sweep Agreement, all payments by the Borrowers hereunder will be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than (i) 12:00 noon on the date specified herein or (ii) after the Applicable Time specified by Administrative Agent in the case of payments in an Alternative Currency, will in each case be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue.  If, for any reason, any Borrower is prohibited by any requirement of applicable Law from making any required payment hereunder in an Alternative Currency, the Borrowers will make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  Administrative Agent will promptly distribute to each Lender its Percentage Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by Administrative Agent after 12:00 noon will be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue; provided, however, that at the request of Administrative Agent, payments of interest on Eurodollar Rate Loans denominated in an Alternative Currency will be made in the applicable Alternative Currency in immediately available funds to such account at such bank as Administrative Agent may designate to any Borrower, no later than 12:00 noon (local time in the place where such bank is located) on the due date.  If any payment to be made by the Borrowers will come due on a day other than a Business

Day, payment will be made on the next following Business Day, and such extension of time will be reflected in computing interest or fees, as the case may be.

(ii)       The Borrowers hereby authorize Administrative Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from any account of the Borrowers maintained with Administrative Agent and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of the Borrowers maintained at Administrative Agent.  Administrative Agent agrees to provide written notice to the Borrowers of any automatic deduction made pursuant to this Section 2.13(a)(ii) showing in reasonable detail the amounts of such deduction.  Each Lender agrees to reimburse the Borrowers based on its applicable Percentage Share for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

(nnn)   Fundings by the Lenders, Payments by the Borrowers and Presumptions by Administrative Agent.

(i)        Unless Administrative Agent will have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender, on the one hand, and the Borrowers, on the other hand, each severally agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to the Borrowers to the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Revolving Credit Loans that are Base Rate Loans.  If the Borrowers and such Lender will pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent will promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid will constitute such Lender’s Revolving Credit Loan included in such Borrowing.  Any payment by the Borrowers will be without prejudice to any claim the Borrowers may have against a Lender that will have failed to make such payment to Administrative Agent.

(ii)        Unless Administrative Agent will have received notice from the Borrowers prior to the date on which any payment is due hereunder to Administrative Agent for the account of the Lenders or any L/C Issuer that the Borrowers will not make such payment, Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then the Lenders and the L/C Issuer, as the case may be, each severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lenders or L/C Issuer, as the case may be, in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of Administrative Agent to any Lender or the Borrowers (including to the Administrative Borrowers on behalf of the Borrowers) with respect to any amount owing under this Section 2.13(b) will be conclusive, absent manifest error.

(ooo)Failure to Satisfy Conditions Precedent.  Subject to Section 2.04 and Section 2.05, if any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II and such funds are not made available to the Borrowers by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent will return such funds (in like funds as received from such Lender) to such Lender, without interest.

(ppp)Obligations of the Lenders are Several and not Joint.  The obligations of the Lenders hereunder to make Loans, to fund participations in Credits and Swing Line Loans and to make payments under Section 2.13(b)(ii),  Section 10.04(c) and Section 10.05 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 2.13(b)(ii),  Section 10.04(c) or Section 10.05 on any date required hereunder will not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender will be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 2.13(b)(ii),  Section 10.04(c) or Section 10.05.

(qqq)Funding Sources.  Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.  Without limitation of the preceding sentence, neither Administrative Agent nor any Lender will be required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the Eurodollar Rate.  The provisions of this Section 2.13(e) will apply as if each Lender had match funded any Obligation as to which interest is accruing at the Eurodollar Rate by acquiring eurodollar deposits for each Interest Period in the amount of the Eurodollar Rate Loans.

SECTION 2.14. SHARING OF PAYMENTS.

If any Lender will, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its Percentage Share (or other applicable share as provided herein) thereof as provided herein, then the Lender receiving such greater proportion will:  (a) notify Administrative Agent of such fact; and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 will not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement including the application of funds arising from the existence of a Defaulting Lender, (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.14 will apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 2.15. INCREASE IN AGGREGATE COMMITMENTS AND INCREMENTAL TERM LOANS.

(rrr)Increase in Aggregate Commitments and Incremental Term Loans Generally.  So long as the Aggregate Commitments have not previously been voluntarily reduced pursuant to Section 2.07, and subject to the further conditions set forth in Section 2.15(c), upon notice to Administrative Agent by the Administrative Borrower, on behalf of the Borrowers, at any time after the Closing Date but not less than thirty days prior to the Revolving Credit Maturity Date, the Borrowers may (i) incur additional Indebtedness under this Agreement in the form of one or more new term loan facilities under this Agreement (each, an “Incremental Term Loan”) and/or (ii) request one or more Additional Revolving Credit Commitments; provided that (A) after giving effect thereto, the aggregate amount of Additional Revolving Credit Commitments and Incremental Term Loans that have been added pursuant to this Section 2.15 will not exceed $~~350,000,000~~200,000,000; (B) any such addition will be in a minimum aggregate amount of $25,000,000 or any whole multiple of $5,000,000 in excess thereof (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Additional Revolving Credit Commitments and Incremental Term Loans set forth in clause (A) of this proviso); and (C) the Borrowers may request a maximum of three such Additional Revolving Credit Commitments and/or Incremental Term Loans.

(sss)Certain Provisions Regarding Increase of Aggregate Commitments.  If any Additional Revolving Credit Commitments and/or Incremental Term Loans are added in accordance with this Section 2.15, the Administrative Agent and the Administrative Borrower, on behalf of the Borrowers, will determine the effective date (the “Additional Commitments Effective Date”) of such addition and the amount of, and the Persons who will provide, such Additional Revolving Credit Commitments and/or Incremental Term Loans; provided that no Person who is not at the time a Lender will be selected to provide Additional Revolving Credit Commitments and/or Incremental Term Loans until each existing Lender has been provided with a reasonable opportunity to provide all or a portion of such Additional Revolving Credit Commitments and/or Incremental Term Loans in an amount not less than its Percentage Share thereof and has either accepted, declined or failed to respond to such opportunity to provide such percentage share of such Additional Revolving Credit Commitments and/or Incremental Term Loans; provided, further, that no existing Lender will have any obligation to provide all or any portion of such Additional Revolving Credit Commitments and/or Incremental Term Loans.  The Administrative Agent will promptly notify the Administrative Borrower, on behalf of the Borrowers, and Lending Parties of the final amount of such Additional Revolving Credit Commitments and/or Incremental Term Loans and the Additional Commitments Effective Date, as well as in the case of each notice to any Lender, the respective interests in such Lender’s Revolving Credit Loans and/or Incremental Term Loans, as applicable, in each case subject to the assignments contemplated by this Section 2.15.  As conditions precedent to each such Additional Revolving Credit Commitments and/or Incremental Term Loans:  (i) the representations and warranties contained in Article V and the other Loan Documents (including all documents required pursuant to Section 2.15(c)) will be true and correct on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will have been true and correct as of such earlier date, and except that, for purposes of this Section 2.15(b), the representations and warranties contained in Section 5.10 will be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b), respectively; (ii) no Default or Event of Default will exist immediately before or immediately after giving effect to such addition; (iii) the Borrowers will be in compliance with the financial covenants set forth in Section 7.14 after giving pro forma effect to the making of Additional Revolving Credit Commitments and/or Incremental Term Loans

and the Loans made in connection therewith; (iv) the Borrowers, Administrative Agent and Lending Parties (including any new Lending Parties being added in connection with such addition) will have entered into all documents required pursuant to Section 2.15(c), and the Borrowers will have complied with all of the conditions precedent to the effectiveness of such addition as provided in such documents (including any requirement to pay fees and expenses to any or all of Administrative Agent, the Arrangers and the Lending Parties, including any new Lending Parties); and (v) the Borrowers will have delivered to Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Administrative Borrower, on behalf of the Borrowers, certifying as to the truth, accuracy and correctness of the matters set forth in the immediately preceding clauses (i), (ii) and (iii). On each Additional Commitments Effective Date, each applicable Lender, Eligible Assignee or other Person who is providing an Additional Revolving Credit Commitment and/or Incremental Term Loan will become a “Lender”  for all purposes of this Agreement and the other Loan Documents.  Any Additional Revolving Credit Loan will be a “Revolving Credit Loan”  for all purposes of this Agreement and the other Loan Documents.  In furtherance of the foregoing, in connection with any Additional Revolving Credit Commitments, on any Additional Commitments Effective Date on which Additional Revolving Credit Commitments are made, subject to the satisfaction of the other terms and conditions contained in this Section 2.15, (1) each of the existing Lenders will assign to each Person providing an Additional Revolving Credit Commitment, and each such Person will purchase from each of the existing Lenders, in an amount equal to the Outstanding Amount thereof (together with accrued but unpaid interest thereon), such interests in the Revolving Credit Loans outstanding on such date as will be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders and the Person making the Additional Revolving Credit Commitments ratably in accordance with their Percentage Shares after giving effect to the addition of such Additional Revolving Credit Commitments to the existing Revolving Credit Commitments; and (2) each Person making an Additional Revolving Credit Commitment will be deemed for all purposes to have made a Revolving Credit Commitment and each Additional Revolving Credit Loan will be deemed, for all purposes, a Revolving Credit Loan.

(ttt)    Terms and Documentation.  Any other terms of and documentation entered into in respect of any Additional Revolving Credit Commitments and/or Incremental Term Loans made pursuant to this Section 2.15 (collectively, the “Additional Commitment Documentation”) will be (i) with respect to Additional Revolving Credit Commitments, consistent with the Revolving Credit Commitments or (ii) with respect to any Incremental Term Loans, reasonably satisfactory to the Administrative Agent; provided that (A) the Borrowers and the Additional Lenders providing an Additional Revolving Credit Commitment may agree to additional fees payable to such Additional Lenders in consideration of such Additional Lender’s agreement to provide such Additional Revolving Credit Commitment and/or Incremental Term Loan, (B) the Borrowers and the Additional Lenders providing an Incremental Term Loan may agree to the pricing (including the interest rate margins, any upfront fees, any arrangement fees, any underwriting fees and any original issue discount) applicable to such Incremental Term Loan, and (C) no Incremental Term Loan shall have a maturity date earlier than the Revolving Credit Maturity Date.  Any Additional Revolving Credit Commitments and/or Incremental Term Loans made or provided pursuant to this Section 2.15 will be (i) entitled, on a pari passu basis, to the same benefit of the Guaranties as the Revolving Credit Commitments and (ii) evidenced by one or more entries in the Register maintained by Administrative Agent in accordance with the provisions set forth in Section 10.06(c).

(uuu)   Amendment to Credit Agreement.  The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Loan Document as may be necessary to incorporate the terms of any new Incremental Term Loan therein.

SECTION 2.16. CASH COLLATERAL.

(vvv)   Certain Credit Support Events.  Upon the request of Administrative Agent or L/C Issuer,

(i) if any L/C Issuer has honored any full or partial drawing request under any Credit issued by it and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers will immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  At any time that there will exist a Defaulting Lender, immediately upon the request of Administrative Agent, any L/C Issuer or Swing Line Lender, the Borrowers will deliver to Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.07(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(www)Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) will be maintained in blocked, interest bearing deposit accounts at Wells Fargo (the type of such account to be agreed upon between Administrative Agent and Administrative Borrower in form and substance satisfactory to Administrative Agent in its Reasonable Discretion).  Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the Credit Group, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  For the purpose of any Cash Collateral held in an interest bearing account pursuant to this Agreement, Administrative Agent will report to Administrative Borrower the aggregate amount of interest and other income earned on the Cash Collateral (such aggregate amounts, “Cash Collateral Interest”) upon receiving a written request for such information from Administrative Borrower.  All Cash Collateral Interest earned during each calendar year on the Cash Collateral deposited in such account will automatically be released to Administrative Borrower within ten Business Days after each December 31 of a calendar year.  Each Borrower will bear responsibility for paying any Taxes due thereon, and, as reasonably requested by Administrative Agent, each Borrower will provide to Administrative Agent a withholding certificate relating to such Taxes; provided, however, that Administrative Agent will withhold from amounts otherwise due to such party if required by any applicable Law.  The parties agree that, for tax reporting purposes, all Cash Collateral Interest will, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Borrowers, whether or not such income was disbursed during such calendar year.  The Borrowers will be responsible for paying Taxes (including any penalties and interest thereon) on all Cash Collateral Interest earned on the Cash Collateral and for filing all necessary tax returns with respect to such income, provided, that Administrative Agent will have no obligation to file or prepare any tax returns or prepare any other reports for any taxing authorities concerning matters covered by this Agreement.  Administrative Agent will file any applicable IRS form, including IRS Form 1099, consistent with such treatment to the extent required by applicable Law. If any amounts payable to a Borrower under this Agreement would be subject to any penalty tax by reason of the application of Section 409A of the Code or regulations promulgated thereunder, then the Borrowers hereto agree to use commercially reasonable efforts to take such steps as they agree to be necessary or desirable (including providing an instruction to Administrative Agent) to comply with such Code section.  In no event will Administrative Agent be liable in connection with its investment or reinvestment of any Cash Collateral held by it pursuant to this Agreement in good faith and in accordance with the terms of any agreement concerning such Cash Collateral, including any liability for delays in the investment or reinvestment of the Cash Collateral, or any loss of interest incident to any such delays.

(xxx)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.04,  2.05,  2.06,  3.07 or 8.03 in respect of

Letters of Credit or Swing Line Loans will be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(yyy)     Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations will be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee) or (ii) Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (1) that Cash Collateral furnished by or on behalf of a Borrower will not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04), and (2) the Person providing Cash Collateral and any L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral will not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01. TAXES.

(zzz)     Payments Free of Taxes.

(i)        Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document will to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes (other than Excluded Taxes).  If, however, applicable Laws require any Borrower or such other Loan Party or Administrative Agent to withhold or deduct any Tax, such Tax will be withheld or deducted in accordance with such Laws as determined by such Borrower or such other Loan Party or Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e).

(ii)       If any Borrower or any other Loan Party or Administrative Agent will be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) Administrative Agent will withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) Administrative Agent will timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower or such other Loan Party, as the case may be, will be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01), Administrative Agent or the applicable Lending Party, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(aaaa)  Payment of Other Taxes by the Borrowers and the Other Loan Parties.  Without limiting the provisions of Section 3.01(a), each Borrower and each other Loan Party will timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(bbbb) Indemnification by Each Borrower and Each Other Loan Party.

(i)        Without limiting the provisions of Section 3.01(a) and Section 3.01(b), each Borrower and each other Loan Party will, and do hereby, jointly and severally, indemnify Administrative Agent and each Lending Party, and will make payment in respect thereof within fifteen days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by any Borrower or any other Loan Party or Administrative Agent or paid by Administrative Agent or such Lending Party, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Borrower and each other Loan Party will also, and do hereby, jointly and severally, indemnify Administrative Agent, and will make payment in respect thereof within fifteen days after demand therefor, for any amount which Lending Party for any reason fails to pay indefeasibly to Administrative Agent as required by clause (ii) of this Section 3.01(c).  A certificate as to the amount of any such payment or liability delivered to any Borrower or any other Loan Party by a Lending Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lending Party, will be conclusive absent manifest error.

(ii)       Without limiting the provisions of Section 3.01(a) and Section 3.01(b), (A) no Loan Party will be required to indemnify any Foreign Lender, or pay any additional amount to such Foreign Lender, pursuant to Section 3.01(a),  (b) or (c) in respect of Taxes to the extent that the obligation to pay or indemnify such additional amounts would not have arisen but for the failure of such Foreign Lender to comply with the provisions of Section 3.01(e), and (B) each Lending Party will, and does hereby, indemnify each Borrower and each other Loan Party and Administrative Agent, and will make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or any other Loan Party or Administrative Agent) incurred by or asserted against any Borrower or Administrative Agent by any Governmental Authority as a result of the failure by such Lending Party to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lending Party to such Borrower or such other Loan Party or Administrative Agent pursuant to Section 3.01(e).  Each Lending Party hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lending Party under this Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (ii).  The agreements in this clause (ii) will survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lending Party, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(cccc)  Evidence of Payments.  Upon request by any Borrower or any other Loan Party or Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or such other Loan Party or Administrative Agent to a Governmental Authority as provided in this Section 3.01, each Borrower and each other Loan Party will deliver to Administrative Agent or Administrative Agent will deliver to such Borrower or such other Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or such other Loan Party or Administrative Agent, as the case may be.

(dddd) Status of Lenders; Tax Documentation.

(i)        Each Lending Party will deliver to the Borrowers and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrowers or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lending Party’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers or any other Loan Party pursuant to this Agreement or otherwise to establish such Lending Party’s status for withholding tax purposes in the applicable jurisdiction.

(ii)       Without limiting the generality of the foregoing, if any Borrower is resident for tax purposes in the United States,

(A)       any Lending Party that is a “United States person” within the meaning of Section 7701(a)(30) of the Code will deliver to the Borrowers and Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrowers or Administrative Agent as will enable the Borrowers or Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)       each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document will deliver to the Borrowers and Administrative Agent (in such number of copies as will be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lending Party under this Agreement (and from time to time thereafter upon the request of the Borrowers or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)        executed originals of Internal Revenue Service Form W‑8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)        executed originals of Internal Revenue Service Form W‑8ECI,

(3)        executed originals of Internal Revenue Service Form W‑8IMY and all required supporting documentation,

(4)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent stockholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or

(5)        executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or Administrative Agent to determine the withholding or deduction required to be made.

(iii)      If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment

(iv)        ~~(iii)~~ Each Lending Party will promptly (A) notify the Borrowers and Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as will not be materially disadvantageous to it, in the reasonable judgment of such Lending Party, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrowers or Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lending Party.

(eeee)   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time will Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lending Party, or have any obligation to pay to any Lending Party, any refund of Taxes withheld or deducted from funds paid for the account of such Lending Party.  If Administrative Agent or any Lending Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or any other Loan Party or with respect to which the Borrowers or any other Loan Party has paid additional amounts pursuant to this Section 3.01, it will pay to the Borrowers or such other Loan Party, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or such other Loan Party, as the case may be, under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Administrative Agent or such Lending Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers or such other Loan Party, as the case may be, upon the request of Administrative Agent or such Lending Party, agrees to repay the amount paid over to the Borrowers or such other Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lending Party, as the case may be, in the event Administrative Agent or such Lending Party is required to repay such refund to such Governmental Authority.  This Section 3.01(f) will not be construed to require Administrative Agent or any Lending Party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Loan Party or any other Person.

(g)FATCA.  For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable Law” includes FATCA.  For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement or any Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 3.02. ILLEGALITY.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank offered market, then, on notice thereof by such Lender to the Borrowers through Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Revolving Credit Loans that are Base Rate Loans to Eurodollar Rate Loans will be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender will, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrowers will, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender will, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans as indicated by a written notice from such Lender to Administrative Agent and the Borrowers, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Administrative Agent will during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrowers will also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.

SECTION 3.03. INABILITY TO DETERMINE RATES.

If (a) Administrative Agent determines in connection with any request for a Borrowing or continuation of, or a conversion to, Eurodollar Rate Loan that (i) Dollar deposits are not being offered to banks in the London interbank offered market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) Required Lenders determine in connection with any request for a Borrowing or continuation of, or a conversion to, a Eurodollar Rate Loan that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Administrative Agent will promptly so notify the Borrowers and each Lender in writing.  Thereafter, (1) the obligation of the Lenders to make or maintain Eurodollar Rate Loans will be suspended, and (2) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate will be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing consisting of Base Rate Loans in the amount specified therein.

SECTION 3.04. INCREASED COSTS.

(ffff)     Increased Costs Generally.  If any Change in Law will:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lending Party (except any reserve requirement reflected in the Eurodollar Rate);

(ii)       subject any Lending Party to any tax of any kind whatsoever with respect to this Agreement, any Credit, any participation in a Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lending Party in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lending Party); or

(iii)       impose on any Lender or any L/C Issuer or the London interbank offered market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Credit or participation therein;

and the result of any of the foregoing will be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Credit (or of maintaining its obligation to participate in or to issue any Credit), or to reduce the amount of any sum received or receivable by such Lending Party hereunder (whether of principal, interest or any other amount), then, upon request of such applicable Lending Party, the Borrowers will pay to such Lending Party such additional amount or amounts as will compensate such Lending Party for such additional costs incurred or reduction suffered.

(gggg)   Capital Requirements.  If any Lending Party determines that any Change in Law affecting such Lending Party or the Lending Office of such Lending Party or such Lending Party’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lending Party’s capital or on the capital of such Lending Party’s holding company, if any, as a consequence of this Agreement, the Commitments of any such Lender or the Loans made by, or participations in Letters of Credit held by, any such Lender, or the Credits issued by any such L/C Issuer, to a level below that which such Lending Party or such Lending Party’s holding company could have achieved but for such Change in Law (taking into consideration such Lending Party’s policies and the policies of such Lending Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lending Party such additional amount or amounts as will compensate such Lending Party or such Lending Party’s holding company for any such reduction suffered.

(hhhh)  Certificates for Reimbursement.  A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, as well as the basis for determining such amount or amounts, and delivered to the Administrative Borrowers, on behalf of the Borrowers, will be conclusive absent manifest error; provided that such certificate sets forth in reasonable detail the amount or amounts payable to such Lending Party pursuant to Sections 3.04(a) and (b).  The Borrowers will pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(iiii)      Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 will not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrowers will not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to in this subsection (d) will be extended to include the period of retroactive effect thereof).

(jjjj)Lookback; Nondiscrimination.  Notwithstanding the provisions of Sections 3.04(a) and (b), the Borrowers will only be liable (a) for amounts in respect of increased costs or reduced returns for the period of up to ninety days prior to the date on which such demand was made and (b) to the extent the Lender making demand therefor has required similarly situated borrowers or obligors to pay comparable amounts in respect of such increased costs or reduced returns.

SECTION 3.05. COMPENSATION FOR LOSSES.

Upon demand of any Lender (with a copy to Administrative Agent) from time to time, the Borrowers will promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than to continue a Loan as, or to convert a Loan to, a Base Rate Loan on the date or in the amount notified by the Borrowers, (c) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers, or (d) any assignment of a Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.04 or Section 3.06, including, in each of the foregoing cases, any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers will also pay any customary administrative fees charged by such Lender in connection with the foregoing.  For purposes of calculating amounts payable by the Borrowers to Lenders under this Section 3.05, each Lender will be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank offered market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  For purposes of calculating amounts payable to any Lender under this Section 3.05, such Lender will be deemed to have funded each Eurodollar Rate Loan denominated in an Alternative Currency made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

SECTION 3.06. MITIGATION OBLIGATIONS.

Notwithstanding anything to the contrary contained in Section 10.01, if any Lending Party requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lending Party or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lending Party gives a notice pursuant to Section 3.02, then such Lending Party, at the request of the Borrowers, will use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lending Party, such designation or assignment:  (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable; and (ii) in each case, would not subject such Lending Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lending Party as reasonably determined by such Lending Party.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lending Party in connection with any such designation or assignment.

SECTION 3.07. DEFAULTING LENDERS.

(kkkk)  Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)        Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement will be restricted as set forth in Section 10.01.

(ii)       Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 10.08), will be applied at such time or times as may be determined by Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Credit or Swing Line Loan; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrowers and subject to Section 2.16(b), to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (2) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.07(a)(ii) will be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)      Certain Fees.  That Defaulting Lender (A) will not be entitled to receive any Revolving Credit Commitment Fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers will not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (B) will be limited in its right to receive L/C Fees as provided in Section 2.04(h).

(iv)      Reallocation of Percentage Shares to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Credits or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Percentage Share” of each non-Defaulting Lender that is a Lender will be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided, that, (A) each such reallocation will be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) each such reallocation will be given effect only to the extent that, after giving effect to such reallocation, each non-Defaulting Lender’s Percentage Share of the Defaulting Lender’s aggregate Fronting Exposure will not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the sum of (x) the aggregate Outstanding Amount of the Revolving Credit Loans of that non- Defaulting Lender and (y) that non-Defaulting Lender’s Percentage Share of the then Outstanding Amount of any L/C Obligations.  Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(llll)Defaulting Lender Cure.  If the Borrowers, Administrative Agent, each L/C issuer and Swing Line Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Credits and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Percentage Share (without giving effect to Section 3.07(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3.08. REPLACEMENT OF LENDERS.

(mmmm)         Notwithstanding anything to the contrary contained in Section 10.01, the Borrowers may with respect to any Specified Lender:

(i)         request one or more of the other Lenders to acquire and assume all of such Specified Lender’s Loans (including participations in L/C Obligations and in Swing Line Loans) and Commitments, which Lender or Lenders will have the right, but not the obligation, to so acquire and assume such Specified Lender’s Loans (including participations in L/C Obligations and in Swing Line Loans) and Commitments pursuant to the procedures set forth in Section 10.06(b); or

(ii)         with the prior written consent of Administrative Agent and, if such Specified Lender has any Revolving Credit Commitments, each applicable designated L/C Issuer and Swing Line Lender (which consent will not be unreasonably withheld or delayed), designate a replacement bank or financial institution that is an Eligible Assignee (a “Replacement Lender”), which Replacement Lender will assume all of the Loans (including participations in L/C Obligations and in Swing Line Loans) and Commitments of such Specified Lender pursuant to the procedures set forth in Section 10.06(b);

provided that the Borrowers may not require such Specified Lender to make any assignment and delegation, pursuant to the immediately preceding clauses (i) or (ii), as applicable, if (1) a Default or Event of Default then exists or (2) as a result of a change in circumstances involving such Lender or otherwise prior to the effectiveness of any such action, such Specified Lender is no longer a Specified Lender as a result of it no longer being a Defaulting Lender.

Any assignment and delegation by, a Specified Lender pursuant to this Section 3.08(a) will be subject to Section 3.05 and to payment to such Specified Lender of the aggregate Outstanding Amount of all of its Loans (including participations in L/C Obligations and in Swing Line Loans) at the time owing to it, all accrued and unpaid interest thereon, all accrued and unpaid fees and all other amounts payable to it hereunder, which amounts will be paid to such Specified Lender by the applicable assignee (to the extent of all such outstanding principal and accrued and unpaid interest and fees) and the Borrowers (to the extent of all such other amounts).  Each Lender hereby grants to Administrative Agent a power of attorney (which power of attorney, being coupled with an interest, is irrevocable) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in circumstances contemplated by this Section 3.08(a).

(nnnn)  Certain Rights as a Lender.  Upon the prepayment of all amounts owing to any Specified Lender and the termination of such Lender’s Commitments pursuant to this Section 3.08, such Specified Lender will no longer constitute a “Lender”  for purposes hereof; provided that such Specified Lender will continue to be entitled to the benefits of Sections 3.01,  3.04,  3.05, and 10.04 with respect to facts and circumstances occurring prior to the date on which all amounts owing to such Specified Lender were prepaid in full and the Commitments of such Specified Lender were terminated pursuant to this Section 3.08.

(oooo)  Evidence of Replacement.  Promptly following the replacement of any Specified Lender in accordance with this Section 3.08, Administrative Agent will distribute an amended Schedule 2.02, which will be deemed incorporated into this Agreement, to reflect changes in the identities of Lenders and adjustments of their respective Commitments or Percentage Shares, as applicable, resulting from any such removal or replacement.

SECTION 3.09. SURVIVAL.

All obligations of the Borrowers under this Article III will survive termination of the Aggregate Revolving Credit Commitments and repayment of all other Obligations.

ARTICLE IV
CONDITIONS PRECEDENT

SECTION 4.01. CONDITIONS TO EFFECTIVENESS AND TO INITIAL CREDIT EXTENSION.

The obligation of the Lending Parties to make the initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent:

(pppp)  Receipt of Certain Documents.  Administrative Agent will have received the following, each of which will be, unless otherwise specified herein or otherwise required by Administrative Agent, originals (or telefacsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof)), each, to the extent to be executed by a Loan Party, properly executed by a Responsible Officer of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), all in sufficient number as Administrative Agent will separately identify (including, if specified by Administrative Agent, for purposes of the distribution thereof to Administrative Agent, Lending Parties and the Borrowers):

(i)         This Agreement.  This Agreement, duly executed by each Borrower and each initial Guarantor, each Lending Party and Administrative Agent, together with all completed Schedules to this Agreement;

(ii)        Notes.  If requested by Swing Line Lender or any Lender, separate Notes executed by the Borrowers in favor of each such requesting Lending Party evidencing, as applicable, the Swing Line Loans or Revolving Credit Loans to be made by such Lending Party, duly executed by the Borrowers;

(iii)       Secretary’s Certificates.  Certificates, executed by the secretary of each Loan Party on behalf of such Loan Party, certifying, among other things, (A) that attached to such certificate are (1) true, correct and complete copies of the Organizational Documents of such Loan Party then in full force and effect, (2) true, correct and complete copies of the resolutions then in full force and effect adopted by the board of directors of such Loan Party authorizing and ratifying the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party, (3) a certificate of good standing from the secretary of state of the state under whose laws such Loan Party was incorporated, (B) the name(s) of the Responsible Persons of such Loan Party authorized to execute Loan Documents on behalf of such Loan Party, together with a incumbency samples of the true signatures of such Responsible Persons, and (C) that Administrative Agent and the Lending Parties may conclusively rely on such certificate;

(iv)       Bring-Down Certificate.  A certificate signed by a Responsible Officer of each Loan Party (or in the case of CH2M Plateau Remediation Company an authorized signatory) certifying that (A) the conditions specified in Section 4.02 to the initial Credit Extension have been satisfied and (B) the Loan Parties are in compliance with the financial covenants set forth in Section 7.14 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of December 31, 2013, on a pro forma basis after giving effect to the transactions contemplated hereunder; and

(v)        Opinions of the Loan Parties’ Counsel.  Such favorable opinion of (A) Dorsey & Whitney LLP, special counsel to the Loan Parties, addressed to Administrative Agent and each Lending Party, as to such matters as are reasonably required by Administrative Agent or any Lending Party with respect to the Loan Parties and the Loan Documents and (B) Carlton Fields Jorden Burt, P.A., special counsel to CH2M Inc., addressed to Administrative Agent and each Lending Party, as to such matters as are reasonably required by Administrative Agent or any Lending Party with respect to CH2M Inc. and the Loan Documents, and each of (A) and (B) in form and substance reasonably acceptable to Administrative Agent and its counsel.

(qqqq)  Financial Information.  Administrative Agent will have received (i) audited Consolidated financial statements for the Parent and its Subsidiaries for the three Fiscal Years most recently ended and interim unaudited financial statements for each Fiscal Period ended since the last audited financial statement and (ii) projections prepared by management of balance sheets and income statements of the Parent and its Subsidiaries for the period from the Fiscal Period in which the Closing Date occurs through and including the end of the Parent’s Fiscal Years ending December 31, 2014, December 31, 2015 and December 31, 2016.

(rrrr)   Third-Party Consents.  All material consents, approvals and authorizations from third Persons required under any material contract or agreement or other document necessary or for the consummation of the transactions contemplated by this Agreement and the other Loan Documents.

(ssss)    No Litigation.  No litigation, arbitration, investigation or other proceeding by any entity (private or governmental) will be pending or overtly threatened (a) with respect to this Agreement or any of the related Loan Documents, or (b) which could, if adversely determined, reasonably be expected to have or result in a Material Adverse Effect.

(tttt)     Know Your Customer.  Administrative Agent will have received all documentation and other information from the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(uuuu)  No Material Adverse Effect.  No Material Adverse Effect will have occurred since December 31, 2013.

(vvvv)   Payment of Fees.  The Borrowers will have paid (i) all fees required to be paid to Administrative Agent, each Arranger and any Lending Party on or before the Closing Date and (ii) unless Administrative Agent will have agreed in writing to any delay in such payment, all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as will constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate will not thereafter preclude a final settling of accounts between the Borrowers and Administrative Agent).

For purposes of determining compliance with the conditions specified in this Section 4.01 (but without limiting the generality of the provisions of Section 9.04), each Lending Party that has signed this Agreement will be deemed to have consented to, approved or accepted or become satisfied with, each document or other matter required hereunder to be consented to or approved by or to be acceptable or satisfactory to a Lending Party unless Administrative Agent will have received notice from such Lending Party prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02. CONDITIONS TO ALL CREDIT EXTENSIONS.

In addition to the conditions precedent to funding of the initial Credit Extensions on the Closing date set forth in Section 4.01, the obligation of each Lending Party to make any Credit Extension (including its initial Credit Extension) hereunder or to honor any Request for Credit Extension is subject to each of the following further conditions precedent:

(wwww)Truth and Correctness of Representations and Warranties.  The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.10 will be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b).

(xxxx)No Default or Event of Default. No Default or Event of Default will then exist, or will result from such proposed Credit Extension or from the application of the proceeds thereof or from the honoring of any such Request for Credit Extension.

(yyyy)No Material Adverse Effect.  No Material Adverse Effect will have occurred since December ~~31, 2013.~~25, 2015.

(zzzz)Requests for Credit Extensions.  Administrative Agent and, if applicable, Swing Line Lender or the applicable designated L/C Issuer will have received the applicable Request for Credit Extension; provided that no L/C Applications will be required in connection with the Letters of Credit (as defined in the Original Credit Agreement) becoming Letters of Credit issued hereunder pursuant to the last sentence of Section 2.04(a)(i).

(aaaaa)Alternative Currencies.  In the case of a Credit Extension to be denominated in an Alternative Currency, there will not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(bbbbb)Other Matters.  Administrative Agent will have received, in form and substance satisfactory to it, such other assurances, documents or consents related to the foregoing as Administrative Agent or Required Lenders may require in their Reasonable Discretion.

Each Request for Credit Extension submitted by the Borrowers will be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied on and as of the date of the making of the applicable Credit Extension or the honoring of the applicable Request for Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

As of the Closing Date each Borrower on behalf of and as to itself and each of its Subsidiaries hereby represents and warrants to Administrative Agent and each Lending Party as follows, and will be deemed to have been brought down and apply anew (other than representations and warranties made as of a specific date, which will be deemed to have been made as of such specified date) to the making or issuance of each Credit Extension hereunder and as of the date of the delivery of any Compliance Certificate.

SECTION 5.01. CORPORATE EXISTENCE AND POWER.

Each Borrower and each Subsidiary thereof (a)(i) in the case of any Loan Party or Significant Subsidiary, is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (except in jurisdictions that do not recognize good standing) under the laws of the jurisdiction of its incorporation, organization or formation, and (ii) in the case of any Subsidiary that is not a Loan Party or a Significant Subsidiary, is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (except in jurisdictions that do not recognize good standing) under the laws of the jurisdiction of its incorporation, organization or formation, except as could reasonably be expected to cause a Material Adverse Change; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i)(A) in the case of any Loan Party or a Significant Subsidiary, to own its assets and carry on its business substantially as currently conducted by it and such business as contemplated to be conducted by it upon and following the consummation of the transactions contemplated by the Loan Documents, and (B) in the case of any Subsidiary that is not a Loan Party or a Significant Subsidiary, to own its assets and carry on its business substantially as currently conducted by it and such business as contemplated to be conducted by it upon and following the consummation of the transactions contemplated by the Loan Documents, except as could reasonably be expected to cause a Material Adverse Change and (ii) to execute, deliver, and perform its obligations under the Loan Documents to which each is a party; and (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is licensed and in good standing (except in jurisdictions that do not recognize good standing) under the laws of each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification or license, except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Change.

SECTION 5.02. CORPORATE AUTHORIZATION; NO CONTRAVENTION.

The execution and delivery by each Loan Party, and the performance by each Loan Party of its obligations under each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract or agreement to which such Person is a party or such Person’s properties are subject or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law applicable to any Loan Party or any of its Subsidiaries or any of their respective properties.  Each Loan Party is in compliance with all Contractual Obligations referred to in the foregoing clause (b)(i), except to the extent that any failure to be in compliance could not reasonably be expected to cause a Material Adverse Change.

SECTION 5.03. GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS.

(ccccc)Governmental Authorizations.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (other than the filing of a Form 8-K with the SEC after the Closing Date and the approvals, consents, exemptions, authorizations, actions, notices and filings required by the Collateral Agreement) or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, as applicable, any Loan Party or any Significant Subsidiary of this Agreement or any other Loan Document.

(ddddd)Compliance with Laws.  Each Loan Party and each of their respective Subsidiaries is in compliance in all material respects with the requirements of all Laws applicable to such Person or any of its properties and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Change.

SECTION 5.04. BINDING EFFECT.

This Agreement has been, and each other Loan Document (when delivered hereunder) will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforcement thereof may be limited by Bankruptcy Laws or other applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 5.05. LITIGATION.

Except as specifically set forth on Schedule 5.05 (or as disclosed in writing to Administrative Agent after the Closing Date pursuant to Section 6.03;  provided that such disclosure will not operate as a waiver of any right, power or remedy of the Lending Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents), (a) there are no claims, actions, suits, proceedings or other litigation pending or, to the Borrowers’ knowledge, overtly threatened against any Loan Party or any of its respective Subsidiaries, or against any of such Persons’ properties, at law or in equity, before any Governmental Authority which involves any material risk of any final judgment, order or liability, which after giving effect to any applicable insurance could reasonably be expected to cause a Material Adverse Change, and (b) to the Borrowers’ knowledge there is no Investigation by any Governmental Authority of any Loan Party’s or any such Subsidiary’s affairs or properties, with respect to which there is a reasonable likelihood of a finding adverse to such Loan Party or Subsidiary, which adverse finding, if made, would reasonably be expected to cause a Material Adverse Change.

SECTION 5.06. ERISA COMPLIANCE.

(eeeee)Each Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan is listed on Schedule 5.06(a) (or as disclosed in writing to Administrative Agent after the Closing Date pursuant to Section 6.03;  provided that such disclosure will not operate as a waiver of any right, power or remedy of the Lending Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents).  Each Pension Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, each Multiemployer Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the Borrowers’ knowledge, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(fffff)There are no pending or, to the Borrowers’ knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, any Multiemployer Plan that has resulted or could reasonably be expected to cause in a Material Adverse Change.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, any Multiemployer Plan that has resulted or could reasonably be expected to cause a Material Adverse Change.

(ggggg)(i) No ERISA Event has occurred and is continuing with respect to any Pension Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, any Multiemployer Plan that has resulted or could reasonably be expected to cause a Material Adverse Change; (ii) except as set forth on Schedule 5.06(c) (or as disclosed in writing to Administrative Agent after the Closing Date pursuant to Section 6.03;  provided that such disclosure will not operate as a waiver of any right, power or remedy of the Lending Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents), each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, each Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) no Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, which if remain unpaid could reasonably be expected to cause a Material Adverse Change; (v) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan (other than a Multiemployer Plan and other than in a completed standard termination) and, to the Borrowers’ knowledge, no Multiemployer Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, any Multiemployer Plan, which such termination could reasonably be expected to cause a Material Adverse Change.

(hhhhh)No Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan (other than a Multiemployer Plan) and, to the Borrowers’ knowledge, Multiemployer Plan other than (i) on the Closing Date, those listed on Schedule 5.06(d) (or as disclosed in writing to Administrative Agent after the Closing Date pursuant to Section 6.03;  provided that such disclosure will not operate as a waiver of any right, power or remedy of the Lending Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents) and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

SECTION 5.07. USE OF PROCEEDS.

The Borrowers will use the proceeds of the Loans solely for the purposes set forth in and as permitted by Section 7.09.

SECTION 5.08. ENVIRONMENTAL COMPLIANCE.

(iiiii)Environmental Compliance.  Except as set forth on Schedule 5.08 (or as disclosed in writing to Administrative Agent after the Closing Date pursuant to Section 6.03;  provided that such disclosure will not operate as a waiver of any right, power or remedy of the Lending Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents), each Borrower and its Subsidiaries is in compliance in all material respects with each applicable Environmental Law in effect in any jurisdiction in which any properties of any Borrower or any Subsidiary are located or where any of them conducts its business, other than those which in the aggregate would not reasonably be expected to cause a Material Adverse Change.

(jjjjj)Environmental Litigation.  Except as set forth on Schedule 5.08 (or as disclosed in writing to Administrative Agent after the Closing Date pursuant to Section 6.03;  provided that such disclosure will not operate as a waiver of any right, power or remedy of the Lending Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents), no suit, claim (including any Environmental Claim), action or proceeding of which any Borrower or any Subsidiary has been given notice or otherwise has knowledge is now pending before any court, board or other Governmental Authority, or to any Borrower’s or any Subsidiary’s knowledge, threatened by any Person (nor to the knowledge of each Borrower and each Subsidiary, does any factual basis exist therefor) for, and neither any Borrower nor any Subsidiary has received written correspondence from any Governmental Authority with respect to, except to the extent any of the following could not reasonably be expected to cause a Material Adverse Change:

(i)         noncompliance by any Borrower or any Subsidiary with any applicable Environmental Law;

(ii)        personal injury, wrongful death or other tortious conduct relating to Hazardous Materials used, generated, sold, transferred or manufactured by any Borrower or any Subsidiary (including products made of, containing or incorporating Hazardous Materials); or

(iii)       the release into the environment by any Borrower or any Subsidiary of any Hazardous Material generated by a Borrower or any Subsidiary whether or not occurring at or on a site owned, leased or operated by any Borrower or any Subsidiary.

SECTION 5.09. TAXES.

All material Federal, state, local and foreign tax returns, reports and statements required to be filed by any Borrower (and, to the extent failure to do so could not reasonably be expected to cause a Material

Adverse Change, any Subsidiary) have been filed with the appropriate Governmental Authorities and all material taxes, assessments, fees and other governmental charges and impositions shown thereon to be due and payable by such Person have been paid, or adequate provision for the payment has been made, prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or such Person is diligently contesting its liability therefor in good faith by appropriate proceedings and has fully reserved all such amounts in the audited Consolidated financial statements and the unaudited Consolidated financial statements of the Parent delivered to Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).  Proper and accurate amounts have been withheld by the Parent and each of its Subsidiaries from their employees for all periods in material compliance with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities except where failure to do so could not reasonably be expected to cause a Material Adverse Change.

SECTION 5.10. FINANCIAL CONDITION.

All balance sheets, and all statements of income, of retained earnings, and of changes in cash flow furnished to Administrative Agent and the Lenders by or on behalf of the Borrowers for the purposes of or in connection with this Agreement or any of the other Loan Documents have been prepared in accordance with GAAP consistently applied (from period to period except as and to the extent disclosed in the financial statements, provided, that any such disclosed changes will continue to be in accordance with GAAP) throughout the periods covered thereby and such financial statements present fairly in all material respects the financial condition of the entities covered thereby as of the dates thereof and the result of their operations for the periods covered thereby (except that interim financial statements are subject to customary year-end adjustments and may not have footnotes).  All projections which have been furnished to Administrative Agent and the Lenders for purposes of or in connection with this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were, in the opinion of the management of the Borrowers, reasonable at the time made; and at the time of delivery, the management of the Borrowers believed that the forecasts of its future financial performance set forth in the projections were reasonable (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of any Loan Party, and no assurances can be given that such projections will be realized).

SECTION 5.11. MARGIN REGULATIONS; REGULATED ENTITIES.

No Loan Party nor any of respective Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  No Borrower is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  No Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” within the meaning of the Public Utility Holding Company Act of 2005.

SECTION 5.12. INTELLECTUAL PROPERTY.

Each Loan Party owns or is licensed or otherwise has the right to use all of the patents, copyrights, trademarks, service marks, trade names, contractual franchises and other intellectual property rights that are required for the operation of their respective businesses as currently conducted by it, except to the extent that failure to hold such ownership, license or other right could not reasonably be expected to cause a Material Adverse Change.  The use of such intellectual property by each Loan Party and the operation of its business do not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

SECTION 5.13. SOLVENCY.

The Borrowers, taken as a whole, are, and, after the consummation of the transactions contemplated by this Agreement, will be Solvent.

SECTION 5.14. ANTI-TERRORISM LAWS

(kkkkk)         General.  No Loan Party nor any Subsidiary or Affiliate thereof is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(lllll)              Executive Order No. 13224.  No Loan Party nor any Subsidiary or Affiliate thereof or any of their respective agents acting or benefiting in any capacity in connection with the Loans or Letters of Credit or other transactions contemplated hereunder or under any of the other Loan Documents is any of the following (each a “Blocked Person”):  (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (iii) a Person with which any Lending Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or (vi) a Person or entity who is affiliated or associated with a Person or entity listed above.

(mmmmm)  Trading with the Enemy Act.  No Loan Party nor any Subsidiary or Affiliate thereof has engaged in any business or activity prohibited by the Trading with the Enemy Act.

(nnnnn)        OFAC.  No Loan Party nor any Subsidiary or Affiliate of Parent or any Borrower is a Sanctioned Person or a Sanctioned Entity in violation of the sanctions programs administered by OFAC, nor is located, organized or resident in countries prohibited under the sanctions programs administered by OFAC, unless authorized by OFAC. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity to the extent prohibited under the sanctions programs administered by OFAC, unless authorized by OFAC.

SECTION 5.15. FULL DISCLOSURE.

No Loan Document and no other document required to be delivered pursuant to Sections 6.01, 6.02 or 6.03 contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.16. CLASSIFICATION AS SENIOR INDEBTEDNESS.

The Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Commitment is available hereunder or any Loan or Credit or other payment Obligation (other than as yet unasserted contingent obligations) remains unpaid, undrawn, unreimbursed or unsatisfied):

SECTION 6.01. FINANCIAL STATEMENTS.

The Parent will deliver to Administrative Agent (on behalf of each Lender) in form and detail satisfactory to Administrative Agent and Required Lenders:

(ooooo)             Annual Financial Statements.  As soon as available and in any event no later than 105 days after the end of each Fiscal Year, a Consolidated balance sheet as at the end of such year, and related Consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries prepared for such Fiscal Year, setting forth, in comparative form the figures for the previous year, all in reasonable detail and (i) accompanied by a report thereon of KPMG LLP or other independent public accountants of recognized national standing selected by the Parent and reasonably satisfactory to the Administrative Agent, which report will not contain an adverse opinion, a disclaimer of opinion or be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Parent’s records or be unqualified but subject to a “going concern” uncertainty or other similar required explanatory language, and will state that such financial statements present fairly in all material respects the financial position of the Parent and its Subsidiaries on a Consolidated basis as at the dates indicated and the results of its operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) together with the certificate referred to in clause (c) below, an internally prepared list of each Borrower, each Guarantor and each other Subsidiary of the Parent as listed in the Parent’s most recent Annual Report on Form 10-K filed with the SEC (or, if the Parent is no longer a reporting company under the Exchange Act, a list of Subsidiaries approved by Administrative Agent), along with each such Person’s gross revenue for the four Fiscal Periods then ended;

(ppppp)            Fiscal Period Financial Statements.  As soon as available and in any event no later than fifty-five days after the end of the first three Fiscal Periods of each Fiscal Year, an internally prepared Consolidated balance sheet of the Parent as at the end of such period and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries prepared for such Fiscal Period and for such Fiscal Year to date, setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Parent having responsibility for financial matters that they (i) present fairly in all material respects the financial condition of the Parent and its Subsidiaries as at the dates indicated and the results of its operations and changes in their cash flow for the periods indicated, (ii) disclose all liabilities of the Parent and its Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP, subject to the absence of footnotes and changes resulting from audit and year-end adjustments;

(qqqqq)            Compliance Certificate.  Concurrently with the delivery of the materials required in clauses (a) and (b) above, a Compliance Certificate dated as of the last day of such Fiscal Period, certified by a Responsible Officer of the Parent having responsibility for financial matters, with appropriate insertions satisfactory to Administrative Agent (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and will be deemed to be an original authentic counterpart thereof for all purposes), including that such Responsible Officer has no knowledge of any Default or Event of Default, or if such Responsible Officer has such knowledge, specifying such Default or Event of Default and the nature thereof, and what action the Borrowers have taken, are taking or proposed to take with respect thereto, together with a schedule in form satisfactory to Administrative Agent, of the computations used by the Parent in determining compliance with the financial covenants contained in Section 7.14;

(rrrrr)              Financial Forecasts.  As soon as available, but in any event no later than one-hundred-five days after the end of each Fiscal Year, a one year (prepared on a Fiscal Period basis) budget of the Parent on a Consolidated basis for the then-commenced Fiscal Year, including a pro forma balance sheet and statements of income and showing projected operating revenues and expenses of the Parent on a Consolidated basis, in form and sufficient detail acceptable to Administrative Agent, in its Reasonable Discretion;

(sssss)               Accountants’ Statement.  Together with each delivery of audited financial statements pursuant to Section 6.01(a), a written statement by the independent public accountants giving the report thereon stating (i) whether, in connection with their audit examination, any condition or event which constitutes a Default or an Event of Default arising from a breach of Section 7.14 as they relate to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that such accountants will not be responsible for any failure to obtain knowledge of a Default or Event of Default that would not be disclosed in the course of their audit examination, and (ii) that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in the certificates as they relate to accounting matters delivered therewith pursuant to Section 6.01(a), is not correct or that the matters set forth in the Compliance Certificates delivered therewith for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement; and

(ttttt)                Other Reports.  Promptly upon any request by Administrative Agent (on behalf of each Lender), a copy of any detailed audit reports by independent public accountants in connection with the accounts or books of the Parent or any Subsidiary thereof.

SECTION 6.02. OTHER INFORMATION.

The Administrative Borrower (on behalf of each Borrower) will deliver to Administrative Agent (on behalf of each Lender), in form and detail satisfactory to Administrative Agent:

(uuuuu)            Equity Interest Holder Reports and Certain Public Filings.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the holders of Equity Interests of the Parent in their capacity as stockholders and copies of all annual, regular, periodic and special reports and registration statements that the Parent or any of its Subsidiaries may file or be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto;

(vvvvv)             Insurance Reports. Promptly upon Administrative Agent’s request, a copy of Loan Parties’ e-cert memorandum of insurance evidencing the Loan Parties’ insurance policies and limits.

(wwwww)         Foreign Indebtedness.  Within five days after the execution of any documents evidencing Foreign Indebtedness involving commitments to incur Indebtedness in excess of an aggregate amount of the Dollar Equivalent of $25,000,000, the Parent will deliver a complete, fully executed copy of such documents to Administrative Agent; and

(xxxxx)             Additional Information.  Promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof or compliance with the terms of the Loan Documents, as Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that:  (i) the Parent will deliver paper copies of such documents to Administrative Agent upon its request to the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent and (ii) the Parent will notify Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Administrative Agent will have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.

Each Borrower hereby acknowledges that (1) Administrative Agent and the Arrangers from time to time will make available to the Lenders and each L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials to an Electronic Platform and (2) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” each Borrower will be deemed to have authorized Administrative Agent, each L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or their securities for purposes of Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they will be treated as set forth in Section 10.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) Administrative Agent will be entitled to treat any Electronic Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic Platform not designated “Public Side Information.”

SECTION 6.03. NOTICES.

The Borrowers will promptly, after any Responsible Officer or any other senior executive officer of any Loan Party becomes aware thereof, notify Administrative Agent (on behalf of each Lender) of:

(yyyyy)             Defaults and Events of Default.  The occurrence of any Default or Event of Default; provided that the Borrowers will deliver such notice no more than three Business Days after any Responsible Officer or any other senior executive officer of any Loan Party becomes aware thereof;

(zzzzz)              Matters Involving a Material Adverse Change.  Any matter, circumstance, event or condition that could reasonably be expected to cause a Material Adverse Change;

(aaaaaa)           Litigation.  The (i) institution of any Investigation, litigation, alternative dispute proceeding or other similar suit or proceeding (a “Proceeding”) (or written threat to institute any of the foregoing) by any Person, including any Governmental Authority, (A) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by any Loan Party of more than the Threshold Amount or (B) with respect to which there is a reasonable likelihood of a finding adverse to a Loan Party, which adverse finding, if made, could reasonably be expected to cause a Material Adverse Change, and (ii) of any material development in any Proceeding described in the foregoing clause (i); and

(bbbbbb)          Swap Contracts.  Upon request from time to time of Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which any Loan Party is a party.

Each notice pursuant to Sections 6.03(a) through (c) will be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action, if any, the Parent (or the other applicable Person) has taken or proposes to take with respect thereto.  Each notice given pursuant to Section 6.03(a) will describe with particularity any and all provisions of this Agreement and any other Loan Document that have been (or could reasonably be expected to be) breached or violated.

SECTION 6.04. PRESERVATION OF EXISTENCE, ETC.

Each Borrower will, and will cause each Loan Party and each Subsidiary thereof (unless a failure by a Borrower or a Subsidiary could not reasonably be expected to cause a Material Adverse Change) to, (a) preserve, renew and maintain in full force and effect their respective legal existence and good standing under the Laws of the jurisdiction of their organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their respective businesses; and (c) preserve or renew all of their respective registered copyrights, patents, trademarks, trade names and service marks and other intellectual property.

SECTION 6.05. MAINTENANCE OF PROPERTIES.

Each Borrower will, and will cause each Loan Party and each Subsidiary thereof to, (a) maintain, preserve and protect all of their respective material properties and equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, in each of the foregoing clauses (a) and (b) except where the failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

SECTION 6.06. MAINTENANCE OF INSURANCE.

Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such professional liability insurance, Commercial General Liability insurance covering bodily injury and property damage, losses or damage in respect of the assets, properties and businesses of the Parent and, to the extent required below, its Subsidiaries, as may customarily be carried or maintained under similar circumstances by companies of similar size engaged in similar businesses, in each case in such amounts with such deductibles, covering such risks and otherwise on such terms and conditions as will be customary for companies similarly situated in the industry; provided, however, that it may effect workers’

compensation insurance or similar insurance with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction, and will cause each Subsidiary to maintain such insurance unless the Subsidiary’s failure to maintain the insurance could not reasonably be expected to cause a Material Adverse Change.

SECTION 6.07. COMPLIANCE WITH LAWS.

Each Borrower will, and will cause each Loan Party and each Subsidiary thereof to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or to their respective assets, properties or businesses, and will use and operate all of its facilities and properties in compliance with all applicable Laws, including Environmental Laws, and keep all permits, approvals, certificates and other authorizations of Governmental Authorities as is required by applicable Law, including Environmental Laws, in effect and remain in compliance therewith, except, in each case, where the failure to comply therewith could not reasonably be expected to cause a Material Adverse Change.

SECTION 6.08. BOOKS AND RECORDS.

Each Borrower will, and will cause each Loan Party and each Subsidiary thereof to, maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving their respective properties and businesses.

SECTION 6.09. INSPECTION RIGHTS.

Each Borrower will, and will cause Loan Party and each Subsidiary thereof to, permit representatives and independent contractors of Administrative Agent and each Lender (which will be subject to confidentiality obligations of Administrative Agent and the Lenders pursuant to Section 10.07) to visit and inspect any of their respective properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Administrative Borrower, on behalf of the Borrowers; provided that, unless an Event of Default has occurred and is continuing, the reasonable costs of only two such visits and related inspections during any calendar year, among all members of the Credit Group, will be borne by the Borrowers; provided, however, that, notwithstanding the foregoing, if and for so long as an Event of Default has occurred and is continuing, Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time and without advance notice and as many times as Administrative Agent or any Lender may require.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Borrower, Loan Party or Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding, arm’s-length agreement with a third party or (b) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.10.  [RESERVED].

SECTION 6.11. PAYMENT OF OBLIGATIONS.

Each Borrower will, and will cause each Loan Party and each Subsidiary thereof to, pay and discharge as the same will become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets the failure of which to pay could reasonably be expected to cause a Material Adverse Change, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Person; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien), except as could not reasonably be expected to cause a Material Adverse Change; and (c) all Indebtedness, as and when due and payable (but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness), except as could not reasonably be expected to cause a Material Adverse Change.

SECTION 6.12. COVENANT TO GUARANTEE OBLIGATIONS AND GRANT SECURITY.

Upon the formation or acquisition by any Loan Party of any new direct or indirect Domestic Subsidiary that constitutes a Material Subsidiary, or upon any Domestic Subsidiary becoming a Material Subsidiary as determined based on the most recent audited Consolidated financial statements or unaudited Consolidated financial statements, as the case may be, of the Parent and its Subsidiaries delivered to Administrative Agent pursuant to Sections 6.01(a) or (b), then the Borrowers will, in each case, at the Borrowers’ expense within thirty days (or such later time as may be agreed to by Administrative Agent in writing) after such formation or acquisition or the delivery of such Consolidated financial statements, notify Administrative Agent in writing of any Domestic Subsidiary constituting a Material Subsidiary and cause such Person (and in the case of a Subsidiary, cause each direct and indirect parent of such Subsidiary, if ~~it has~~such parent is not already ~~done so~~a Loan Party), to (i) duly execute and deliver to Administrative Agent a Joinder Agreement in the form attached to this Agreement as Exhibit C, satisfactory to Administrative Agent in its Reasonable Discretion, pursuant to which such Person is joined to this Agreement and becomes a Subsidiary Guarantor hereunder for all purposes of this Agreement, including Section 10.15, and the other Loan Documents, guaranteeing the other Loan Parties’ Obligations under the Loan Documents, (ii) grant a security interest in all personal property pursuant to the applicable Security Documents (subject to the exceptions specified in such Security Documents) owned by such Subsidiary, (iii) deliver to the Administrative Agent such opinions, documents and certificates as may be reasonably requested by the Administrative Agent and (iv) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person.  Unless Administrative Agent and the Borrowers otherwise expressly agree in advance in writing that a particular ~~Foreign~~Excluded Subsidiary will continue as or become a Guarantor, no Subsidiary that is ~~a Foreign~~ an Excluded  Subsidiary will be required to continue as or become a Guarantor under this Section 6.12.  Any Person that ceases to constitute a Material Subsidiary or that is or becomes an Excluded Subsidiary will be released from its obligations as a Subsidiary Guarantor as provided in Section 10.15(a).  If as of the last day of the most recently ended Fiscal Year for which the Parent has delivered financial statements pursuant to Section 6.01(a) the aggregate gross revenue of the Subsidiaries that are Loan Parties was less than 90% of the Consolidated gross revenue of the Parent and its Subsidiaries (excluding that portion of revenues attributable to any Subsidiary that is an Excluded Subsidiary) for such Fiscal Year, then the Administrative Borrower shall promptly designate one or more additional Subsidiaries as Guarantors and the Borrowers shall cause any such designated Subsidiaries to comply with the provisions of Section 6.12 such that, after such designated Subsidiaries become Guarantors hereunder, the aggregate gross revenue of the Subsidiaries that are Loan Parties is 90% or more of the Consolidated gross revenue of the Parent and its Subsidiaries (excluding that portion of revenues attributable to any Subsidiary that is an Excluded Subsidiary) for such Fiscal Year, determined on a pro forma basis after giving effect to such designations.

SECTION 6.13. PARI PASSU.

The Borrowers covenant and agree that the Obligations of the Borrowers will at all times rank at least pari passu with all other Indebtedness of the Borrowers, except to the extent permitted by Section 7.01.

SECTION 6.14. FURTHER ASSURANCES.

In addition to the obligations and documents which this Agreement expressly requires any Borrower or any of its Subsidiaries (including any Loan Party) execute, acknowledge, deliver and perform, each Borrower will, and will cause each Loan Party and each Subsidiary thereof to, execute and acknowledge (or cause to be executed and acknowledged) and deliver to Administrative Agent all documents, and take all actions, that may be reasonably requested by Administrative Agent or the Required Lenders from time to time hereunder to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to carry out the purposes of the Loan Documents and the transactions contemplated hereunder and thereunder~~.~~

ARTICLE VII
NEGATIVE COVENANTS

Each Loan Party hereby covenants and agrees that, so long as any Commitment is available hereunder or any Loan or Letter of Credit or other payment Obligation (other than as yet unasserted contingent obligations) remains unpaid, undrawn, unreimbursed or unsatisfied, it will not, and will not permit any of its Subsidiaries whose annual gross revenues are greater than or equal to the Dollar Equivalent of $100,000,000 (each such Subsidiary is referred to herein as a “Significant Subsidiary”), directly or indirectly, to:

SECTION 7.01. LIENS.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than any of the following (collectively, “Permitted Liens”):

(cccccc)             any Lien securing the Secured Obligations for the benefit of the Credit Group or any Bank Product Provider;

(dddddd)          any Lien securing Indebtedness permitted by Sections 7.03(b),  7.03(n) and 7.03(p);  provided that that Indebtedness permitted by Section 7.03(n) may be secured only by Liens on assets located outside of the United States and owned by the Foreign Subsidiary incurring such Indebtedness;

(eeeeee)             any Lien for tax liabilities, fees, assessments and other governmental charges or levies not yet delinquent or remaining payable without penalty or to the extent that non-payment thereof is permitted by Section 6.11;  provided that no notice of lien has been filed or recorded under the Code;

(ffffff)               any landlord’s, supplier’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Lien (whether arising by operation of law, contract or otherwise) arising in the ordinary course of business that is not overdue for a period of more than thirty days, or that is being contested in good faith and by appropriate proceedings timely instituted and diligently conducted, if adequate reserves with respect thereto, if any, in accordance with GAAP are set aside on the financial statements of the applicable Person;

(gggggg)           any pledge or deposit in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or applicable Environmental Law;

(hhhhhh)          any Lien incurred or deposit made to secure the performance of bids, trade contracts or leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature (including obligations under indemnity agreements for surety bonds), in each case incurred in the ordinary course of business;

(iiiiii)                any zoning, building and other land use restrictions, easements, rights-of-way, covenants, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the real property subject thereto or interfere with the ordinary conduct of the businesses of such Person;

(jjjjjj)              any interest or title of a lessor or sublessor under an operating lease;

(kkkkkk)         any Lien securing a judgment for the payment of money not constituting an Event of Default under Section 8.01(h) or securing an appeal or other surety bond related to any such judgment;

(llllll)                any Lien existing on any property of any Target prior to the acquisition thereof pursuant to a Permitted Acquisition consummated after the Closing Date; provided that (A) such Lien is not created in contemplation of or in connection with such Permitted Acquisition and (B) such Lien will secure only those obligations which it secures on the date when such Permitted Acquisition closes and is consummated, and any refinancing of such Indebtedness secured by such Liens to the extent permitted by Section 7.03;  provided further that the principal amount of Indebtedness secured by all such Liens pursuant to this clause (j) (other than Liens that (1) attach to or otherwise encumber only specified real property, improvements and/or fixed assets of such Target, or are in the nature of a purchase money security interest or a Capital Lease, and (2) are not in the nature of a floating Liens) does not exceed $25,000,000 in the aggregate;

(mmmmmm)   Liens in effect on the ~~Closing~~Third Amendment Effective Date and described on Schedule 7.01;  provided that no such Lien will extend to any property other than:  (i) property subject to such Lien on the date of this Agreement; (ii) after-acquired property to the extent such Lien includes a grant of a security interest in such after-acquired property; and (iii) products, proceeds, rents and profits of such property to the extent such Lien includes a grant of a security interest in such products, proceeds rents and profits;

(nnnnnn)         Liens securing Indebtedness permitted under Section 7.03(e);  provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value (as reasonably determined in good faith by the Administrative Borrower), whichever is lower, of the property being acquired on the date of acquisition, and (iii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety days after such acquisition or the completion of such construction or improvement;

(oooooo)          any Lien arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or securities accounts; provided that such deposit account is not a dedicated cash collateral account in favor of such depository institution and is not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to such deposit account, and for returned items);

(pppppp)          Liens in the form of cash collateral securing reimbursement obligations under letters of credit and Bank Undertakings not issued by a L/C Issuer hereunder but permitted by Section 7.03(o);

(qqqqqq)          any right of a licensee under any license agreement for the use of intellectual property or other intangible assets of any Borrower or any Subsidiary thereof as to which such Borrower or Subsidiary is the licensor permitted under Section 7.05;

(rrrrrr)            any right of a licensor under any license agreement for the use of intellectual property or other intangible assets as to which any Borrower or any Subsidiary thereof is the licensee;

(ssssss)             any Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Loan Party or Significant Subsidiary in the ordinary course of business not materially interfering with the conduct of the business of the Parent and its Subsidiaries taken as a whole;

(tttttt)              any leases granted to others in the ordinary course of business not interfering, alone or in the aggregate, with the conduct of the business of the Parent and its Subsidiaries taken as a whole;

(uuuuuu)         real estate security deposits with respect to leaseholds in the ordinary course of business;

(vvvvvv)          Permitted Encumbrances;

(wwwwww)     customary Liens securing obligations under Permitted Receivables Financings; and

(xxxxxx)           other Liens securing outstanding Indebtedness not to exceed an aggregate amount when incurred equal to the greater of (i) ~~5~~2% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter for which financial statements are available and (ii) $~~150,000,000.~~50,000,000.

SECTION 7.02. INVESTMENTS.

Make any Acquisition or enter into any agreement to make any Acquisition, or make, purchase or acquire any Investment, except in each case as may be permitted by Section 7.04 or except for:

(yyyyyy)           Investments in Cash and Cash Equivalents in the ordinary course of business pursuant to the Borrowers’ usual and customary cash management policies and procedures;

(zzzzzz)            any Permitted Acquisition; provided that, at the time such Permitted Acquisition is completed, the Additional Transaction Condition is met and the Administrative Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer confirming the satisfaction of the condition set forth in this proviso;

(aaaaaaa)         Guarantees constituting Indebtedness to the extent permitted by Section 7.03(c);

(bbbbbbb)        Investments in any Loan Party and any Subsidiary that is not a Joint Venture;

(ccccccc)           Investments in the form of any Swap Contracts ~~(i) the liabilities under which are unsecured and (ii)~~ which are entered into not for speculative purposes but to hedge or mitigate risks to which a Borrower or any Subsidiary has perceived exposure (other than those in respect of the capital stock of a Borrower or any of its Subsidiaries);

(ddddddd)        Investments existing on the ~~Closing~~Third Amendment Effective Date and set forth on Schedule 7.02;

(eeeeeee)           Investments in Joint Ventures arising in the ordinary course of business consistent with past practice;

(fffffff)              Investments permitted by Section 7.03; and

(ggggggg)         additional Investments by the Borrowers and Significant Subsidiaries in the aggregate amount invested after the Closing Date of $100,000,000; provided that (A) such Investments will be in Targets or other Persons engaged in one or more business activities that are of a type substantially similar, or reasonably related, to those engaged in by the Borrowers and their Subsidiaries as of the date of this Agreement and (B) such $100,000,000 cap shall be reduced to $25,000,000 to the extent the Additional Transaction Condition is not met at the time of any such Investment; provided, however, no Default or Event of Default shall occur as a result of the Borrowers and Significant Subsidiaries exceeding the cap contained in this clause (i) solely as a result of a reduction in the cap pursuant to this clause (B) (to the extent such Investment was permitted at the time made).

SECTION 7.03. INDEBTEDNESS.

Create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(hhhhhhh)        Indebtedness under this Agreement and the other Loan Documents or relating to any Bank Product;

(iiiiiii)                Indebtedness outstanding on the ~~date hereof~~Third Amendment Effective Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(jjjjjjj)              contingent obligations with respect to (i) performance guarantees and surety bonds incurred in the ordinary course of business and of a type and amount consistent with past practices of the Borrowers and their Subsidiaries and (ii) the sale of accounts receivable as permitted under Section 7.05(j);

(kkkkkkk)        Swap Contracts permitted pursuant to Section 7.02(e);

(lllllll)                Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations incurred to finance the acquisition, construction or improvement of fixed or capital assets (excluding real property) within the limitations set forth in Section 7.01(l);  provided, however, that (i) such Indebtedness is incurred prior to or within ninety days after such acquisition or the completion of such construction or improvement and (ii) the aggregate amount of all such Indebtedness at any one time outstanding will not exceed $100,000,000;

(mmmmmmm)endorsements for collection or deposit and Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred to finance insurance premiums, in each case in the ordinary course of business;

(nnnnnnn)        unsecured Indebtedness in the form of intercompany loans made by and between the Parent and its Subsidiaries and by and between Subsidiaries in connection with the internal cash management system maintained the Borrowers and their Subsidiaries substantially as in effect on the Closing Date, or Guarantees by the ~~Borrowers~~Loan Parties or their Significant Subsidiaries of Indebtedness of any of their Subsidiaries to the extent necessary to support the normal operating activities of such Subsidiaries;

(ooooooo)         unsecured Indebtedness in respect of (i) notes issued to former employees for the purchase price of stock redeemed by the Parent in accordance with the stock repurchase requirements set forth in the Parent’s bylaws in effect as of the Closing Date, (ii) notes issued in the purchase by the Parent of shares of its common stock under the repurchase rights set forth in the Parent’s bylaws in effect as of the Closing Date, (iii) notes issued in the purchase by the Parent of shares of its common stock on the internal market to balance the supply and demand for common stock between sellers and buyers, and (iv) notes issued to employees or former employees upon the exercise of (or in satisfaction of) stock appreciation rights or to pay or satisfy rights under a phantom stock plan;

(ppppppp)       Indebtedness

A.of the Parent resulting from the private placement of long-term senior unsecured notes; provided, however, the Parent will be required to provide evidence satisfactory to Required Lenders that (i) the obligations arising under such long-term senior unsecured notes rank pari passu or junior in right of payment to the Obligations under this Agreement and the other Loan Documents and (ii) on a pro forma basis, after giving effect to the issuance of the long-term senior unsecured notes, no Default or Event of Default will exist and that the Borrowers will remain in compliance with each of the financial covenants set forth in Section 7.14 upon the occurrence of an additional $1.00 of Indebtedness; and

B.of any Loan Party consisting of senior notes (including Guarantees by any Loan Party of such Indebtedness incurred by a subsidiary of such Loan Party); provided that in the case of Indebtedness incurred pursuant to this clause (B), (i) such Indebtedness shall be unsecured, (ii) on a pro forma basis, after giving effect to such Indebtedness, the Loan Parties are in compliance with each of the financial covenants set forth in Section 7.14, (iii) the representations, covenants and events of default in respect of such Indebtedness (other than interest rate and fees) are no more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof and (iv) the maturity date of such Indebtedness shall be no earlier than six months following the Revolving Credit Maturity Date and such Indebtedness shall not be subject to amortization or mandatory prepayment prior to such date;

(qqqqqqq)         Indebtedness in respect of accounts payable and accrued expenses incurred in the ordinary course of business which in the aggregate could not reasonably be expected to cause a Material Adverse Change;

(rrrrrrr)            Indebtedness arising from judgments not constituting an Event of Default under Section 8.01(h);

(sssssss)              (i) unsecured Indebtedness assumed in connection with Permitted Acquisitions and

(ii) secured Indebtedness assumed in connection with Permitted Acquisitions to the extent the Liens securing such Indebtedness (if any) are permitted under Section 7.01;

(ttttttt)              Earnouts incurred in connection with Permitted Acquisitions;

(uuuuuuu)        Indebtedness and all commitments to incur Indebtedness incurred by Significant Subsidiaries that are Foreign Subsidiaries in currencies other than Dollars in an aggregate amount not to exceed the Dollar Equivalent of $~~200,000,000~~50,000,000 at any one time outstanding or committed (“Foreign Indebtedness”), including Guarantees by any ~~Borrower~~Loan Party or Significant Subsidiary of Foreign Indebtedness, in each case so long as (i) no Event of Default has occurred and is continuing or will occur as a result of the incurrence or Guarantee of such Foreign Indebtedness and (ii) within five days after the closing of any financing transaction involving the incurrence or commitments to incur Foreign Indebtedness in excess of an aggregate amount of the Dollar Equivalent of $25,000,000, the Administrative Borrower~~, on behalf of the Borrowers,~~ will deliver to Administrative Agent drafts of the material loan documentation related to such Foreign Indebtedness in substantially final form;

(vvvvvvv)         to the extent the Administrative Borrower, on behalf of the Borrowers, requests the issuance of a Credit pursuant to Section 2.04 and no L/C Issuer is able or willing to issue such Credit under this Agreement, whether because the issuance of such Credit cannot be made in accordance with the conditions of Section 2.04 or otherwise, the Borrowers may request banks and other issuers of letters of credit or independent undertakings within the meaning of, and complying with the requirements of, 12 C.F.R. §7.1016 as to which the issuer’s obligation to honor depends upon the presentation of specified documents and not upon non-documentary conditions or resolution of any questions of fact or law (such undertakings referred to in this clause (o) and the definition of Middle East Letters of Credit as “bank undertakings”) to issue standby and commercial letters of credit and bank undertakings instead of such requested Credit up to an aggregate amount available and undrawn or drawn and unreimbursed at any time for all such letters of credit and bank undertakings issued other than under this Agreement of up to a Dollar Equivalent of $150,000,000 (exclusive of fluctuations in foreign exchange rates after the date of issuance); provided,  that, notwithstanding the foregoing, without requesting the issuance of a Credit pursuant to Section 2.04 and whether or not any L/C Issuer is able or willing to issue such Credit under this Agreement, the Administrative Borrower may request the issuance of Middle East Letters of Credit from banks or other issuers of letters of credit or bank undertakings that are not L/C Issuers (for the avoidance of doubt, the other restriction set forth in this clause (o) shall apply (including such $150,000,000 aggregate limit) to such Middle East Letters of Credit);

(wwwwwww)    Indebtedness of any ~~Borrower~~Loan Party or any Significant Subsidiary secured only by a mortgage or deed of trust on real property owned by such ~~Borrower~~Loan Party or Subsidiary in the aggregate principal amount for all such mortgage financings of the ~~Borrowers~~Loan Parties and their Subsidiaries not to exceed $50,000,000 outstanding at any time;

(xxxxxxx)         Subordinated Debt of any Loan Party or any Significant Subsidiary; provided that (i) such Indebtedness shall be unsecured, (ii) such Indebtedness shall be subordinated to the Obligations, (iii) the Loan Parties are in compliance with each of the financial covenants set forth in Section 7.14, after giving effect to such Indebtedness on a pro forma basis, (iv) the representations, covenants and events of default in respect of such Indebtedness (other than interest rate and fees) are no more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof and (v) the maturity date of such Indebtedness shall be no earlier than six months following the Revolving Credit Maturity Date and such Indebtedness shall not be subject to amortization or mandatory prepayment prior to such date; and

(yyyyyyy)         in addition to the other Indebtedness permitted under this Section 7.03,

Indebtedness of the Parent and any of its Subsidiaries, taken together, in the aggregate principal amount outstanding at any time not to exceed $150,000,000 and, in the case of any Loan Party, ranking pari passu or junior in right of payment to the Obligations under this Agreement and the other Loan Documents; provided, however, no more than $50,000,000 of such Indebtedness may be secured by Permitted Liens.

SECTION 7.04. FUNDAMENTAL CHANGES.

Merge, dissolve, liquidate, recapitalize, consolidate with or into another Person, except that, so long as no Event of Default has occurred and is continuing or would result therefrom:

(zzzzzzz)          any ~~Borrower or Significant Subsidiary that is a~~ Loan Party may merge or consolidate with any Domestic Subsidiary; provided that (i) such Loan Party will be the continuing or surviving Person; or (ii) if such Loan Party is not the continuing or surviving Person, then (A) such Loan Party will provide Administrative Agent with written notice at least ten days prior to the consummation of any such merger or consolidation and (B) concurrently with the effectiveness of such merger or consolidation, the continuing or surviving Domestic Subsidiary will execute such documentation as Administrative Agent requires in its Reasonable Discretion to evidence such Domestic Subsidiary’s assumption of all of the Obligations of such merging or consolidating Loan Party and to comply with the provisions of the Loan Documents after giving effect to such merger or consolidation;

(aaaaaaaa)       any Significant Subsidiary may merge or consolidate with (i) any Loan Party, provided that (A) such Loan Party will be the continuing or surviving Person or (B) if such Loan Party is not the continuing or surviving Person, then (1) such Subsidiary will be a Domestic Subsidiary, (2) the Loan Party will provide Administrative Agent with written notice at least ten days prior to the consummation of any such merger or consolidation and (3) concurrently with the effectiveness of such merger or consolidation, such Domestic Subsidiary will execute such documentation as Administrative Agent requires in its Reasonable Discretion to evidence such Domestic Subsidiary’s assumption of all of the Obligations of such merging or consolidating Loan Party and to comply with the provisions of the Loan Documents after giving effect to such merger or consolidation; (ii) any one or more other Domestic Subsidiaries that is not a Loan Party, provided that if any merger or consolidation of two such Domestic Subsidiaries which are not Loan Parties results in the creation of a Material Subsidiary, such resulting Subsidiary will be subject to Section 6.12; or (iii) any Foreign Subsidiary; provided that such merging or consolidating Subsidiary is not a Loan Party;

(bbbbbbbb)     reserved;

(cccccccc)         in connection with any Permitted Acquisition, any Significant Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger will be a directly or indirectly wholly-owned Subsidiary of a Borrower and (ii) in the case of any such merger to which any Loan Party is a party, (A) such Loan Party is the surviving Person, or (B) if such Loan Party is not the surviving Person, then (1) such surviving Person will be a Domestic Subsidiary, (2) the Loan Party will provide Administrative Agent with written notice at least ten days prior to the consummation of any such merger or consolidation and (3) concurrently with the effectiveness of such merger or consolidation, such surviving Person will execute such documentation as Administrative Agent requires in its Reasonable Discretion to evidence such surviving Person’s assumption of all of the Obligations of such merging or consolidating Loan Party and to comply with the provisions of the Loan Documents (including the requirements of Section 6.12) after giving effect to such merger or consolidation; and

(dddddddd)     the liquidation or dissolution of any Subsidiary; provided that, in the case of any Subsidiary that is a Loan Party, (i) the Borrowers provide written notice to Administrative Agent at least ten days prior to the effectiveness of such liquidation or dissolution and (ii)(A) all assets and property of such Subsidiary is transferred to another Loan Party or (B) if such assets and property are transferred to another Subsidiary, (1) such recipient Subsidiary is a Domestic Subsidiary and (2) if such transfer of assets and property to such recipient Subsidiary results in the creation of a Material Subsidiary, upon the effectiveness of such transfer of assets or property the Borrowers will comply with Section 6.12 with respect to such recipient Subsidiary.

SECTION 7.05. DISPOSITIONS.

~~Sell, assign, lease, convey, transfer or otherwise~~ Dispose of (whether in one or a series of transactions) any property or assets (or enter into any agreement to do the same), except:

(eeeeeeee)         Dispositions of used, obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of the Borrowers, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and its Subsidiaries, taken as a whole;

(ffffffff)            subject to Section 7.07, Dispositions of property by any Borrower or any Significant Subsidiary to any Borrower or to a wholly owned Subsidiary of any Borrower;

(gggggggg)       Dispositions permitted by Section 7.02, 7.04 or 7.06;

(hhhhhhhh)     the unwinding of any Swap Contract;

(iiiiiiii)              leases of property, including real property, in each case in the ordinary course of business not materially interfering with the conduct of the business of the Parent and its Subsidiaries, taken as a whole;

(jjjjjjjj)            licenses for the use of intellectual property or other intangible assets; provided that, (i) in the case of any such license granted on an non-exclusive basis, such license will be in the ordinary course of such licensor’s business, and (ii) in the case of any such license granted on an exclusive basis, such licensor has determined in its reasonable business judgment that such intellectual property or other intangible assets are not likely to be otherwise monetized by the Borrowers and Significant Subsidiaries in the ordinary course of their respective businesses;

(kkkkkkkk)     Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(llllllll)              Dispositions of Cash and Cash Equivalents in the ordinary course of business and Dispositions in respect of any Bank Products;

(mmmmmmmm)   Dispositions of assets for cash or other property if all of the following conditions are met: (i) such assets (valued at book value) do not constitute a “substantial part” (as defined below) of the assets of the Parent and its Subsidiaries taken as a whole; and (ii) with respect to such disposition of assets that in the aggregate, exceed $100,000,000 (valued at book value), a Responsible Officer of the applicable transferor will certify to Administrative Agent that: (A) the sale is for reasonably equivalent value, (B) is in the best interests of such transferor and (C) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist. For purposes of this Section 7.05(i), a sale of assets will be deemed to involve a “substantial part” of the assets of the

Parent and its Subsidiaries taken as a whole if the book value of such assets, together with all other assets sold in reliance upon this Section 7.05(i) during the same Fiscal Year (except those assets sold pursuant to clauses (a) through (h) of this Section 7.05), equals 10.00% or more of the Consolidated total assets of the Parent and its Subsidiaries taken as a whole determined as of the end of the immediately preceding Fiscal Year; and

(nnnnnnnn)     ~~Program~~Eligible Receivables sold in any Permitted Receivable Financing; provided that the ~~aggregate~~ face amount ~~at any time~~ of Program Receivables ~~sold pursuant to all~~proposed to be sold plus the aggregate face amount of Eligible Receivables previously sold in all other Permitted Receivables Financings   made since the Closing Date may not exceed ~~25% of the aggregate Eligible Receivables at such time; provided, further, that if the Parent’s Consolidated Leverage Ratio is greater than 2.50:1.00, as set forth in the most recent Compliance Certificate delivered to Administrative Agent~~5% of Eligible Receivables determined as of the last day of the Fiscal Period most recently ended before such proposed sale for which the Parent has delivered financial statements pursuant to Section 6.01(~~c), then the aggregate face amount of Program Receivables sold pursuant to all Permitted Receivables Financings made since the Closing Date may not exceed 15% of the aggregate Eligible Receivables at such time~~a) or Section 6.01(b).

SECTION 7.06. RESTRICTED PAYMENTS.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)in the case of any Loan Party (other than the Parent) or any Significant Subsidiary, such Loan Party or Significant Subsidiary may declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in respect of Restricted Payments to any Loan Party and to wholly-owned Subsidiaries of any Loan Party (and, in the case of a Restricted Payment by a non-wholly-owned Significant Subsidiary, to the owners of Equity Interests of such Significant Subsidiary, in respect of which such Restricted Payment is declared, made and/or incurred, on a pro rata basis based on their relative ownership interests);

in the case of the Parent, Parent may declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, in respect of:

repurchases of its common stock offered for sale on the limited market (also known as the internal market) referred to in the “special provisions relative to stock” set forth in the Parent’s bylaws, as those bylaws are in effect as of the Closing Date; provided, that, before the Additional Transaction Condition is satisfied, (A) the amount of any Restricted Payment made pursuant to this Section 7.06(b)(i) shall not exceed the Available Restricted Payment Amount determined at the time of ~~making each~~ such Restricted Payment, (B) both before and after giving effect to such Restricted Payment, ~~the aggregate amount of repurchases made in cash pursuant to this clause (b)(i) shall not exceed (A) during the period from July 1, 2014 through December 31, 2014 (the “2014 Payment Period”), an amount equal to (1) $45,000,000 minus (2) the aggregate amount of Legally Required Restricted Payments made in cash during the 2014 Payment Period through such time, and (B) during FY2015, an amount equal to (1) $45,000,000 minus (2) the lesser of (A) the aggregate amount of Legally Required Restricted Payments made in cash during FY2015 through such time, or (B) $45,000,000;~~no Default or Event of Default has occurred and be continuing and (C) the Borrowers are, both before and after giving effect to such Restricted Payment, in compliance on a pro forma basis with the financial covenants set forth in Section 7.14 determined as of the date such Restricted Payment is to be made;

Legally Required Restricted Payments;

Restricted Payments made in connection with and strictly for ~~(A)~~ :

(A)        payments on or repurchases of common stock issued by the Parent (including dividends on the Parent’s common stock but excluding Restricted Payments made pursuant to clauses (i) ~~or (ii) above) or (B) redemptions of preferred stock issued by the Parent (excluding any dividends on such preferred stock), in each case so long as, at the time of making each such Restricted Payment~~and (ii) above); provided that, at the time of making, and after giving effect to, each such Restricted Payment, (1) at any time during which the Additional Transaction Condition is not met, the amount of any Restricted Payment pursuant to this Section 7.06(b)(iii) shall not exceed the Available Restricted Payment Amount determined at the time of such Restricted Payment, (2) at any time during which the Additional Transaction Condition is met, the aggregate amount of all ~~such Restricted Payments in any Fiscal Year pursuant to this clause (iii) does not exceed (a) during FY2015, $15,000,000, minus the first $15,000,000 of Legally Required Restricted Payments made in cash in excess of $45,000,000 during FY2015 through such time, or (b) during any other Fiscal Year, $100,000,000, (2)~~Restricted Payments pursuant to this Section 7.06(b)(iii) (including all Restricted Payments pursuant to this clause (A) and clause (B) below) does not exceed $100,000,000 during any Fiscal Year, (3) at any time during which the Additional Transaction Condition is not met, the Borrowers shall be in pro forma compliance with the financial covenants set forth in Section 7.14, and (4) in each case the additional conditions set forth below are satisfied; and

(B)        redemptions of preferred stock issued by the Parent (excluding any dividends on such preferred stock) ; provided any such redemption of preferred stock may be made only if, at the time of making, and after giving effect to, each such Restricted Payment, (1) the Additional Transaction Condition is met, (2) the aggregate amount of all Restricted Payments pursuant to this Section 7.06(b)(iii) (including all Restricted Payments pursuant to this clause (B) and clause (A) above) does not exceed $100,000,000 during any Fiscal Year, and (3) in each case the additional conditions set forth below are satisfied;

The making of any Restricted Payment pursuant to clause (A) or clause (B) of this Section 7.06(b)(iii) shall be subject, in each case, to satisfaction (at the time of, and after giving effect to, such Restricted Payment) of the following additional conditions: (I) at the time of, and after giving effect to, such Restricted Payment, no Default or Event of Default has occurred and is continuing or would result therefrom, (~~3)~~II) at the time of, and after giving effect to, such Restricted Payment, the cash distribution and payment thereof is in compliance with Section 6.07,  and (~~4~~III) after giving effect to any such Restricted Payment ~~pursuant to this clause (iii)~~, on a pro forma basis, the Consolidated Leverage Ratio, determined as of the last day of the Fiscal Period most recently ended before such Restricted Payment for which the Parent has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b), is less than or equal to ~~(y) 3.00:1.00, if the last day of such Fiscal Period is on or before December 31, 2015~~

~~and (z) 2.75:1.00, if the last day of such Fiscal Period is after December 31, 2015 and (5) with respect to any such Restricted Payment made pursuant to this clause (iii) at any time on or prior to December 31, 2015, both before and after giving effect to such Restricted Payment, the Borrowers shall demonstrate pro forma compliance with the financial covenants set forth in Section 7.14~~2.75:1.00;  provided, that, to the extent the aggregate amount of all Restricted Payments made pursuant to this ~~clause~~ Section 7.06(b)(iii) in any Fiscal Period ~~exceed~~exceeds $5,000,000 (and subsequent to crossing such threshold, each time the aggregate amount of all additional payments in any Fiscal Period exceeds an increment of $5,000,000), the Borrowers shall concurrently provide a certificate executed by a Responsible Officer of the Parent evidencing compliance with the leverage ratio requirements set forth in clause (~~4) above~~III) of this Section 7.06(b)(iii) and, if applicable, compliance with the financial covenant requirement set forth in clause (~~5) above~~A)(3) of this Section 7.06(b)(iii));

~~Restricted Payments made in connection with the repurchase by the Parent of shares of its common stock or preferred stock in an aggregate amount not to exceed an amount equal to 50% of the cash proceeds received in connection with any Asset Disposition net of taxes paid as a result of such Asset Disposition (after taking into account any available tax credit or deductions and any tax sharing arrangements) so long as, after giving effect to any such Restricted Payment pursuant to this clause (iv), (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Borrowers shall demonstrate pro forma compliance with the financial covenants set forth in Section 7.14 determined as of the last day of the Fiscal Period most recently ended before such Restricted Payment for which the Parent has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b);~~  reserved;

Restricted Payments consisting of dividends (other than dividends paid in accordance with clause (vi) below) on the Parent’s preferred stock so long as after giving effect to any such Restricted Payment pursuant to this clause (v), (A) no Default or Event of Default has occurred and is continuing or would result therefrom ~~and~~, (B) the Borrowers shall demonstrate pro forma compliance with the financial covenants set forth in Section 7.14 determined as of the last day of the Fiscal Period most recently ended before such Restricted Payment for which the Parent has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b), (C) the Additional Transaction Condition is satisfied at the time such Restricted Payment is made and (D) after giving effect to any such Restricted Payment on a pro forma basis, the Consolidated Leverage Ratio, determined as of the last day of the Fiscal Period most recently ended before such transaction for which the Parent has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b), shall be less than or equal to 1.50:1.00;

Restricted Payments made (A) solely in Equity Interests of the Parent or (B) in an aggregate amount equal to the amount of proceeds received by the Parent from the issue of new Equity Interests of the Parent, so long as ~~(1)~~ after giving effect to any such Restricted Payment pursuant to this clause (vi), the Borrowers shall demonstrate pro forma compliance with the financial covenants set forth in Section 7.14 determined as of the last day of the Fiscal Period most recently ended before such Restricted Payment for which the Parent has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b)~~, and (2) in the case of any Restricted Payment made pursuant to clause (B) of this clause (vi) during FY2015, (a) such Restricted Payment is not made prior to achievement of the Target Preferred Equity Offering, and (b) at the~~

~~time of making each such Restricted Payment and after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments made under clauses (i), (ii), (iii) and (vi)(B) of this Section 7.06(b) during FY2015 through such time does not exceed $120,000,000~~;

Restricted Payments made pursuant to any shareholder rights plan adopted for the purpose of protecting shareholders from takeover tactics (and solely to the extent that such Restricted Payments are made in furtherance of such purpose); provided, that, with respect to any Restricted Payment made pursuant to this clause (vii) at any time on or prior to December 31, 2015, the Borrowers shall demonstrate pro forma compliance with the financial covenants set forth in Section 7.14 determined as of the last day of the Fiscal Period most recently ended before such Restricted Payment for which the Parent has delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b); and

Restricted Payments made by the Parent in connection with the net exercise by holders of options or warrants or similar securities, or in connection with the withholding or payment of taxes upon the vesting of restricted stock, stock appreciation rights or similar securities of the Parent.

SECTION 7.07. TRANSACTIONS WITH AFFILIATES.

Enter into any transaction, directly or indirectly, with or for any Affiliate of a Borrower (other than another Borrower or any Subsidiary) except (a) on a basis no more favorable to such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Borrower ~~or~~, (b) any transaction involving assets that are not material to the business and operations of the Borrowers or the Subsidiaries involved in such transaction or (c) any transaction related to any Bank Products.

SECTION 7.08. BURDENSOME AGREEMENTS.

Except as provided in this Agreement or another Loan Document, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on such Loan Party’s or Significant Subsidiary’s ability to (a) pay dividends or make any other distributions on any of its Equity Interests, (b) repay or prepay any Indebtedness owed by such Loan Party or Significant Subsidiary to any Borrower or any other Subsidiary of the Borrowers, (c) make loans or advances to any Borrower or any other Subsidiary of the Borrowers or (d) transfer any of its property or assets to any Borrower or any other Subsidiary of the Borrowers, in each case other than (i) customary non-assignment provisions of leases, subleases and sublicenses and similar agreements and in other contracts (and applicable solely to the rights and obligations under such contracts), (ii) with respect to the specific property to be sold pursuant to an executed agreement in connection with a Disposition permitted under Section 7.05, (iii) encumbrances or restrictions under documents with respect to Indebtedness permitted under (A) Section 7.03(b)  (provided that the encumbrances or restrictions under documents with respect to any refinancing, refunding, renewal or extension of such Indebtedness are not materially more restrictive than the encumbrances or restrictions under the Indebtedness being refinanced, refunded, renewed or extended) or (B) Section 7.03(e), (iv) pursuant to any Permitted Lien, ~~and~~ (v) pursuant to terms subordinating intercompany Indebtedness to claims of pension trustees and (vi) pursuant to the terms of any Bank Products.

SECTION 7.09. USE OF PROCEEDS.

Use any portion of the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) if and to the extent doing so would result in a violation of Regulation T, U or X of the FRB by any Lender or to extend credit to others for the purpose of purchasing or carrying margin stock if and to the extent doing so would result in a violation of Regulation T, U or X of the FRB by any Lender or to refund indebtedness originally incurred for such purpose or (b) for any other purpose other than (i) to refinance all of the Indebtedness under the Original Credit Agreement, (ii) to fund the Transaction Costs and (iii) to fund the ongoing working capital and general corporate needs of the Borrowers and their Subsidiaries (including Permitted Acquisitions), to the extent permitted by the Loan Documents and in all material respects by applicable Law.

SECTION 7.10. MAINTENANCE OF BUSINESS

From and after the Closing Date, engage in any business other than the types of business activities in which the Parent and its Subsidiaries engage as of the date of this Agreement and business activities reasonably related or complementary thereto.

SECTION 7.11. AMENDMENTS OF ORGANIZATION DOCUMENTS.

Amend or modify any Organizational Document of any Loan Party in any way could reasonably be expected to cause a Material Adverse Change (including the ability of the Loan Parties to pay the Obligations in full when and as payable under the Loan Documents).  Each Borrower will give Administrative Agent written notice of any rescission or modification of its resolutions delivered to the Administrative Agent pursuant to Section 4.01(a).  For the avoidance of doubt, this Section 7.11 will not restrict or effect any transaction permitted by Section 7.04.

SECTION 7.12. ACCOUNTING CHANGES.

Make any change in (a) accounting policies or financial reporting practices or (b) the Fiscal Year, in each case except as required by GAAP, as contemplated by the definitions of “Fiscal Period” and “Fiscal Year” or as required to implement any such change.

SECTION 7.13. PREPAYMENTS OF INDEBTEDNESS.

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, if such prepayment would, on a pro forma basis, cause a Default or Event of Default hereunder; provided that the provisions of this Section 7.13 will not apply to (i) the prepayment of the Loans in accordance with the terms of this Agreement or (ii) the prepayment of obligations under the Borrowers’ internal cash management system substantially similar to the system in effect on the Closing Date.

SECTION 7.14. FINANCIAL COVENANTS.

(a)Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Period, to be less than 1.50:1.00.

Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to exceed ~~(i) 3.75:1.00, as determined as of the last day of each Fiscal Period during the Interim Period, (ii) 3.25:1.00, as determined as of the last day of each Fiscal Period (if any) ending after the Interim Period and on or before December 31, 2015, or (iii)~~ 3.00:1.00, as determined as of the last day of each Fiscal Period ~~ending after December 31, 2015~~;  provided that, following the date on which the aggregate amount of all Qualified Acquisitions consummated during the prior twelve month period is equal to or greater than $150,000,000, the Consolidated Leverage Ratio at the end of each of the four (4) Fiscal Periods following such date, shall be no greater than 3.25:1.00.

SECTION 7.15. AMENDMENTS OF CERTAIN DEBT

The Loan Parties will not, nor will they permit any Subsidiary to, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Indebtedness incurred pursuant to Sections 7.03(i) or (q) unless the criteria for such Indebtedness set forth in Sections 7.03(i) or (q) (as applicable) continue to be met after such amendment, modification, waiver or extension.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01. EVENTS OF DEFAULT.

Each of the following will constitute an event of default hereunder (each, an “Event of Default’):

(oooooooo)       Non-Payment.  The Borrowers fail to pay on the date and in the manner required to be paid hereunder or under any of the Loan ~~Document~~Documents, (i) any amount of principal of any Loan or any L/C Obligation or deposit of funds as Cash Collateral in respect of L/C Obligations, (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder or under any other Loan Document, or (iii) any other Obligation or amount payable hereunder or under any other Loan Document (in each case other than any Bank Product Debt), and in each case such failure continues for three Business Days; or

(pppppppp)     Specific Covenants.  Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04, Section 6.06, Section ~~6.12~~6.12, or Article VII; or any Guarantor fails to perform or observe any term, covenant or agreement contained in its Guaranty (including any failure of any Subsidiary Guarantor to perform or observe any term, covenant or agreement contained in Section 10.15) except in relation to any Bank Product Debt; or the Parent or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or Section 6.02 and such failure continues for five Business Days; or

(qqqqqqqq)     Representations and Warranties.  Any representation, warranty, statement or certification made by any Loan Party or any of its Subsidiaries herein or in any other Loan Document or in any other document, instrument or Record delivered or made available to Administrative Agent or any other Lending Party in connection with any Loan Document proves to be untrue, incorrect or misleading in any material respect (except that such materiality qualifier will not be applicable to any representation, warranty, statement or certification that is already qualified or modified by materiality in the text thereof) as of the date when made or deemed to have been made or repeated; or

(rrrrrrrr)       Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)) contained in this Agreement or any other Loan Document (in each case other than any covenant or agreement made by a Loan Party in favor of a Bank Product Provider in respect of Bank Products) on its part to be performed or observed and such failure continues for thirty days after an Responsible Officer of any Borrower becomes aware, or reasonably should have become aware thereof, whether by notice thereof by Administrative Agent or any Lending Party or otherwise; or

(ssssssss)         Cross-Default.  (i) Any Loan Party or Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any grace period) in respect of any Indebtedness (other than Indebtedness hereunder, Bank Product Debt and Indebtedness under Swap Contracts~~)~~ having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (B) fails to observe or perform any other agreement or condition relating any such Indebtedness or contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders), as the case may be, to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (including the foreclosure or similar action on any Lien securing such Indebtedness); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which any Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(tttttttt)            Insolvency; Voluntary Proceedings.  Any Loan Party or any Material Subsidiary thereof (i) ceases or fails to be Solvent (for purposes of this Section 8.01(f), determined without regard to any intercompany payables), or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as permitted under Section 7.04, voluntarily liquidates, dissolves or ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(uuuuuuuu)     Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party’s properties or assets or the properties or assets of any Material Subsidiary, and any such proceeding or petition will not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process will not be released, vacated or fully bonded within sixty days after commencement, filing or levy; (ii) any Loan Party or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-United States Bankruptcy Law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property, assets or business; or

(vvvvvvvv)       Judgments.  There is entered or issued against any Loan Party or any Material Subsidiary (i) a final (non-interlocutory) judgment, order or decree by any Governmental Authority or a final or binding award by an arbitrator or arbitration panel or other similar alternative dispute resolution body for the payment of money in an amount, singularly or in the aggregate, exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of forty-five consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(wwwwwwww) ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(xxxxxxxx)        Invalidity of Loan Documents.  Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (except to the extent permitted therein and subject to Permitted Liens) on, or security interest in, any material part of the Collateral purported to be covered the Security Documents taken as a whole; or

(yyyyyyyy)       Change of Control.  There occurs a Change of Control; or

(zzzzzzzz)         Subordinated Debt.  The subordination provisions applicable to any Subordinated Debt shall cease to give the Lenders the rights, powers and privileges purported to be created thereby at any time such Subordinated Debt remains outstanding.

SECTION 8.02. WAIVERS OF EVENTS OF DEFAULTS.

Any Event of Default (or any Default that, with the lapsing of the applicable grace period, if any, would become an Event of Default) may be waived only with the written consent of Required Lenders; except that ~~a~~an Event of Default (or a Default) under any of Sections 8.01(a), (f), (g) or (k) may only be waived with the written consent of all Lenders. Any Event of Default (or Default) so waived will be deemed to have been cured and not to be continuing; but no such waiver will be deemed a continuing waiver or will extend to or affect any subsequent like default or impair any rights arising therefrom.

SECTION 8.03. REMEDIES UPON EVENT OF DEFAULT.

Upon the occurrence and during the continuance of any Default or Event of Default, the Lending Parties will have no obligation to advance money or extend any additional credit to or for the benefit of the Borrowers, whether in the form of the making of Loans, the issuance of Letters of Credit or otherwise. In addition, upon the occurrence and during the continuance of any Event of Default, Administrative Agent will, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions, all of which are hereby authorized by the Borrowers and each of the other Loan Parties:

(aaaaaaaaa)     Termination of Commitments.  Declare, by written notice to the Borrowers, the Aggregate Commitments, including any commitments of any Lender or the Swing Lien Lender to make and advance Loans and any obligation of any L/C Issuer to make or issue L/C Credit Extensions, to be terminated, whereupon such commitments and obligations will be terminated, but without affecting any of the Credit Group’s Liens, if any;

(bbbbbbbbb)    Acceleration of Obligations.  Declare all or any portion of the unpaid principal amount the outstanding Loans, the interest accrued and unpaid thereon and the other amounts and

Obligations owing or payable under this Agreement or under any other Loan Document or any other instrument executed by the Borrowers or any other Loan Party pursuant to the Loan Documents to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and each such other Loan Party;

(ccccccccc)       Cash Collateralization of L/C Obligations.  Require that the Borrowers Cash Collateralize the L/C Obligations in an amount equal to 105.0% of the then Outstanding Amount thereof;

(ddddddddd)   Discretionary Advances.  Make advances of Loans after the occurrence of any Event of Default, without thereby waiving their right to demand payment of the Obligations under this Agreement, or any of the other Loan Documents, or any other rights or remedies described in this Agreement or any other Loan Document, and without liability to make any other or further advances, notwithstanding Administrative Agent’s or any Lending Party’s previous exercise of any such rights and remedies; or

(eeeeeeeee)      Exercise of Rights and Remedies.  Exercise on behalf of itself and the Lending Parties, in addition to all rights and remedies granted or otherwise made available to Administrative Agent or the Lending Parties under this Agreement, any and all rights and remedies granted or otherwise made available to Administrative Agent or the Lending Parties under the Collateral Documents and other Loan Documents or otherwise under applicable Law or in equity;

provided that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under any Bankruptcy Law, the obligation of each Lender or Swing Line Lender to make or advance Loans and any obligation of any L/C Issuer to make or issue L/C Credit Extensions will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts and Obligations as aforesaid will automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations in an amount equal to 105.0% of the then Outstanding Amount thereof will automatically become effective, in each case, without further act of Administrative Agent or any Lending Party.

SECTION 8.04. APPLICATION OF FUNDS.

Following the occurrence and during the continuation of an Event of Default or following any exercise of remedies provided for in Section 8.03 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.03), any amounts received on account of the Obligations will, subject to the provisions of Section 2.16 and Section 3.07, be applied by Administrative Agent in the following order (on a pro rata basis within each level of priority):

(fffffffff)           First, to payment in full of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

(ggggggggg)     Second, to payment in full of that portion of the Obligations constituting fees (including commitment fees), indemnities and other amounts (other than principal, interest and L/C Fees) payable to the Lending Parties (including fees, charges and disbursements of counsel to the respective Lending Parties arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(hhhhhhhhh)  Third, to payment in full of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents and accrued and unpaid L/C Fees, ratably among the Lending Parties in proportion to the respective amounts described in this clause Third payable to them;

(iiiiiiiii)             Fourth, to payment in full of that portion of the Obligations constituting unpaid principal of all Loans and the L/C Borrowings;

(jjjjjjjjj)          Fifth,  to Administrative Agent for the account of the applicable designated L/C Issuers, to Cash Collateralize in full that portion of L/C Obligations comprised of the aggregate undrawn amount of Credits to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.04 and Section 2.16;

(kkkkkkkkk)  Sixth, to payment in full of all other Obligations; and

(lllllllll)            Seventh, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.04(c) and Section 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Credits pursuant to the foregoing clause Fifth will be applied to satisfy drawings under such Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth in this Section 8.04.

ARTICLE IX
ADMINISTRATIVE AGENT

SECTION 9.01. APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

(mmmmmmmmm)     Each Lending Party hereby irrevocably appoints Wells Fargo to act on its behalf as Administrative Agent hereunder and under the other Loan Documents, including to act in such representative capacity as secured party on behalf and for the benefit of each such Lending Party under this Agreement and the other Loan Documents, and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX (other than the first sentence of Section 9.12 which is also for the benefit of the Loan Parties) are solely for the benefit of Administrative Agent and the Lending Parties, and no Borrower nor any other Loan Party will have rights as a third party beneficiary of any of such provisions.

(nnnnnnnnn)              The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lending Parties (including in its capacity as a potential Bank Product Provider) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lending Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles IX and X as if set forth in full herein with respect thereto.

SECTION 9.02. RIGHTS AS A LENDER.

If the Person serving as Administrative Agent hereunder is also “Swing Line Lender,” a  “L/C Issuer”  or a “Lender,”  such Person will have the same rights and powers in such capacity(ies) as any other Person in such capacity(ies) and may exercise the same as though it were not Administrative Agent. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Person were not Administrative Agent hereunder and without any duty to account therefor to any other Lending Party.

SECTION 9.03. EXCULPATORY PROVISIONS.

Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(ooooooooo)     No Fiduciary Duties.  Will not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ppppppppp)   No Obligations Regarding Certain Actions.  Will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as will be expressly provided for herein or in any other Loan Documents), Swing Line Lender or a L/C Issuer, as applicable; provided that Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;

(qqqqqqqqq)   Disclosure Obligations.  Will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and

(rrrrrrrrr)       Limitation on Liability.  Will not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as will be necessary, or as Administrative Agent will believe in good faith will be necessary, under the circumstances as provided in Section 8.02 and Section 10.01), or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent will be deemed not to have knowledge of any Default or Event of Default, unless and until the Borrowers, a Loan Party, or a Lending Party provides written notice to Administrative Agent describing such Default or Event of Default. Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document ~~or (E~~, (E) any failure to monitor or maintain any portion of the Collateral, or (F) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

SECTION 9.04. RELIANCE BY ADMINISTRATIVE AGENT.

Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and will not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Credit, that by its terms must be fulfilled to the satisfaction of a specified Lending Party, Administrative Agent may presume that such condition is satisfactory to such Lending Party, unless Administrative Agent will have received notice to the contrary from such Lending Party prior to the making of such Loan or the issuance of such Credit.  In this regard, for purposes of determining compliance with the conditions set forth in Section 4.01, each Lending Party that has executed this Agreement will be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by Administrative Agent to such Lending Party for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lending Party, unless Administrative Agent will have received notice from such Lending Party not less than two days prior to the Closing Date specifying such Lending Party’s objection thereto and such objection will not have been withdrawn by notice to Administrative Agent to such effect on or prior to the Closing Date. Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts it selects and will not be liable for any action it takes or does not take in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05. DELEGATION OF DUTIES.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents it appoints. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Administrative Agent will not be responsible for the negligence or misconduct of any sub-agent or attorney-in-fact that it selects with reasonable care.  The exculpatory provisions of this Article IX will apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein, as well as activities as Administrative Agent.

SECTION 9.06. RESIGNATION OF ADMINISTRATIVE AGENT.

Administrative Agent may at any time give notice of its resignation to Lending Parties and the Borrowers. Upon receipt of any such notice of resignation, Required Lenders will have the right, with, unless an Event of Default exists, the consent of the Borrowers (which consent will not be unreasonably withheld), to appoint a successor, which will be a bank, trust company or insurance company organized (or in the case of a bank, having a branch registered) under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $500,000,000. If no such successor will have been so appointed by Required Lenders and will have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lending Parties, appoint a successor Administrative Agent meeting the qualifications set forth in this Section 9.06;  provided that, if Administrative Agent will notify Lending Parties and the Borrowers that no qualifying Person has accepted such appointment, then such resignation will nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of any Lending Party under any of the Loan Documents, the retiring Administrative Agent will continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent will instead be made by or to each Lending Party directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for in this Section 9.06.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in this Section 9.06).  The fees payable by the Borrowers to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Wells Fargo as Administrative Agent pursuant to this Section 9.06 will also constitute its resignation as Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender; (ii) the retiring Swing Line Lender will be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Swing Line Lenders will purchase the outstanding Swing Line Loans of the resigning Swing Lien Lender at par.

SECTION 9.07. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

Each Lending Party acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lending Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lending Party also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lending Party or any of their Related Parties and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08. NO OTHER DUTIES, ETC.

Notwithstanding anything to the contrary contained herein, no Person identified herein or on the facing page or signature pages hereof as a “Syndication Agent,” “Documentation Agent,” “Co-Agent,” “Book Manager,” “Book Runner,” “Arranger,” “Lead Arranger,” “Joint Lead Arranger” or “Joint Arranger,” if any, will have or be deemed to have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents, other than in such Person’s capacity as (a) Administrative Agent or a Lending Party hereunder and (b) an Indemnitee hereunder, and no such Person will have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on such Persons in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

SECTION 9.09. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party,

Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent will have made any demand on the Borrowers) will be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid, and to file such other documents as may be necessary or advisable in order to have the claims of Lending Parties and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lending Parties and Administrative Agent and their respective agents and counsel and all other amounts due Lending Parties and Administrative Agent under Sections 2.04(h), Section 2.10 and Section 10.04) allowed in such judicial proceeding, and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lending Party to make such payments to Administrative Agent and, in the event that Administrative Agent will consent to the making of such payments directly to Lending Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 2.10 and Section 10.04.  Nothing contained herein will be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lending Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lending Party or to authorize Administrative Agent to vote in respect of the claim of any Lending Party in any such proceeding.

SECTION 9.10. GUARANTY MATTERS.

Each Lending Party and Bank Product Provider hereby (a) irrevocably authorizes Administrative Agent to execute and deliver all documentation reasonably requested to evidence the release of any Guarantor from its obligations under a Guaranty if such Person ceases to be a Material Subsidiary, whether as a result of a transaction permitted hereunder or otherwise by operation of the definition of “Material Subsidiary” or is or becomes an Excluded Subsidiary, ~~and~~ (b) irrevocably authorizes Administrative Agent to release any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and the applicable L/C Issuers shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, (iii) that is property of a Guarantor released from its obligations under a Guaranty in accordance with the Loan Documents, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (c) irrevocably authorizes Administrative Agent to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(l) and (d) agrees that, upon request by Administrative Agent at any time, it will confirm in writing Administrative Agent’s authority to execute and deliver such documentation pursuant to this Section 9.10.

SECTION 9.11. LEGAL REPRESENTATION OF ADMINISTRATIVE AGENT.

In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, King & Spalding, LLP (“K&S”) only has represented and only will represent Wells Fargo in its capacity as Administrative Agent and as a Lending Party and

Wells Fargo Securities, LLC in its capacity as the “left lead” Arranger.  Each other Lending Party hereby acknowledges that K&S does not represent it in connection with any such matters

SECTION 9.12. SECURED HEDGE AGREEMENTS AND SECURED CASH MANAGEMENT AGREEMENTS.

Notwithstanding anything to the contrary herein or in any other Loan Document, no Bank Product Provider that obtains the benefits of Section 8.04 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Products unless the Administrative Agent has received written notice of such Bank Product, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.

SECTION 9.13. CREDIT BIDDING.

(a)Upon the instruction of the Required Lenders, the Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE X
GENERAL PROVISIONS

SECTION 10.01. AMENDMENTS, ETC.

No amendment or, subject to Section 8.02, waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom (including any cure of any Event of Default), will be effective unless in writing signed by Required Lenders (or Administrative Agent at the written request of Required Lenders) and the Borrowers or the applicable Loan Party, as the case may be, with receipt acknowledged by Administrative Agent, and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent will:

(sssssssss)         waive any condition set forth in Section 4.02 or, in the case of the initial Credit Extension, Section 4.01, without the written consent of each Lender;

(ttttttttt)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.03) without the written consent of such Lender;

(uuuuuuuuu)    postpone any date fixed by this Agreement or any other Loan Document for any payment, of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(vvvvvvvvv)      reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the second proviso to this Section 10.01(d)) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders will be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(wwwwwwwww)  change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender, (ii) the definition of “Revolving Credit Maturity Date” or “Revolving Credit Stated Maturity Date,” Eligible Assignee,” “Participant,” “Defaulting Lender” or “Specified Lender” without the written consent of each Lender, or (iii) the definition of “Alternative Currency” or provision of Section 1.02(l) without the written consent of each Lender;

(xxxxxxxxx)      change (i) Section 2.07 to allow for non-pro rata application of any reductions in the Aggregate Revolving Credit Commitments, (ii) Section 3.07 or (iii) Section 8.04 without the written consent of each Lender; or

(yyyyyyyyy)      release any Guarantor from its Guaranty without the written consent of each Lender except as permitted by Section 10.15(a) or Section 9.10;

and provided, further, that (i) no amendment, waiver or consent will, unless in writing and signed by Wells Fargo and each other designated L/C Issuer that has issued a Credit under this Agreement in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or any Issuer Document relating to any Credit issued or to be issued by it; (ii) no amendment, waiver or consent will, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent will, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender will have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender, (2) the amount of principal and accrued fees and interest owing to the Defaulting Lender may not be reduced without the consent of such Lender, and (3) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders will require the consent of such Defaulting Lender.

For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 10.01, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Administrative Agent and the Loan Parties in accordance with Section 2.15 to (a) add one or more Incremental Term Loan facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) include appropriately the Lenders holding such Incremental Term Loans in any determination of the Required Lenders and Lenders.

SECTION 10.02. NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

(zzzzzzzzz)       Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b) or in the penultimate paragraph of Section 6.02), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telefacsimile transmission or sent by approved electronic communication in accordance with Section 10.02(b), and all notices and other communications expressly permitted to be given by telephone will be made to the applicable telephone number, as follows:

(i)         if to the Borrowers, any Guarantor, Administrative Agent, any L/C Issuer or Swing Line Lender, to the address, telefacsimile number, e-mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)        if to any Lender, to the address, telefacsimile number, e-mail address or telephone number specified in its Administrative Detail Form (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received, and notices sent by telefacsimile transmission or by means of approved electronic communication will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next business day for the recipient); provided that notices delivered through electronic communications to the extent provided by Section 10.02(b) will be effective as provided in such subsection (b).

(aaaaaaaaaa)   Electronic Communications.

(i)         Each Lending Party agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent (which include those set forth in the penultimate paragraph of Section 6.02); provided that the foregoing will not apply to notices to any Lending Party pursuant to Article II if such Lending Party has notified Administrative Agent that it is incapable of receiving notices under Article II by electronic communication.  In furtherance of the foregoing, each Lending Party hereby agrees to notify Administrative Agent in writing, on or before the date such Lending Party becomes a party to this Agreement, of such Lending Party’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lending Party).  Each of Administrative Agent and each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)        Subject to the penultimate paragraph of Section 6.02, unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next business day for the recipient; and (B) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(iii)       Each Borrower hereby acknowledges that (A) Administrative Agent may make available to Lending Parties Specified Materials by posting some or all of the Specified Materials on an Electronic Platform, (B) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (C) the Electronic Platform is provided and used on an “AS IS,” “AS AVAILABLE” basis and (D) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform.  ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE ELECTRONIC PLATFORM.

(iv)       Each Lending Party hereby agrees that notice to it in accordance with Section 10.02(b)(ii)(B) specifying that any Specified Materials have been posted to the Electronic Platform will, for purposes of this Agreement, constitute effective delivery to such Lending Party of such Specified Materials.

(v)        Each Borrower hereby acknowledges that (A) Administrative Agent will make available to the Lending Parties Specified Materials provided by or on behalf of the Borrowers and the other Loan Parties hereunder by posting the Specified Materials on an Electronic Platform and (B) certain of the Lending Parties (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or the other Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Specified Materials that may be distributed to the Public Lenders and that (1) all such Specified Materials will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” each Borrower (on behalf of itself, the other Loan Parties and its other Affiliates) will be deemed to have authorized Administrative Agent and the Lending Parties to treat such Specified Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to each Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Specified Materials constitute confidential information, they will treated as set forth in Section 10.07); (3) all Specified Materials marked “PUBLIC” are permitted to be made available through a portion of the

Electronic Platform designated “Public Investor;” and (4) Administrative Agent will be entitled to treat any Specified Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic Platform not designated “Public Investor.”

(vi)       Each Lending Party (A) acknowledges that the Specified Materials, including information furnished to it by any Loan Party or Administrative Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrowers and the other Loan Parties and their respective Affiliates or their respective securities and businesses and (B) confirms that (1) it has developed compliance procedures regarding the use of material, non-public information and (2) it will handle such material, non-public information in accordance with such procedures and applicable Laws, including Federal and state securities laws.

(bbbbbbbbbb)  Change of Address, Etc.  The Borrowers, Administrative Agent, Swing Line Lender and any L/C Issuer may change their respective address(es), telefacsimile number(s), telephone number(s) or e-mail address(es) for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address(es), telefacsimile number(s), telephone number(s) or e-mail address(es) for notices and other communications hereunder by notice to the Borrowers, Administrative Agent, Swing Line Lender and each L/C Issuer.

(cccccccccc)     Reliance by Administrative Agent and Lending Parties.  Administrative Agent and Lending Parties will be entitled to rely and act upon any notices (including telephonic or electronically delivered Requests for Credit Extension) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers will indemnify Administrative Agent and each Lending Party and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. NO WAIVER; CUMULATIVE REMEDIES; ENFORCEMENT.

No failure by Administrative Agent or any Lending Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof and no single or partial exercise of any right, remedy, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents (including any rights and remedies of any Lending Party or Bank Product Provider under Section 10.15 and Section 10.16) against the Borrowers or any other Loan Party will be vested exclusively in, and all actions and proceedings at law in connection with such enforcement will be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.03 for the benefit of all the ~~Lending~~Secured Parties; provided, however, that the foregoing will not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any

~~Lending~~Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders will have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.03 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.04. EXPENSES; INDEMNITY; DAMAGE WAIVER.

(dddddddddd)   Costs and Expenses.  The Borrowers will pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of, or consents with respect to, the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby will be consummated); (ii) all reasonable out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Credit or any demand for payment thereunder; and (iii) all out-of-pocket expenses incurred by Administrative Agent or any Lending Party (including the fees, charges and disbursements of (x) a single counsel for Administrative Agent and (y) a single counsel for the Lending Parties), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04 or (B) in connection with the Loans made or Credits issued hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring (or negotiations in connection with the foregoing) in respect of such Loans or Credits.

(eeeeeeeeee)       Indemnification by the Borrowers.  Each Borrower will jointly and severally indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the reasonable fees, charges, settlement costs and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party or any of their respective Affiliates arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent) and its Related Parties only, the administration of this Agreement and the other Loan Documents; (ii) any Loan or Credit or the use or proposed use of the proceeds therefrom (including any refusal by L/C Issuer to honor a demand for payment under a Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Credit); (iii) any Environmental Claim or Environmental Liability; or (iv) any actual or prospective claim, investigation, litigation or other proceeding (including any administrative proceeding or any arbitration or other alternative dispute resolution proceeding) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of their respective Affiliates, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(ffffffffff)           Reimbursement by Lenders.  If and to the extent the Borrowers for any reason fails to pay when due any amount that they are required to pay under Section 10.04(a) or Section 10.04(b)

to Administrative Agent (or any sub-agent thereof), Swing Line Lender, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), Swing Line Lender, each L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (based on its Percentage Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), Swing Line Lender, any L/C Issuer or any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), Swing Line Lender or L/C Issuer in connection with such capacity.  The obligations of Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(gggggggggg)     Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, each Loan Party and each member of the Credit Group agrees that it will not assert, and hereby waives, any claim against any Indemnitee (in the case of such waiver by the Loan Parties) and any Loan Party or Related Party thereof (in the case of such waiver by the members of the Credit Group), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any document contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 10.04(b) will be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.

(hhhhhhhhhh)   Payments.  All amounts due under this Section 10.04 will be payable not later than three Business Days after demand therefor.

(iiiiiiiiii)              Survival.  The agreements in this Section 10.04 will survive the resignation of Administrative Agent, Swing Line Lender and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations and the termination of this Agreement.

SECTION 10.05. MARSHALLING; PAYMENTS SET ASIDE.

Neither Administrative Agent nor any Lending Party will be under any obligation to marshal any asset in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations.  To the extent that any payment by or on behalf of the Borrowers is made to Administrative Agent or any Lending Party, or Administrative Agent or any Lending Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or any Lending Party in such Person’s discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lending Party severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.  The obligations of each Lending Party under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.06. SUCCESSORS AND ASSIGNS.

(jjjjjjjjjj)           Successors and Assigns Generally.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lending Party, and neither Swing Line Lender nor any Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto will be null and void). Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(e) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and each Lending Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(kkkkkkkkkk)  Assignments by Swing Line Lender or any Lender.  Swing Line Lender or any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans, as applicable) at the time owing to it); provided that:

(i)          except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if any Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Swing Line Lender or Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if a “trade date” is specified in the Assignment and Assumption, as of such trade date, will not be less than $10,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, each Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)         each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) will not apply to rights in respect of Swing Line Loans;

(iii)        any assignment of a Commitment must be approved by Administrative Agent, the applicable designated L/C Issuer of any Letter of Credit then outstanding and Swing Line Lender, unless the Person that is the proposed assignee is itself a Lender, an Affiliate of a Lender or an Approved Fund (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)        so long as an Event of Default does not then exist, any assignment (other than an assignment to another Lender, an Affiliate of a Lender or an Approved Fund) will require the prior written consent of the Administrative Borrower, on behalf of the Borrowers (which will not be unreasonably withheld), provided that the Administrative Borrower will be deemed to have consented to any such assignment unless it will object thereto by written notice to Administrative Agent within five Business Days after having received notice thereof; and

(v)         no such assignment will be made (A) to any Borrower, Guarantor or any of their respective Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v), (C) to a natural person, or (D) any Person who is a beneficial owner of Subordinated Debt of the Loan Parties or any of such Person’s Affiliates.

The parties to each assignment will execute and deliver to Administrative Agent an Assignment and Assumption, a processing and recordation fee of $3,500; provided that Administrative Agent hereby waives such processing and recordation fee in connection with any assignment effected pursuant to Section 3.07(a).  In addition, the Eligible Assignee, if it is not then a Lender, will deliver to Administrative Agent an Administrative Detail Form.  Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder will be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of Swing Line Lender or a Lender, as applicable, under this Agreement, and the assigning Swing Line Lender or Lender, as applicable, thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lending Party’ rights and obligations under this Agreement, such Lending Party will cease to be a party hereto) but will continue to be entitled to the benefits of Section 3.01,  Section 3.04,  Section 3.05 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) will execute and deliver Notes to the assignee Lending Party.  Any assignment or transfer by Swing Line Lender or a Lender of rights or obligations under this Agreement that does not comply with this Section 10.06(b) will be null and void.

(llllllllll)             Register.  Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), will maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a Register.  The entries in the Register will be conclusive absent manifest error, and the Borrowers, Administrative Agent and Lending Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent will maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register will be available for inspection by each of the Borrowers, Swing Line Lender and each L/C Issuer, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents or any waiver of any provision thereunder is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register.

(mmmmmmmmmm)  Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment will make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Credits and Swing Line Loans in accordance with its Percentage Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder will become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(nnnnnnnnnn)  Participations.  Swing Line Lender or any Lender may at any time, without the consent of, or notice to, the Borrowers or Administrative Agent, sell participations to any Participant in all or a portion of such Person’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) any sale of a participation to a proposed Participant that would not otherwise qualify as an Eligible Assignee or that is a Defaulting Lender must be approved by Administrative Agent, (ii) such Person’s obligations under this Agreement will remain unchanged, (iii) such Person will remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, Administrative Agent and Lending Parties will continue to deal solely and directly with such Person in connection with such Person’s rights and obligations under this Agreement.  Any document pursuant to which Swing Line Lender or a Lender sells such a participation will provide that such Person will retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such document may provide that such Person will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to Section 10.06(f), the Borrowers agree that each Participant will be entitled to the benefits of Section 3.01,  Section 3.04 and Section 3.05 to the same extent as if it were a Lending Party hereunder and had acquired its interest by assignment pursuant to Section 10.06(b).  To the extent permitted by law, each Participant also will be entitled to the benefits of Section 10.08 as though it were a Lending Party, as long as such Participant agrees to be subject to Section 2.14 as though it were a Lending Party.

(oooooooooo)    Limitations upon Participant Rights.  A Participant will not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender will not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(pppppppppp)  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment will release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(qqqqqqqqqq)  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption will be deemed to include electronic signatures or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(rrrrrrrrrr)      Resignation as L/C Issuer or Swing Line Lender.  Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitments and Loans pursuant to subsection (b) of this Section 10.06, Wells Fargo may do either or both of the following: (i) upon thirty days’ notice to the Borrowers and all Lenders, resign as L/C Issuer or (ii) upon thirty days’ notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers will be entitled to appoint from among Lenders a successor L/C Issuer or Swing Line Lender (subject to such Lender’s consent to such appointment, at its sole discretion); provided that no failure by the Borrowers to appoint any such successor will affect the resignation of Wells Fargo as a L/C Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as a L/C Issuer, it will retain all the rights and obligations of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Revolving Credit Loans that are Base Rate Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)).  If Wells Fargo resigns as Swing Line Lender, it will retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Lenders to make Revolving Credit Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

SECTION 10.07. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

Each Lender will make no disclosure of confidential information furnished to it by the Borrowers or any of their Subsidiaries, and identified as such, unless such information has become public, except: (a) in connection with operations under or the enforcement of this Agreement or any other Loan Document, to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 10.07 with respect to such information and to the extent such disclosure does not violate any applicable Laws; (b) pursuant to any statutory or regulatory requirement or any court order, subpoena or other legal process; (c) to any parent or corporate Affiliate of such Lender or to any Participant, proposed Participant or proposed Assignee; provided, however, that any such Person agrees to comply with the restrictions set forth in this Section 10.07 with respect to such information and to the extent such disclosure does not violate any applicable Laws; (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; (e) subject to an agreement containing provisions substantially similar to those of this Section 10.07, to any direct or indirect counterparty in any swap agreement or hedging arrangement (or to such contractual counterparty’ s professional advisors) relating to the Loan Parties and their obligations; (f) with respect to confidential information related to the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Lender relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; or (g) with the prior written consent of the Parent, to any other Person.

Each Loan Party hereby agrees that Administrative Agent, any Lender or any Affiliate thereof may (a) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (b) use any Loan Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

SECTION 10.08. RIGHT OF SETOFF.

If an Event of Default will have occurred and be continuing, each Lending Party and its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lending Party to or for the credit or the account of any Borrower or any other Loan Party against any and all of the Obligations to such Lending Party or such Affiliate, irrespective of whether or not such Lending Party will have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be unmatured or are owed to a branch or office of such Lending Party different from the branch or office holding such deposit or obligated on such obligations; provided, that in the event that any Defaulting Lender will exercise any such right of setoff, (a) all amounts so set off will be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 3.07 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lending Parties, and (b) the Defaulting Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lending Party and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lending Party or its Affiliates may have.  Each Lending Party agrees to notify the Borrowers and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice will not affect the validity of such setoff and application.

SECTION 10.09. INTEREST RATE LIMITATION.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law. If Administrative Agent or any Lender will receive interest in an amount that exceeds the maximum rate of non-usurious interest permitted by applicable Law, the excess interest will be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers or the Guarantors, as applicable.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the maximum rate of non-usurious interest permitted by applicable Law, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.10. COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.  This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement will become effective when it will have been executed and delivered by Administrative Agent and when Administrative Agent will have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lending Party, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and will continue in full force and effect as long as any Loan or any other Obligation (other than unasserted contingent indemnification obligations) hereunder will remain unpaid or unsatisfied or any Credit will remain outstanding.

SECTION 10.12. SEVERABILITY.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders will be limited by Bankruptcy Laws, as determined in good faith by Administrative Agent, L/C Issuer or Swing Line Lender, as applicable, then such provisions will be deemed to be in effect only to the extent not so limited.

SECTION 10.13. LENDER-CREDITOR RELATIONSHIP.

The relationship between the Lending Parties and Administrative Agent, on the one hand, and the Borrowers and the other Loan Parties, on the other, is solely that of creditor and debtor. Neither any Lending Party nor Administrative Agent has (or will be deemed to have) any fiduciary relationship or duty to the Borrowers or any other Loan Party arising out of or in connection with, and there is no agency or joint venture relationship between the Lending Parties and Administrative Agent, on the one hand, and the Borrowers and the other Loan Parties, on the other, by virtue of this Agreement or any other Loan Document or any of the Transactions contemplated herein or therein.

SECTION 10.14. USA PATRIOT ACT NOTICE.

Each Lending Party that is subject to the PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lending Party) hereby notifies the Borrowers that, pursuant to the requirements of the PATRIOT Act, they are each required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lending Party or Administrative Agent, as applicable, to identify the Borrowers and each other Loan Party in accordance with the PATRIOT Act.

SECTION 10.15. GUARANTY BY SUBSIDIARIES.

(ssssssssss)        Guaranty.  Each Domestic Subsidiary of the Borrowers that is a Material Subsidiary party hereto (each, a “Subsidiary Guarantor”) jointly and severally, unconditionally and irrevocably guarantees to Administrative Agent ~~and~~, Lending Parties and the Bank Product Providers the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) ~~and performance~~ of the Obligations and all Bank Product Debt (the “Guaranteed Obligations”);  provided, however, that no Excluded Subsidiary shall become a Subsidiary Guarantor unless Administrative Agent and the Borrowers expressly agree in advance in writing and no Subsidiary that is a Borrower shall be a Subsidiary Guarantor.  The Guaranteed Obligations include interest that, but for a proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrowers for such interest in any such proceeding. Notwithstanding the foregoing, (i) if (A) any Subsidiary Guarantor that has been a Material Subsidiary ceases to be a Material Subsidiary for a period of twelve consecutive months, and ~~if~~(B) no Event of Default has occurred and is continuing as of the end of such twelve consecutive month period, ~~then~~or (ii) if any Subsidiary Guarantor is or becomes an Excluded Subsidiary, then in either case under the preceding clauses (i) and (ii), upon the Administrative Borrower’s written notification to Administrative Agent of the satisfaction of the conditions necessary to release such Subsidiary Guarantor, such Subsidiary Guarantor will be released as a Subsidiary Guarantor hereunder upon Administrative Agent’s subsequent written acknowledgement of such release (such acknowledgement not to be unreasonably withheld).

(tttttttttt)          Separate Obligation.  Each Subsidiary Guarantor acknowledges and agrees that (i) the Guaranteed Obligations are separate and distinct from any Indebtedness arising under or in connection with any other document, including under any provision of this Agreement other than this Section ~~10.15,~~10.15 or any Bank Product, executed at any time by such Subsidiary Guarantor in favor of Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider; and (ii) such Subsidiary Guarantor will pay and perform all of the Guaranteed Obligations as required under this Section 10.15, and Administrative Agent ~~and~~, Lending Parties and Bank Product Providers may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section ~~10.15,~~10.15 and Section 10.03, at any time executed by such Subsidiary Guarantor in favor of Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider, irrespective of whether any such other document, or any provision thereof or hereof, will for any reason become unenforceable or any of the Indebtedness thereunder will have been discharged, whether by performance, avoidance or otherwise. Each Subsidiary Guarantor acknowledges that, in providing benefits to the Borrowers, Administrative Agent ~~and~~, Lending Parties and Bank Product Providers are relying upon the enforceability of this Section 10.15 and the Guaranteed Obligations as separate and distinct Indebtedness of each such Subsidiary Guarantor, and each Subsidiary Guarantor agrees that Administrative Agent ~~and~~, the Lending Parties and the Bank Product Providers would be denied the full benefit of their bargain if at any time this Section 10.15 or the Guaranteed Obligations were treated any differently.  The fact that the Guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Borrowers and each Subsidiary Guarantor and will in no way impair or adversely affect the rights or benefits of Administrative Agent ~~and~~, the Lending Parties and the Bank Product Providers under this Section 10.15.  Each Subsidiary Guarantor agrees to execute and deliver a separate document, immediately upon request at any time of Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider, evidencing each such Subsidiary Guarantor’s obligations under this Section 10.15.  Upon the occurrence of any Event of Default, a separate action or actions may be brought against each such Subsidiary Guarantor, whether or not any Borrower or any other Subsidiary Guarantor or any other Person is joined therein or a separate action or actions are brought against any such Borrower or any such other Subsidiary Guarantor or any such other Person.

(uuuuuuuuuu) Insolvency Laws; Right of Contribution.

(i)         As used in this Section 10.15(c): (a) the term “Guarantor Applicable Insolvency Laws” means the Laws of any Governmental Authority relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including 11 U. S. C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the Bankruptcy Code) as applicable in any proceeding in which the validity or enforceability of this Agreement or any other Loan Document against any Subsidiary Guarantor, or any Guarantor Specified Lien is in issue; and (b) “Guarantor Specified Lien” means any Lien from time to time granted by any Subsidiary Guarantor securing the Guaranty Obligations. Notwithstanding any provision of this Agreement to the contrary, if, in any proceeding, a court of competent jurisdiction determines that with respect to any Subsidiary Guarantor, this Agreement or any other Loan Document or any Guarantor Specified Lien would, but for the operation of this Section 10.15(c), be subject to avoidance and/or recovery or be unenforceable by reason of Guarantor Applicable Insolvency Laws, this Agreement, such other Loan Document and each such Guarantor Specified Lien will be valid and enforceable against such Guarantor, only to the maximum extent that would not cause this Agreement, such other Loan Document or such Guarantor Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, Administrative Agent or any Lending Party on the Guaranty Obligations exceeds the limitations of this Section 10.15(c) and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance will in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited will in all events remain in full force and effect and be fully enforceable against such Guarantor.  This Section 10.15(c) is intended solely to reserve the rights of Administrative Agent ~~and~~, the Lending Parties and the Bank Product Providers hereunder against each Guarantor, in such proceeding to the maximum extent permitted by Guarantor Applicable Insolvency Laws and neither any Borrower, nor any Guarantor or any other guarantor of the Obligations nor any other Person will have any right, claim or defense under this Section 10.15(c) that would not otherwise be available under Guarantor Applicable Insolvency Laws in such proceeding.

(ii)        Each Subsidiary Guarantor hereby agrees that, to the extent that any Subsidiary Guarantor will have paid an amount hereunder to or on behalf of Administrative Agent ~~and~~, the Lending Parties and the Bank Product Providers that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the Credit Extensions and other credit accommodations extended hereunder or under any Bank Product, such paying Guarantor will be entitled to contribution from any Guarantor that has not paid its proportionate share, based on benefits received as a result of the making and issuance of the Credit Extensions or Bank Product. Any amount payable as a contribution under this Section 10.15(c) will be determined as of the date on which the related payment or distribution is made by the Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder will constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 10.15(c) will in no respect limit the obligations and liabilities of any Guarantor to Administrative Agent and the Lending Parties hereunder or under any other Loan Document, and each Guarantor will remain jointly and severally liable for the full payment and performance of the Guaranty Obligations.

(vvvvvvvvvv)   Liability of Subsidiary Guarantors.  The liability of each Subsidiary Guarantor under this Section 10.15 will be irrevocable, absolute, independent and unconditional, and will not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(i)         such Subsidiary Guarantor’s liability hereunder will be the immediate, direct, and primary obligation of such Subsidiary Guarantor and will not be contingent upon Administrative Agent’s ~~or~~, any Lending Party’s or any Bank Product Provider’s exercise or enforcement of any remedy it may have against any Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)         this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii)        Administrative Agent ~~and~~, Lending Parties and Bank Product Providers may enforce this Section 10.15 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Administrative Agent ~~and~~, Lending Parties or Bank Product Providers, on the one hand, and the Borrowers or any other Person, on the other hand, with respect to the existence of such Event of Default;

(iv)       such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v)        such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations will remain in full force and effect without regard to, and will not be impaired or affected by, nor will such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(A)       any proceeding under any Bankruptcy Law;

(B)       any limitation, discharge, or cessation of the liability of the Borrowers or any other Person for any Guaranteed Obligations due to any applicable Law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)       any merger, acquisition, consolidation or change in structure of the Borrowers or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrowers or any other Guarantor or Person;

(D)       any assignment or other transfer, in whole or in part, of Administrative Agent’s or any Lending Party’s interests in and rights under this Agreement (including this Section 10.15) or the other Loan Documents;

(E)       any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, any such Subsidiary Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)       Administrative Agent’s ~~or~~, any Lending Party’s or any Bank Product Provider’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)       Administrative Agent’s ~~or~~, any Lending Party’s or any Bank Product Provider’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H)       Administrative Agent’s ~~or~~, any Lending Party’s or any Bank Product Provider’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law; or

(I)       any other guaranty, whether by such Subsidiary Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrowers to Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider.

(wwwwwwwwww)Consents of Subsidiary Guarantors.  Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from any such Subsidiary Guarantor:

(i)          the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrowers under the Loan Documents or any Bank Product may be incurred and the time, manner, place or terms of any payment under any Loan Document or any Bank Product may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document, any Bank Product or otherwise;

(ii)         the time for the Borrowers’ (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document or any Bank Product may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Administrative Agent ~~and~~, Lending Parties or Bank Product Providers (as applicable under the relevant Loan Documents or Bank Product) may deem proper;

(iii)        Administrative Agent ~~and~~, Lending Parties and Bank Product Providers may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iv)        Administrative Agent ~~or~~, Lending Parties or Bank Products may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against the Borrowers.

(xxxxxxxxxx)    Guarantors’ Waivers.  Each Subsidiary Guarantor hereby waives and agrees not to assert:

(i)          any right to require Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider to proceed against any Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider whatsoever;

(ii)         the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations (and in this regard that the performance of any act or any payment which tolls any statute of limitations applicable to Secured Obligations under any of the Loan Documents or any Bank Product will similarly operate to toll the statute of limitations applicable to each such Subsidiary Guarantor’s liability hereunder);

(iii)        any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Subsidiary Guarantor or any other Person (other than payment in full of the Guaranteed Obligations);

(iv)        any defense based upon Administrative Agent’s ~~or~~, any Lending Party’s or any Bank Product Provider’s errors or omissions in the administration of the Guaranteed Obligations;

(v)         any rights to set-offs and counterclaims;

(vi)        without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 10.15; and

(vii)       any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Administrative Agent ~~and~~, the Lending Parties and the Bank Product Providers upon this Guaranty, or the exercise of any right, power or privilege hereunder.  The Guaranteed Obligations will conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon any Borrower, any Guarantor or any other Person with respect to the Guaranteed Obligations.

(yyyyyyyyyy)    Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Borrowers under any Bankruptcy Law, or otherwise, all such amounts will nonetheless be jointly and severally payable by each Guarantor immediately upon demand by Administrative Agent.

(zzzzzzzzzz)      Financial Condition of the Borrowers.  No Subsidiary Guarantor will have any right to require Administrative Agent or any Lending Party to obtain or disclose any information with respect to (i) the financial condition or character of the Borrowers or the ability of the Borrowers to pay and perform the Guaranteed Obligations, (ii) the Guaranteed Obligations; (iii) any collateral or other security for any or all of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations, (v) any action or inaction on the part of Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider or any other Person or (vi) any other matter, fact or occurrence whatsoever. Each Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrowers and all other matters pertaining to this Guaranty set forth in this Section 10.15 and further acknowledges that it is not relying in any manner upon any representation or statement of Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider with respect thereto.

(aaaaaaaaaaa)  Subrogation.  Until the ~~Guaranteed~~ Obligations (other than unasserted contingent indemnification obligations) will be satisfied in full and the Aggregate Commitments will be terminated, no Subsidiary Guarantor will directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 10.15, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.15 or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Administrative Agent or any Lending Party as against any Borrower or other Guarantors or any other Person, whether in connection with this Section 10.15, any of the other Loan Documents, any Bank Products or otherwise.

(bbbbbbbbbbb)  Subordination.  All payments on account of all indebtedness, liabilities and other obligations of any Borrower to any Subsidiary Guarantor or to any other Subsidiary Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Guarantor Subordinated Indebtedness”) will be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash of the ~~Guaranteed~~ Obligations.  Subject to Section 7.06, as long as any of the ~~Guaranteed~~ Obligations (other than unasserted contingent indemnification obligations) will remain outstanding and unpaid, each Subsidiary Guarantor will not accept or receive any payment or distribution by or on behalf of any Borrower or any other Subsidiary Guarantor, directly or indirectly, or assets of any Borrower or any other Subsidiary Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Guarantor Subordinated Indebtedness, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Guarantor Subordinated Indebtedness (“Guarantor Subordinated Indebtedness Payments”), except that, so long as an Event of Default does not then exist, each Subsidiary Guarantor will be entitled to accept and receive payments on its Guarantor Subordinated Indebtedness in accordance with past business practices of such Subsidiary Guarantor and such Borrower (or any other applicable Guarantor) and not in contravention of any Law or the terms of the Loan Documents.

If any Guarantor Subordinated Indebtedness Payments will be received in contravention of this Section 10.15, such Guarantor Subordinated Indebtedness Payments will be held in trust for the benefit of Administrative Agent and Lending Parties and will be paid over or delivered to Administrative Agent for application to the payment in full of all ~~Guaranteed~~ Obligations remaining unpaid to the extent necessary to give effect to this Section 10.15 after giving effect to any concurrent payments or distributions to Administrative Agent and Lending Parties in respect of the ~~Guaranteed~~ Obligations.

(ccccccccccc)      Continuing Guaranty.  The Guaranty set forth in this Section 10.15 is a continuing irrevocable guaranty and agreement of subordination and will continue in effect and be binding upon each Subsidiary Guarantor until termination of the Aggregate Commitments and payment and performance in full of the ~~Guaranteed~~ Obligations, including ~~Guaranteed~~ Obligations ~~which~~(other than unasserted contingent indemnification obligations) that may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this Guaranty will remain in full force and effect notwithstanding that there may be periods in which no ~~Guaranteed Obligations exist~~such Obligations exist. The Guaranty set forth in this Section 10.15 shall not extend to any Bank Product Debt following payment in full of the Obligations (other than unasserted contingent indemnification obligations).

(ddddddddddd) Reinstatement.  The Guaranty set forth in this Section 10.15 will continue to be effective or will be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrowers (or receipt of any proceeds of collateral) will be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrowers, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Administrative Agent ~~or~~, any Lending Party or any Bank Product Provider, whether as a result of proceedings under any Bankruptcy Law or otherwise.  All losses, damages, costs and expenses that Administrative Agent, ~~or~~ any Lending Party or any Bank Product Provider may suffer or incur as a result of any voided or otherwise set aside payments will be specifically covered by the indemnity in favor of Administrative Agent and Lending Parties contained in Section 10.04.

(eeeeeeeeeee)      Substantial Benefits.  The Credit Extensions provided to or for the benefit of the Borrowers hereunder by Lending Parties and any Bank Products provided to or for the benefit of the Borrowers by the Bank Product Providers have been and are to be contemporaneously used for the benefit of the Borrowers and each Subsidiary Guarantor.  It is the position, intent and expectation of the parties that each Borrower and each Subsidiary Guarantor have derived and will derive significant and substantial direct and indirect benefits from the Credit Extensions to be made available by Lending Parties or any Bank Product Provider under the Loan Documents and any Bank Products made available by the Bank Product Providers.

(fffffffffff)           Knowing and Explicit Waivers.   Each Subsidiary Guarantor acknowledges that it either has obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Section 10.15.  Each Subsidiary Guarantor acknowledges and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, that all such waivers and consents herein are explicit and knowing and that each Subsidiary Guarantor expects such waivers and consents to be fully enforceable

(ggggggggggg)   Keepwell.  Without limiting anything in this Section 10.15, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act at the time the guarantee under this Article 10 becomes effective with respect to any Swap Obligation, to honor all of the Obligations of such Guarantor under this Section 10.15 in respect of such Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this clause (o) for the maximum amount of such liability that can be hereby incurred without rendering its undertaking under this clause (o), or otherwise under this Section 10.15, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The undertaking of each Qualified ECP Guarantor under this clause (o) shall remain in full force and effect until termination of the Commitments and payment in full of all Loans and other Secured Obligations. Each Qualified ECP Guarantor intends that this clause (o) constitute, and this clause (o) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act

(hhhhhhhhhhh) Eligible Contract Participant.  Notwithstanding anything to the contrary in any Loan Document, no Subsidiary Guarantor shall be deemed under this Section 10.15 to be a guarantor of any Swap Obligations if such Subsidiary Guarantor was not an “eligible contract participant” as defined in §1a(18) of the Commodity Exchange Act, at the time the guarantee under this Section 10.15 becomes effective with respect to such Swap Obligation and to the extent that the providing of such guarantee by such Subsidiary Guarantor would violate the Commodity Exchange Act; provided however that in determining whether any Subsidiary Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the guarantee of the Secured Obligations of such Subsidiary Guarantor under this Section 10.15  by a Subsidiary Guarantor that is also a Qualified ECP Guarantor shall be taken into account.

If, while any Guarantor Subordinated Indebtedness is outstanding, any proceeding under any Bankruptcy Law is commenced by or against any Borrower or its property, Administrative Agent, when so instructed by L/C Issuer, Swing Line Lender and Required Lenders, is hereby irrevocably authorized and empowered (in the name of Lending Parties or in the name of any Subsidiary Guarantor or otherwise), but will have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Guarantor Subordinated Indebtedness and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Guarantor Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Administrative Agent and Lending Parties; and each Subsidiary Guarantor will promptly take such action as Administrative Agent (on instruction from L/C Issuer, Swing Line Lender and Required Lenders) may reasonably request: (A) to collect the Guarantor Subordinated Indebtedness for the account of the Lending Parties and to file appropriate claims or proofs of claim in respect of the Guarantor Subordinated Indebtedness; (B) to execute and deliver to Administrative Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Guarantor Subordinated Indebtedness; and (C) to collect and receive any and all Guarantor Subordinated Indebtedness Payments.

SECTION 10.16. JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

(iiiiiiiiiii)             Joint and Several Liability.  Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 10.16) and Bank Product Debt, it being the intention of the parties hereto that all the Obligations and Bank Product Debt will be the joint and several obligations of each Borrower without preferences or distinction among them. If and to the extent that any Borrower will fail to make any payment with respect to any of the Obligations or Bank Product Debt as and when due or to perform any of the Obligations or Bank Product Debt in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation and Bank Product Debt. The liability of Borrowers set forth in this Section 10.16 shall not extend to any Bank Product Debt following payment in full of the Obligations (other than unasserted contingent indemnification obligations).

(jjjjjjjjjjj)         Liability of the Borrowers.  The liability of each Borrower under this Agreement and the other Loan Documents will be irrevocable, absolute, independent and unconditional, and will not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Borrower agrees as follows:

(i)         such Borrower’s liability hereunder will be the immediate, direct, and primary obligation of such Borrower and will not be contingent upon Administrative Agent’s or any Lending Party’s exercise or enforcement of any remedy it may have against any other Borrower or any other Person, or against any collateral or other security for any Obligations;

(ii)        such Borrower’s payment of a portion, but not all, of the Obligations will in no way limit, affect, modify or abridge such Borrower’s liability for any portion of the Obligations remaining unsatisfied; and

(iii)       such Borrower’s liability with respect to the Obligations will remain in full force and effect without regard to, and will not be impaired or affected by, nor will such Borrower be exonerated or discharged by, any of the following events:

(A)       any proceeding under any Bankruptcy Law;

(B)       any limitation, discharge, or cessation of the liability of any other Borrower or any other Person for any Obligations due to any applicable Law, or any invalidity or unenforceability in whole or in part of any of the Obligations or the Loan Documents;

(C)       any merger, acquisition, consolidation or change in structure of any Borrower or any Guarantor or other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower or any Guarantor or other Person;

(D)       any assignment or other transfer, in whole or in part, of Administrative Agent’s or any Lending Party’s interests in and rights under this Agreement (including this Section 10.16) or the other Loan Documents;

(E)       any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, any Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)       Administrative Agent’s or any Lending Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)       Administrative Agent’s or any Lending Party’s exercise or non-exercise of any power, right or remedy with respect to any Obligations or any collateral; or

(H)       Administrative Agent’s or any Lending Party’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law.

(kkkkkkkkkkk)            Insolvency Laws; Right of Contribution.

(i)        As used in this Section 10.16(c):  (a) the term “Borrower Applicable Insolvency Laws” means the Laws of any Governmental Authority relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including 11 U. S. C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the Bankruptcy Code) as applicable in any proceeding in which the validity or enforceability of this Agreement or any other Loan Document against any Borrower, or any Borrower Specified Lien is in issue; and (b) “Borrower Specified Lien” means any Lien from time to time granted by any Borrower securing the Obligations. Notwithstanding any provision of this Agreement to the contrary, if, in any proceeding, a court of competent jurisdiction determines that with respect to any Borrower, this Agreement or any other Loan Document or any Borrower Specified Lien would, but for the operation of this Section 10.16(c), be subject to avoidance and/or recovery or be unenforceable by reason of Borrower Applicable Insolvency Laws, this Agreement, such other Loan Document and each such Borrower Specified Lien will be valid and enforceable against such Borrower only to the maximum extent that would not cause this Agreement, such other Loan Document or such Borrower Specified Lien to be subject to avoidance, recovery or unenforceability.  To the extent that any payment to, or realization by, Administrative Agent or any Lending Party on the Obligations exceeds the limitations of this Section 10.16(c) and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance will in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited will in all events remain in full force and effect and be fully enforceable against such Borrower.  This Section 10.16(c) is intended solely to reserve the rights of Administrative Agent and the Lending Parties hereunder against each Borrower, in such proceeding to the maximum extent permitted by Borrower Applicable Insolvency Laws and no Borrower, nor any Guarantor or any other guarantor of the Obligations nor any other Person will have any right, claim or defense under this Section 10.16(c) that would not otherwise be available under Borrower Applicable Insolvency Laws in such proceeding.

(ii)       each Borrower hereby agrees that, to the extent that any Borrower will have paid an amount hereunder to or on behalf of Administrative Agent and the Lending Parties that is greater than the net value of the benefits received, directly or indirectly, by such paying Borrower as a result of the Credit Extensions and other credit accommodations extended hereunder, such paying Borrower will be entitled to contribution from any Borrower that has not paid its proportionate share, based on benefits received as a result of the making and issuance of the Credit Extensions.  Any amount payable as a contribution under this Section 10.16(c) will be determined as of the date on which the related payment or distribution is made by the Borrower seeking contribution and each Borrower acknowledges that the right to contribution hereunder will constitute an asset of such Borrower to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 10.16(c) will in no respect limit the obligations and liabilities of any Borrower to Administrative Agent and the Lending Parties hereunder or under any other Loan Document, and each Borrower will remain jointly and severally liable for the full payment and performance of the Obligations.

(lllllllllll)         Consents of the Borrowers.  Each Borrower hereby unconditionally consents and agrees that, without notice to or further assent from such Borrower:

(i)        the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Administrative Agent and Lending Parties (as applicable under the relevant Loan Documents) may deem proper;

(ii)        Administrative Agent and Lending Parties may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(iii)       Administrative Agent or Lending Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Borrower against any other Borrower or against any Guarantor or any other Person.

(mmmmmmmmmmm)       Suretyship Waivers.  Each Borrower hereby waives and agrees not to assert:

(i)        any right to require Administrative Agent or any Lending Party to proceed against any other Borrower, any Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Administrative Agent or any Lending Party whatsoever;

(ii)       any defense arising by reason of any lack of corporate or other authority or any other defense of any other Borrower, any Guarantor or any other Person;

(iii)      without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 10.16; and

(iv)       any notice of the acceptance of its joint and several liability under this Agreement and the other Loan Documents.  The Obligations will conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Section 10.16.

(nnnnnnnnnnn)        Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any other Borrower under any Bankruptcy Law, or otherwise, all such amounts will nonetheless be jointly and severally immediately payable by such Borrower.

(ooooooooooo)          Financial Condition of Other Borrowers.  No Borrower will have any right to require Administrative Agent or any Lending Party to obtain or disclose any information with respect to (i) the financial condition or character of any other Borrower or the ability of any other Borrower to pay and perform the Obligations, (ii) the Obligations, (iii) any collateral or other security for any or all of the Obligations, (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations or (v) any action or inaction on the part of Administrative Agent or any Lending Party or any other Person.  Each Borrower hereby acknowledges that it has undertaken its own independent investigation of the financial condition of each other Borrower and further acknowledges that it is not relying in any manner upon any representation or statement of Administrative Agent or any Lending Party with respect thereto.

(ppppppppppp)        Subrogation. Until the Obligations (other than unasserted contingent indemnification Obligations) will be satisfied in full and the Aggregate Commitments will be terminated, no Borrower will directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 10.16, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.16 or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Administrative Agent or any Lending Party as against any other Borrower or any Guarantor or other Person, whether in connection with this Section 10.16, any of the other Loan Documents or otherwise.

(qqqqqqqqqqq)        Subordination.  Any claim which any Borrower may have against any other Borrower with respect to any payments to Administrative Agent or any Lending Party hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any proceeding under any Bankruptcy Law relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations (other than unasserted contingent indemnification obligations) will be paid in full in Cash before any payment or distribution of any character, whether in Cash, securities or other property, will be made to any other Borrower therefore.

(rrrrrrrrrrr)             Substantial Benefits.  The Credit Extensions provided to or for the benefit of the Borrowers hereunder by Lending Parties and any Bank Products provided to or for the benefit of the Borrowers by the Bank Product Providers have been and are to be contemporaneously used for the benefit of each Borrower and each of the other Loan Parties.  It is the position, intent and expectation of the parties that each Borrower and each other Loan Party have derived and will derive significant and substantial direct and indirect benefits from the Credit Extensions to be made available by Lending Parties under the Loan Documents and any Bank Products made available by the Bank Product Providers.

SECTION 10.17. ADMINISTRATIVE BORROWER.

Each Borrower hereby irrevocably appoints the Parent (“Administrative Borrower”) as its agent to act as specified in the Loan Documents, and Administrative Borrower hereby accepts such appointment. Each Borrower hereby irrevocably authorizes and directs Administrative Borrower to take on its behalf all actions required of such Person under the Loan Documents, and to exercise all powers and to perform all duties of such Person thereunder, including, (a) to submit and receive all certificates, notices, elections and communications and (b) to receive and disburse the proceeds of Loans. Any of the foregoing taken or received by Administrative Borrower on behalf of any Borrower will be deemed for all purposes to have been taken or received by such Borrower and will be binding on such Person to the same extent as if directly taken or received by such Borrower.

SECTION 10.18. GOVERNING LAW; JURISDICTION; ETC.

(sssssssssss)      Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

(ttttttttttt)         Submission to Jurisdiction.  Each Borrower and each other Loan Party party hereto each irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document to which each is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state courts or, to the fullest extent permitted by applicable Law, in such Federal courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Loan Document will affect any right that Administrative Agent or any Lending Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any other jurisdiction.

(uuuuuuuuuuu)        Waiver of Venue.  Each Borrower and each other Loan Party party hereto each irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (b) of this Section 10.18.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(vvvvvvvvvvv)          Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

SECTION 10.19. JUDGMENT CURRENCY.

If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 10.19 called the “first currency”) into any other currency (hereinafter in this Section 10.19 called the “second currency”), then the conversion will be made at the rate of exchange at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such second currency at Administrative Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to Administrative Agent or any Lending Party pursuant to this Agreement in the second currency will constitute a discharge of the obligations of the Borrowers to pay to Administrative Agent and the Lending Parties any amount originally due to Administrative Agent and the Lending Parties in the first currency under this Agreement only to the extent of the amount of the first currency which Administrative Agent and each of the Lending Parties is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with Administrative Agent’s and such Lending Party’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to Administrative Agent and the Lending Parties in the first currency under this Agreement, each Borrower hereby agrees that it will indemnify each of Administrative Agent and each of the Lending Parties against and save each of Administrative Agent and each of the Lending Parties harmless from any shortfall so arising.  This indemnity will constitute an obligation of the Borrowers separate and independent from the other obligations contained in this Agreement, will give rise to a separate and independent cause of action and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to Administrative Agent or any Lending Party under this Agreement or under any such judgment or order. Any such shortfall will be deemed to constitute a loss suffered by each of Administrative Agent and each such Lending Party, as the case may be, and the Borrowers will not be entitled to require any proof or evidence of any actual loss.  The covenant contained in this Section 10.19 will survive the payment in full of all of the other Obligations of the Borrowers under this Agreement and the other Loan Documents.

SECTION 10.20. WAIVER OF RIGHT TO JURY TRIAL.

(wwwwwwwwwww)    BORROWER AND EACH OTHER LOAN PARTY, ADMINISTRATIVE AGENT, ANY BANK PRODUCT PROVIDER AND EACH LENDING PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AND EACH OTHER LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND THE LENDING PARTIES ENTERING INTO THIS AGREEMENT.

(xxxxxxxxxxx)             EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 10.21. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(yyyyyyyyyyy)             the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(zzzzzzzzzzz)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BORROWERS:

CH2M HILL COMPANIES, LTD.		CH2M HILL, INC.

By:		By:
Name:	Steven Mathews	Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

OPERATIONS MANAGEMENT INTERNATIONAL, INC.		CH2M HILL ENGINEERS, INC.

By:		By:
Name:	Allan Chow	Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

CH2M HILL GLOBAL, INC.		CH2M HILL CONSTRUCTORS, INC.

By:		By:
Name:	Steven Mathews	Name:	Allan Chow
Title:	Treasurer and Authorized Signatory	Title:	Treasurer and Authorized Signatory

CHVENG, LLC

By:
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

Subsidiary Guarantors:

~~CH2M HILL INTERNATIONAL, LTD~~

By:
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL ALASKA, INC.

By:
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

CH2M HILL PLATEAU REMEDIATION COMPANY

By:
Name:	Steven Mathews
Title:	Treasurer and Authorized Signatory

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Administrative Agent

By:
Name:
Title:

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender and as the Swing Line Lender and as an L/C Issuer

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

BANK OF THE WEST

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:
Name:
Title:

~~BANK OF AMERICA, N.A.~~

~~By:~~
~~Name:~~
~~Title:~~

~~HSBC BANK USA, N.A.~~

~~By:~~
~~Name:~~
~~Title:~~

~~RBS CITIZENS, N.A.~~

~~By:~~
~~Name:~~
~~Title:~~

~~US~~ BANK ~~NATIONAL ASSOCIATION~~OF AMERICA, N.A.

By:
Name:
Title:

HSBC BANK USA, N.A.

By:
Name:
Title:

CITIZENS BAN K, N.A.

By:
Name:
Title:

US BANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

~~THE NORTHERN TRUST COMPANY~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT A2

Pages of Consolidated Original Credit Agreement

(as amended by Sections 1.1 and 1.2 of this Amendment)

See attached.

“Defaulting Lender”  means, subject to Section 3.07(b), any Lender that, as determined by Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless (i) such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to its performance of such funding obligations (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied and (ii) such conditions precedent shall not have been satisfied, (b) has notified the Borrowers or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless (i) such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder, promptly follows the Loan Notice therefor and states that such position is based on such Lender’s determination that a condition precedent to funding such Loan (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot been satisfied and (ii) such condition precedent cannot be satisfied), (c) has failed, within three Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any applicable Bankruptcy Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, ~~or~~ (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; or (iv) become the subject of a Bail-In Action; provided that a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

 “Disposition”  means the sale, assignment, transfer, conveyance, license (other than on a non-exclusive basis), lease or other disposition (including any sale and leaseback transaction) of any property by any Person (other than such person’s own Equity Interests), including any sale, assignment, transfer, conveyance or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose”  has a meaning correlative thereto.  For purposes of clarification, the issuance by any Person of Equity Interests in itself (or rights with respect thereto) shall not be deemed a Disposition by such Person.

“Disqualified Equity Interest”  means any Equity Interest of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event (a) matures or is mandatorily redeemable in cash pursuant to a sinking fund obligation or otherwise, (b) is redeemable in cash at the option of the holder thereof, or (c) requires or mandates the purchase, redemption, retirement, defeasance or other similar payment (other than dividends) for cash, in each case on or prior to the last to occur of the Revolving Credit Maturity Date.  The term “Disqualified Equity Interest”  will also include any options, warrants or other rights that are convertible into any Disqualified Equity Interest or that are redeemable at the option of the holder, or required to be redeemed, prior to the last to occur of the Revolving Credit Maturity Date.

(aaaaaaaaaaaa)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.03) without the written consent of such Lender;

(bbbbbbbbbbbb)         postpone any date fixed by this Agreement or any other Loan Document for any payment, of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(cccccccccccc)              reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the second proviso to this Section 10.01(d)) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders will be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(dddddddddddd)         change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(~~f~~e)), without the written consent of each Lender, (ii) the definition of “Revolving Credit Maturity Date” or “Revolving Credit Stated Maturity Date,” Eligible Assignee,” “Participant,” “Defaulting Lender” or “Specified Lender” without the written consent of each Lender, or (iii) the definition of “Alternative Currency” or provision of Section 1.02(l) without the written consent of each Lender;

(eeeeeeeeeeee)              change (i) Section 2.07 to allow for non-pro rata application of any reductions in the Aggregate Revolving Credit Commitments, (ii) Section 3.07 or (iii) Section 8.04 without the written consent of each Lender; ~~or~~

(ffffffffffff)                   release any Guarantor from its Guaranty without the written consent of each Lender except as permitted by Section 10.15(a) or Section 9.10; or

(gggggggggggg)            release all or substantially all of the value of the Collateral without the written consent of each Lender; provided that the Administrative Agent may release any Collateral permitted to be released pursuant to the terms of this Agreement or the Security Documents;

and provided, further, that (i) no amendment, waiver or consent will, unless in writing and signed by Wells Fargo and each other designated L/C Issuer that has issued a Credit under this Agreement in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or any Issuer Document relating to any Credit issued or to be issued by it; (ii) no amendment, waiver or consent will, unless in writing and signed by Swing Line Lender in

EXHIBIT B

Schedules and Exhibits

(as amended and restated by Section 1.1 of this Amendment)

See attached.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY “[*See note below.]”  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.01

Aggregate Outstanding Principal Amounts

(as of the Closing Date)

Base Rate Loans and Eurodollar Rate Loans

LOANS (OTHER THAN SWING LINE LOANS)

Existing Lender	Base Rate Loans	Eurodollar Rate Loans
Wells Fargo Bank, National Association	$12,450,000.00	$60,900,000.00
JPMorgan Chase Bank, N.A.	$12,450,000.00	$60,900,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$12,450,000.00	$60,900,000.00
BNP Paribas Group	$9,960,000.00	$48,720,000.00
Bank of America, N.A.	$7,377,777.78	$36,088,888.89
HSBC Bank USA, N.A.	$7,377,777.78	$36,088,888.89
Citizens Bank, N.A.	$7,377,777.78	$36,088,888.89
U.S. Bank National Association	$7,377,777.78	$36,088,888.89
The Northern Trust Company	$3,688,888.89	$18,044,444.44
Bank of the West	$2,490,000.00	$12,180,000.00
Total	$83,000,000.00	$406,000,000.00

SWING LINE LOANS

None.

Letters of Credit

Issuing Bank	Ultimate Beneficiary	LC Number	Issue Date	LC Maturity Date	Currency Issued	Original Local Amount	USD Equivalent
Wells Fargo	[*See note below.]	#403477	2-Jul-01	2-Jul-14	USD	5,755,000	3,500,000
Wells Fargo	[*See note below.]	#555017	6-Oct-05	4-Oct-14	EUR	13,889	19,005
Wells Fargo	[*See note below.]	#606076	1-Oct-07	1-Oct-14	USD	312,000	175,000
Wells Fargo	[*See note below.]	#391645	14-Sep-07	2-Sep-14	USD	1,040,042	306,717
Wells Fargo	[*See note below.]	#648207	30-Sep-09	24-Aug-14	CAD	1,000,000	1,256,962
Wells Fargo	[*See note below.]	#681805	20-May-11	13-Jun-14	USD	3,700,644	25,402,000
Wells Fargo	[*See note below.]	#IS000596	3-Jun-11	30-Apr-14	USD	1,575,000	3,182,000
Wells Fargo	[*See note below.]	#IS0016498U	31-Oct-12	23-Oct-14	USD	125,000	125,000
Wells Fargo	[*See note below.]	IS0054667U	24-Jul-13	16-Oct-16	EUR	167,551	229,260
Wells Fargo	[*See note below.]	IS0054707U	24-Jul-13	10-Oct-14	EUR	424,820	581,281
JPMorgan Chase Bank, N.A.	[*See note below.]	#678985	10-Nov-09	30-Jul-14	AUD	409,139	477,733
JPMorgan Chase Bank, N.A.	[*See note below.]	#225645	25-May-12	26-May-14	AUD	5,501,897	4,833,417
JPMorgan Chase Bank, N.A.	[*See note below.]	#225666	25-May-12	26-Nov-14	AUD	5,501,897	4,833,417
JPMorgan Chase Bank, N.A.	[*See note below.]	#201871	5-Nov-12	28-May-14	CAD	391,283	350,110
JPMorgan Chase Bank, N.A.	[*See note below.]	#283091	10-Dec-12	1-Jul-18	USD	8,136,475	8,136,475
JPMorgan Chase Bank, N.A.	[*See note below.]	#384167	23-Jan-13	17-Sep-14	USD	629,500	629,500
JPMorgan Chase Bank, N.A.	[*See note below.]	#384175	24-Jan-13	17-Sep-14	USD	1,259,000	1,259,000
JPMorgan Chase Bank, N.A.	[*See note below.]	#316018	20-Mar-13	18-Mar-14	USD	100,000	100,000
JPMorgan Chase Bank, N.A.	[*See note below.]	#384503	17-May-13	1-Aug-14	USD	16,272,950	16,272,950
JPMorgan Chase Bank, N.A.	[*See note below.]	#716899	2-Aug-13	19-Sep-14	EUR	63,250	85,716
JPMorgan Chase Bank, N.A.	[*See note below.]	#735333	26-Aug-13	31-Jan-15	RON	554,280	166,341
JPMorgan Chase Bank, N.A.	[*See note below.]	#749204	6-Sep-13	1-Jan-15	RON	39,250	11,779
JPMorgan Chase Bank, N.A.	[*See note below.]	#750919	10-Sep-13	21-Sep-14	USD	993,643	993,643
JPMorgan Chase Bank, N.A.	[*See note below.]	#784432	31-Oct-13	4-Apr-14	PLN	200,000	66,271
JPMorgan Chase Bank, N.A.	[*See note below.]	#837114	24-Jan-14	31-Jan-15	TTD	824,026	128,553

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

2.01 - 1

JPMorgan Chase Bank, N.A.	[*See note below.]	#CTCS-847817	12-Feb-14	30-Oct-14	RON	129,600	38,893
Bank of America, N.A.	[*See note below.]	#68051167	25-Jun-10	23-Jun-14	USD	13,098,432	13,098,432
Bank of America, N.A.	[*See note below.]	#68097600	5-Jul-13	7-Mar-14	INR	1,000,000	15,945
Bank of America, N.A.	[*See note below.]	#68097703	10-Jul-13	28-Mar-14	INR	1,000,000	15,945
Bank of America, N.A.	[*See note below.]	#68098552	22-Aug-13	23-Apr-14	INR	1,000,000	15,945
Bank of America, N.A.	[*See note below.]	#68100242	25-Nov-13	15-Dec-14	INR	4,400,875	70,172
Bank of America, N.A.	[*See note below.]	#68101434	22-Jan-14	21-Feb-15	INR	4,249,462	67,758
Bank of America, N.A.	[*See note below.]	#68102098	25-Feb-14	30-Oct-14	INR	10,000,000	159,451
BNP Paribas	[*See note below.]	#91899791	29-Nov-07	28-Dec-14	AED	50,000	13,613
BNP Paribas	[*See note below.]	#91901579	26-Mar-08	26-Mar-15	AED	1,000,000	272,257
BNP Paribas	[*See note below.]	#91904712	14-Oct-08	10-Oct-14	USD	121,595	121,595
BNP Paribas	[*See note below.]	#91907315	6-Mar-09	10-Apr-14	AED	50,000	13,613
BNP Paribas	[*See note below.]	#91908257	6-May-09	5-Jun-14	AED	50,000	13,613
BNP Paribas	[*See note below.]	#91912965	9-Feb-10	8-Feb-15	USD	75,000	75,000
BNP Paribas	[*See note below.]	#91915313	8-Jun-10	30-May-14	USD	250,000	250,000
BNP Paribas	[*See note below.]	#91917261	10-Sep-10	10-Sep-14	USD	1,623,836	1,623,836
BNP Paribas	[*See note below.]	#91919099	10-Dec-10	31-Jan-15	EUR	500,000	676,450
BNP Paribas	[*See note below.]	#91919425	23-Dec-10	31-Jan-15	KWD	41,336	1,060,304
BNP Paribas	[*See note below.]	#91919710	7-Jan-11	6-Jan-15	USD	69,897	69,897
BNP Paribas	[*See note below.]	#04100956	1-Feb-11	25-Apr-14	USD	20,000	20,000
BNP Paribas	[*See note below.]	#04105542	25-Jul-11	25-Jul-14	USD	45,954	45,954
BNP Paribas	[*See note below.]	#04107100	21-Sep-11	21-Oct-14	AED	892,769	294,325
BNP Paribas	[*See note below.]	#04109085	5-Dec-11	1/2/2015 (Auto Renewal)	QAR	22,477,918	6,172,706
BNP Paribas	[*See note below.]	#04110584	1-Feb-12	30-Jun-14	USD	135,000	1,536,280
BNP Paribas	[*See note below.]	#04110996	21-Feb-12	20-Feb-15	AED	53,875	14,668

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

2.01 - 2

BNP Paribas	[*See note below.]	#04111082	24-Feb-12	15-Mar-15	INR	126,763,365	2,026,059
BNP Paribas	[*See note below.]	#04111138	27-Feb-12	12-Dec-14	SAR	75,000	19,998
BNP Paribas	[*See note below.]	#04113377	29-May-12	25-May-14	AED	93,770	25,530
BNP Paribas	[*See note below.]	#04114177	29-Jun-12	3-Aug-14	USD	2,028,000	2,028,000
BNP Paribas	[*See note below.]	#04114451	13-Jul-12	13-Dec-14	USD	38,440	38,440
BNP Paribas	[*See note below.]	#04115815	12-Sep-12	21-Jul-14	KWD	95,640	539,285
BNP Paribas	[*See note below.]	#04115853	13-Sep-12	13-Sep-14	USD	331,582	331,582
BNP Paribas	[*See note below.]	#04116267	2-Oct-12	3-Sep-14	USD	63,615	63,615
BNP Paribas	[*See note below.]	#04116274	2-Oct-12	21-Apr-14	USD	50,811	50,811
BNP Paribas	[*See note below.]	#04117651	26-Nov-12	2-Apr-14	QAR	150,000	41,192
BNP Paribas	[*See note below.]	#04118009	7-Dec-12	3-Jul-14	USD	580,999	580,999
BNP Paribas	[*See note below.]	#04119274	30-Jan-13	30-Jan-15	USD	237,997	2,379,978
BNP Paribas	[*See note below.]	#04120835	10-Apr-13	15-Aug-14	QAR	6,817,700	2,407,402
BNP Paribas	[*See note below.]	#04120836	10-Apr-13	15-Aug-14	QAR	4,675,700	1,966,203
BNP Paribas	[*See note below.]	#04121015	18-Apr-13	18-May-14	AED	50,000	13,613
BNP Paribas	[*See note below.]	#04121046	22-Apr-13	4-Feb-15	INR	4,534,000	72,467
BNP Paribas	[*See note below.]	#04121160	25-Apr-13	28-Nov-14	USD	5,000	5,000
BNP Paribas	[*See note below.]	#04121759	21-May-13	30-Nov-14	AED	2,358,500	812,850
BNP Paribas	[*See note below.]	#04122217	7-Jun-13	16-Nov-14	AED	500,000	136,129
BNP Paribas	[*See note below.]	#04122337	14-Jun-13	30-Dec-14	AED	275,980	75,137
BNP Paribas	[*See note below.]	#04122575	26-Jun-13	28-Jul-16	INR	82,360,745	1,316,372
BNP Paribas	[*See note below.]	#04122786	3-Jul-13	14-Dec-14	AED	2,358,500	642,118
BNP Paribas	[*See note below.]	#04122911	10-Jul-13	14-Jun-14	BRL	390,000	160,368
BNP Paribas	[*See note below.]	#04122989	15-Jul-13	17-Jul-14	USD	75,000	75,000
BNP Paribas	[*See note below.]	#04123009	16-Jul-13	30-Dec-14	BHD	5,140	13,634
BNP Paribas	[*See note below.]	#04123163	23-Jul-13	30-Apr-14	AED	225,000	61,258
BNP Paribas	[*See note below.]	#04123540	7-Aug-13	19-Aug-14	AED	421,107	114,649

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

2.01 - 3

BNP Paribas	[*See note below.]	#04123780	21-Aug-13	28-Mar-14	AED	1,350,000	367,547
BNP Paribas	[*See note below.]	#04124049	30-Aug-13	15-Apr-14	AED	180,000	49,006
BNP Paribas	[*See note below.]	#04124328	13-Sep-13	13-Mar-15	AED	100,000	27,226
BNP Paribas	[*See note below.]	#04124338	13-Sep-13	16-Apr-14	AED	1,500,000	408,386
BNP Paribas	[*See note below.]	#04124481	19-Sep-13	7-Mar-14	AED	125,000	34,032
BNP Paribas	[*See note below.]	#04124509	20-Sep-13	21-Mar-14	AED	38,125	10,380
BNP Paribas	[*See note below.]	#04124529	20-Sep-13	20-Sep-14	USD	625,715	625,715
BNP Paribas	[*See note below.]	#04124532	20-Sep-13	24-Apr-14	AED	600,000	163,354
BNP Paribas	[*See note below.]	#04124609	25-Sep-13	25-Sep-14	AED	269,325	73,326
BNP Paribas	[*See note below.]	#04124842	3-Oct-13	1-Oct-14	USD	1,700,000	1,700,000
BNP Paribas	[*See note below.]	#04124847	3-Oct-13	5-Apr-14	AED	100,000	27,226
BNP Paribas	[*See note below.]	#04125132	18-Oct-13	16-Feb-15	PLN	186,375	59,410
BNP Paribas	[*See note below.]	#04125367	30-Oct-13	8-Sep-14	USD	44,500	92,500
BNP Paribas	[*See note below.]	#04125424	31-Oct-13	1-Nov-14	USD	247,000	247,000
BNP Paribas	[*See note below.]	#04125599	8-Nov-13	19-Jun-14	AED	299,850	81,636
BNP Paribas	[*See note below.]	#04125739	15-Nov-13	30-Jun-14	QAR	350,000	96,114
BNP Paribas	[*See note below.]	#04125799	19-Nov-13	30-Apr-14	OMR	100,000	259,740
BNP Paribas	[*See note below.]	#04126321	10-Dec-13	26-Jun-15	USD	2,384,000	2,384,000
BNP Paribas	[*See note below.]	#04126339	11-Dec-13	26-Oct-14	USD	800,000	800,000
BNP Paribas	[*See note below.]	#04126640	24-Dec-13	26-Nov-14	AED	72,536	19,748
BNP Paribas	[*See note below.]	#04126651	24-Dec-13	28-Jun-14	AED	100,000	27,226
BNP Paribas	[*See note below.]	#04126669	26-Dec-13	4-Apr-14	OMR	11,756	30,535
BNP Paribas	[*See note below.]	#04126989	13-Jan-14	14-Jan-15	AED	80,238	21,845
BNP Paribas	[*See note below.]	#04127220	24-Jan-14	30-Jun-14	AED	38,050	10,359
BNP Paribas	[*See note below.]	#04127222	24-Jan-14	29-Aug-14	AED	25,000	6,806
BNP Paribas	[*See note below.]	#04127441	3-Feb-14	5-Aug-14	AED	75,000	20,419
BNP Paribas	[*See note below.]	#04127497	5-Feb-14	9-Sep-14	AED	100,500	27,362

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

2.01 - 4

BNP Paribas	[*See note below.]	#04127535	6-Feb-14	6-Feb-15	AED	802,381	218,454
BNP Paribas	[*See note below.]	#04127600	10-Feb-14	3-Jul-14	USD	300,000	300,000
BNP Paribas	[*See note below.]	#04127602	10-Feb-14	15-Sep-15	PLN	75,239	23,984
BNP Paribas	[*See note below.]	#04127691	13-Feb-14	19-Jul-14	QAR	4,000,000	1,098,448
BNP Paribas	[*See note below.]	#04127722	14-Feb-14	22-Sep-14	AED	75,000	20,419
BNP Paribas	[*See note below.]	#04127895	25-Feb-14	24-Feb-15	USD	3,800,206	3,800,206
BNP Paribas	[*See note below.]	#04128058	3-Mar-14	30-Apr-15	AED	1,674,000	22,788

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

2.01 - 5

Schedule 2.02

Lenders; Commitments; Percentage Shares

(as of the Third Amendment Effective Date)

Lender	Revolving Credit Commitment	Percentage Share of Aggregate Commitments
Wells Fargo Bank, National Association	$126,977,272.72	13.727272727%
JPMorgan Chase Bank, N.A.	$126,977,272.72	13.727272727%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$126,977,272.72	13.727272727%
BNP Paribas Group	$101,750,000.00	11.000000000%
Bank of America, N.A.	$84,090,909.09	9.090909091%
HSBC Bank USA, N.A.	$84,090,909.09	9.090909091%
Citizens Bank, N.A.	$84,090,909.09	9.090909091%
U.S. Bank National Association	$84,090,909.09	9.090909091%
BMO Harris N.A.	$40,363,636.37	4.363636364%
The Northern Trust Company	$40,363,636.37	4.363636364%
Bank of the West	$25,227,272.72	2.727272727%
Total	$925,000,000.00	100.000000000%

Schedule 2.03

Issuer Sublimits

(as of the Third Amendment Effective Date)

Lender	Sublimit
Wells Fargo Bank, National Association	$96,000,000.00
JPMorgan Chase Bank, N.A.	$96,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$96,000,000.00
BNP Paribas Group	$96,000,000.00
Bank of America, N.A.	$65,000,000.00
BMO Harris, N.A.	$20,000,000.00
The Northern Trust Company	$31,000,000.00
Total	$500,000,000.00

Schedule 5.05

Litigation

•None

Schedule 5.06(a)

Pension Plans

•CH2M HILL Pension Plan (frozen)

•CH2M HILL Industrial Design Corporation Pension Plan (frozen)

•CH2M HILL Omi Pension Plan

Schedule 5.06(c)

Departures from Pension Funding Rules

•No exceptions

Schedule 5.06(d)

Pension Plans and Multiemployer Plans

•AK Laborers Employer Retirement Fund #942/341

•National Electrical Benefits Fund #1547

•Southern Alaska Carpenters Retirement #1243, 2247

•AK Electrical Pension Plan #1547

•International Union Operating Engineers Trust #302

•Plumbers & PipeFitters Nat. Pension Plan #375/COLO 208

•AK Teamsters Employer Pension Trust #959

•Western Conference Teamsters Pension #959/631

•Heat & Frost Insulators & Asbestos Workers #82

•Laborers A.G.C. Pension Trust of Montana #98/1686

•Boilermaker-Blacksmith National Pension Trust #11

•Intermountain Ironworker’s Trust Fund #732

•Central Pension Fund of the Intl Operating Engineers #953/400

•Plumbers and Pipefitters U.A. Pension Plan #375/367

•Cement Masons Local #867

•Hanford Multiemployer Pension Plan CHPRC/Closeout

•Idaho National Laboratory Employee Retirement Plan

•Bricklayers and Trowel Trades International Pension Fund Local #1

•Alaska Ironworkers Trust Funds #751

•International Painters & Allied Trades Industry Pension Plan, Local 1959

•Northwest Ironworkers Retirement Trust #751

•Norwalk City Employees ‘Pension Plan #2405

•See Schedule 5.06(a)

Schedule 5.08

Environmental

•None

Schedule 7.01

Existing Liens

File Type	File Number	File Date	Debtor	Secured Party
Original Continuation	200509048453 200901659825	02/24/2005 12/11/2009	CH2M HILL, INC.	U.S. BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	20050905514X 200500410133 200901659833	02/25/2005 08/10/2005 12/11/2009	CH2M HILL, INC.	U.S. BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Continuation	200509579963 201002227044	05/02/2005 03/25/2010	CH2M HILL, INC.	U.S. BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Continuation	200500401118 201002656700	08/09/2005 06/09/2010	CH2M HILL, INC.	U.S. BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	200704606435 200705368120 201105422540	01/18/2007 04/24/2007 10/04/2011	CH2M HILL, INC.	US BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	200704761384 200705863393 201105514011	02/07/2007 06/25/2007 10/18/2011	CH2M HILL INC	US BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Continuation	20070502068X 201105901821	03/12/2007 12/28/2011	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment Continuation	200705122881 200807562805 201105665664	03/23/2007 02/04/2008 11/15/2011	CH2M HILL, INC.	US BANCORP OLIVER ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	20070512289X 200705863385 20110566563X	03/23/2007 06/25/2007 11/15/2011	CH2M HILL, INC.	US BANCORP OLIVER ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	200705401519 200705863407 201105872465	04/27/2007 06/25/2007 12/22/2011	CH2M HILL, INC.	US BANCORP OLIVER-ALLEN TECHNOLOGY LEASING
Original Amendment Continuation	200808874053 201308232665 201309187736	08/04/2008 01/11/2013 06/07/2013	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment Continuation	200900120361 200901304059 201400620854	03/04/2009 10/05/2009 01/24/2014	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original	200900345576	04/13/2009	CH2M HILL, INC.	US BANCORP
Original	200900545400	05/18/2009	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment	20090079382X 20100227526X	07/01/2009 04/02/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment Continuation	200900793838 201002275251 20140058131X	07/01/2009 04/02/2010 01/17/2014	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.

7.01 - 1

File Type	File Number	File Date	Debtor	Secured Party
Original Amendment	200900793846 200901706912	07/01/2009 12/21/2009	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment	200900793854 200901706890	07/01/2009 12/21/2009	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment Continuation	200901397863 201002789360 201402036572	10/22/2009 07/01/2010 08/09/2014	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment	200901397871 201002763299	10/22/2009 06/28/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Continuation	20100221824X 201502986912	03/24/2010 01/27/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment Continuation	201002387955 201002873108 201503062870	04/23/2010 07/16/2010 02/09/2015	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Amendment	201002387963 201002832037	04/23/2010 07/09/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original	201002387971	04/23/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Continuation	20100238798X 201503062889	04/23/2010 02/09/2015	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original	201002387998	04/23/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original	201002388005	04/23/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original	201002388013	04/23/2010	CH2M HILL, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.
Original Continuation	201003222984 201504769277	09/17/2010 08/20/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	201003315621 201505004266	10/04/2010 09/14/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	201003424781 201505347260	10/20/2010 10/14/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	201104397763 201607068026	04/12/2011 03/28/2016	CH2M HILL, INC.	DELL FINANCIAL SERVICES L.L.C.
Original Amendment	201104462387 201308437933	04/22/2011 02/13/2013	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC BANK OF AMERICA, N.A.
Original Amendment	201105826544 201308337041	12/14/2011 01/29/2013	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC BANK OF AMERICA, N.A.
Original Amendment	201206353552 201206353552	03/14/2012 01/13/2015	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201206657438	05/02/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201206853237	06/01/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC

7.01 - 2

File Type	File Number	File Date	Debtor	Secured Party
Original	201207204178	07/25/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201207204186	07/25/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20120720464X	07/25/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201207555914	09/20/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201208125808	12/26/2012	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201309483998	07/23/2013	CH2M HILL, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL
Original	201401191159	04/09/2014	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201402370294	10/10/2014	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201402370324	10/10/2014	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	201607486545	05/03/2016	CH2M HILL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Continuation	077106039629 1273006283	03/12/2007 02/10/2012	OPERATIONS MANAGEMENT INTERNATIONAL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original Amendment	127299692734 1273120467	02/03/2012 05/07/2012	OPERATIONS MANAGEMENT INTERNATIONAL, INC.	TCF EQUIPMENT FINANCE, INC.
Original	20086512249	03/03/2008	CH2M HILL ALASKA INC	UNITED RENTALS
Original	20137590295	05/06/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20137591071	05/07/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20137608523	06/03/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20137608535	06/03/2013	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20127453964	09/25/2012	CH2M HILL ALASKA INC	INLET PETROLEUM COMPANY
Original	20150007398	01/15/2015	CH2M HILL ALASKA INC	WESTERN PACIFIC CRANE & EQUIPMENT LLC
Original	20113195255	08/17/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20113812362	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20113816447	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC

7.01 - 3

File Type	File Number	File Date	Debtor	Secured Party
Original	20113816496	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20113816504	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20113816512	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20113816538	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20113816553	10/04/2011	CH2M HILL COMPANIES LTD	WELLS FARGO EQUIPMENT FINANCE INC
Original	20130867631	03/06/2013	CH2M HILL COMPANIES LTD	ASPEN CAPITAL COMPANY INC
Original	20131491324	04/18/2013	CH2M HILL COMPANIES LTD	CIT FINANCE LLC
Original	20132818103	07/22/2013	CH2M HILL COMPANIES LTD	US EQUIPMENT FINANCE, A DIVISION OF US BANK NATIONAL ASSOCIATION
Original Continuation	20070958891 20114964717	03/12/2007 12/27/2011	CH2M HILL CONSTRUCTORS, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20144419131	11/03/2014	CH2M HILL CONSTRUCTORS, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20152074275	05/14/2015	CH2M HILL CONSTRUCTORS, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC
Original	20113387092	09/01/2011	CH2M HILL CONSTRUCTORS, INC.	UNITED RENTALS NORTHWEST, INC.
Original	20120316465	01/25/2012	CH2M HILL CONSTRUCTORS, INC.	GE CAPITAL COMMERCIAL INC.
Original Continuation Amendment Continuation	60640763	01/28/2011 02/14/2011 02/17/2012 01/27/2016	CH2M HILL ENGINEERS INC	DELL FINANCIAL SERVICES LLC
Original	20114607993	12/02/2011	CH2M HILL ENGINEERS INC	WELLS FARGO BANK NA
Original	20142315588	06/13/2014	CH2M HILL ENGINEERS INC	RDO EQUIPMENT CO
Original	03415971 (filed by company number)	12/12/2012 (charge date)	HALCROW GROUP LIMITED	CH2M HILL COMPANIES, LTD.
Original	01674044 (filed by company number)	12/12/2012 (charge date)	HALCROW HOLDINGS LIMITED	CH2M HILL COMPANIES, LTD.
Original Continuation	600768126	Unknown	CH2M Hill Canada Limited	Maxium Financial Services Inc.

7.01 - 4

File Type	File Number	File Date	Debtor	Secured Party
Original Continuation Debtor Amendment Continuation	621646416	12/29/2005 10/7/2010 10/19/2015	CH2M Hill Canada Limited	ARI Financial Services Inc.
Original	658020924	12/9/2009	CH2M Hill Canada Limited	Bal Global Finance Canada Corporation
Original Continuation Continuation	872810829	5/25/2001 2/28/2008 4/30/2013	CH2M Hill Canada Limited	Dell Financial Services Canada Limited

7.01 - 5

Schedule 7.02
Existing Investments

Investment	Holder	Invested Balance (USD, at 9/22/16,at cost)
Amended Silicates, Inc.	CH2M HILL, INC.	190,443
Centennial Investment	CH2M HILL COMPANIES, LTD.	1
CLIM Systems	CH2M HILL NETHERLANDS HOLDINGS B.V.	813,828
C3 Class B-1 Unit	CH2M HILL ENGINEERS, INC.	2,479,000

Schedule 7.03

Existing Indebtedness

Indebtedness			Outstanding balance (O/S Bal) in USD as of 6/24/16
Capitalized leases			9,208,958

Shareholder notes payable			226,841

VECO acquisition holdback contingency			5,913,789

Halcrow Group Ltd outstanding secured loans from CH2M HILL Companies, Ltd	45,266,568	GBP	59,000,445	as of 9/30/16

Halcrow Holdings Ltd outstanding secured loans from CH2M HILL Companies, Ltd	7,882,876	GBP	11,681,792

Letter of credit and bank guarantee facilities
Account party	Issuing bank	Face Amount		O/S Bal in USD at 6/24/16
VECO ENGINEERING Abu Dhabi	National Bank of Abu Dhabi	25,000,000	AED Limit	1,291,959

VECO ENGINEERING Abu Dhabi (Qatar 2022)	National Bank of Abu Dhabi	24,354,614	* QAR Committed	6,695,327

CH2M HILL Companies, Ltd	Riyadh Bank	20,000,000	USD Limit	1,861,804

CH2M HILL Companies, Ltd	BNP Paribas			540,825

Account party	Country	Issuing bank		Face amount	Currency	O/S Bal at 6/24/16	USD equivalent
Halcrow Intl Partnership	UAE	HSBC Middle East Ltd	Bank guarantees	26,000,000	AED	25,367,964	6,906,682

Halcrow Consulting India Private Limited	India	The HSBC Limited, India	Bank guarantees	64,000,000	INR	65,231,693	968,038

Halcrow Group Ltd	UK	HSBC Bank plc	Bank guarantees	1,650,000	GBP	1,602,320	2,374,510

Other bank facilities

7.03 - 1

Other bank facilities
Business entity name	Country	Credit bank	Purpose(1)	Limit amount	Currency	O/S Bal at 6/24/16	USD equivalent
Loan/overdraft facilities
Halcrow Consulting India Private Limited	India	Bank of America	Overdraft & working capital loan	6,000,000	USD	-	-
CH2M HILL (India) Private Ltd	India	Bank of America	Overdraft & working capital loan	2,000,000	USD	-	-
CH2M HILL Energy Canada Ltd.	Canada	JP Morgan	Overdraft & working capital loan	5,000,000	CAD	-	-

All Halcrow, CH2M and Veco Engineering letter of credit and bank guarantee facilities in the above sections are guaranteed by CH2M HILL Companies, Ltd.

7.03 - 2

Bi-lateral letters of credit

Issuing bank	Ultimate beneficiary	Number	Issue date	Maturity date	Currency issued	Original local amount	USD equivalent at 6/24/16

National Bank of Abu Dhabi	[* See Note below.]	LG089856/12	16-Feb-12	Open	QAR	80,784,226	6,683,964
BNP Paribas New York	[* See Note below.]	#04123635	13-Aug-13	13-Aug-16	USD	104,400	420,525
BNP Paribas New York	[* See Note below.]	#04131346	28-Aug-14	1-Aug-16	USD	120,300	120,300
Riyad Bank Saudi	[* See Note below.]	HOU/S/07331	3-Jun-13	3-Jun-13	SAR	400,440	106,784
Riyad Bank Saudi	[* See Note below.]	HOU/S/07398	8-Aug-13	8-Aug-13	SAR	430,250	114,733
Riyad Bank Saudi	[* See Note below.]	HOU/S/07567	5-Feb-14	5-Feb-14	SAR	239,197	63,786
Riyad Bank Saudi	[* See Note below.]	HOU/S/07730	21-May-14	31-Dec-16	SAR	103,124	27,500
Riyad Bank Saudi	[* See Note below.]	HOU/S/07832	14-Aug-14	30-Aug-16	SAR	1,789,465	477,191
Riyad Bank Saudi	[* See Note below.]	HOU/S/07837	14-Aug-14	30-Jan-17	SAR	285,532	76,142
Riyad Bank Saudi	[* See Note below.]	HOU/S/07917	6-Nov-14	23-Jul-16	SAR	860,750	229,533
Riyad Bank Saudi	[* See Note below.]	HOU/S/08010	10-Mar-15	30-Jun-17	SAR	54,747	14,599
Riyad Bank Saudi	[* See Note below.]	HOU/S/08095	28-May-15	1-Jul-17	SAR	207,464	55,324
Riyad Bank Saudi	[* See Note below.]	HOU/S/08186	12-Aug-15	30-Sep-17	SAR	125,315	33,417
Riyad Bank Saudi	[* See Note below.]	HOU/S/08203	25-Aug-15	23-Aug-16	SAR	414,094	110,425
Riyad Bank Saudi	[* See Note below.]	HOU/S/08204	25-Aug-15	27-Jun-16	SAR	487,780	130,075
Riyad Bank Saudi	[* See Note below.]	HOU/S/08321	18-Nov-15	28-Feb-16	SAR	67,932	18,115
Riyad Bank Saudi	[* See Note below.]	HOU/S/08473	31-Dec-15	13-Sep-19	SAR	295,673	78,846
Riyad Bank Saudi	[* See Note below.]	HOU/S/08525	29-Feb-16	6-Jul-16	SAR	120,000	32,000
Riyad Bank Saudi	[* See Note below.]	HOU/S/08551	15-Mar-16	19-Jul-16	SAR	1,100,000	293,333

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

7.03 - 3

Halcrow bank guarantees

Issuing bank	Beneficiary	GTEE number	Start date	Expiry date	Currency	F/C Value in AED	USD equivalent at 6/24/16
HSBC MENA	[* See note below.]	APGDUB17138	6-May-12	unlimited	AED	374,004	101,826
HSBC MENA	[* See note below.]	APGDUB22826	24-Sep-12	27-Aug-16	KWD	408,357	111,179
HSBC MENA	[* See note below.]	APGDUB25366	2-Dec-12	unlimited	OMR	369,519	100,605
HSBC MENA	[* See note below.]	APGDUB785566	6-Jul-11	Unlimited	SAR	142,744	38,863
HSBC MENA	[* See note below.]	FNGDUB763044	14-May-06	Unlimited	AED	50,000	13,613
HSBC MENA	[* See note below.]	FNGDUB763048	5-Jun-07	Unlimited	AED	30,000	8,168
HSBC MENA	[* See note below.]	FNGDUB763082	5-Jun-04	Unlimited	AED	6,000	1,634
HSBC MENA	[* See note below.]	FNGDUB763083	12-Nov-03	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763084	2-Mar-03	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763086	7-Nov-05	Unlimited	AED	36,000	9,801
HSBC MENA	[* See note below.]	FNGDUB763087	27-Feb-03	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763089	16-Mar-04	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763091	20-May-04	Unlimited	AED	9,000	2,450
HSBC MENA	[* See note below.]	FNGDUB763092	24-Mar-03	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763093	27-Apr-03	Unlimited	AED	12,000	3,267
HSBC MENA	[* See note below.]	FNGDUB763095	25-May-03	Unlimited	AED	15,000	4,084
HSBC MENA	[* See note below.]	FNGDUB763096	12-Jul-04	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763098	24-Jun-03	Unlimited	AED	15,000	4,084
HSBC MENA	[* See note below.]	FNGDUB763099	12-Jul-03	Unlimited	AED	12,000	3,267
HSBC MENA	[* See note below.]	FNGDUB763122	3-May-07	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763131	8-May-07	Unlimited	AED	3,000	817
HSBC MENA	[* See note below.]	FNGDUB763144	16-Dec-07	Unlimited	AED	30,000	8,168
HSBC MENA	[* See note below.]	PEBDUB14524	15-Mar-12	unlimited	SAR	421,268	114,695
HSBC MENA	[* See note below.]	PEBDUB15007	20-Mar-12	4-Aug-16	KWD	440,683	119,980
HSBC MENA	[* See note below.]	PEBDUB17933	20-May-12	Unlimited	SAR	485,744	132,249

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

7.03 - 4

Issuing bank	Beneficiary	GTEE number	Start date	Expiry date	Currency	F/C Value in AED	USD equivalent at 6/24/16
HSBC MENA	[* See note below.]	PEBDUB21840	4-Sep-12	Unlimited	USD	183,625	49,994
HSBC MENA	[* See note below.]	PEBDUB22821	24-Sep-12	27-Aug-16	KWD	408,357	111,179
HSBC MENA	[* See note below.]	PEBDUB26108	1-Jan-13	unlimited	AED	336,000	91,479
HSBC MENA	[* See note below.]	PEBDUB26371	17-Jan-13	unlimited	AED	49,995	13,612
HSBC MENA	[* See note below.]	PEBDUB26564	18-Nov-12	unlimited	AED	2,404,995	654,784
HSBC MENA	[* See note below.]	PEBDUB27601	17-Feb-13	unlimited	AED	186,957	50,901
HSBC MENA	[* See note below.]	PEBDUB27909	13-Feb-13	unlimited	OMR	190,779	51,942
HSBC MENA	[* See note below.]	PEBDUB763008	27-Jun-10	24-Nov-16	QAR	3,495,921	951,799
HSBC MENA	[* See note below.]	PEBDUB763024	11-May-10	Unlimited	AED	1,138,667	310,013
HSBC MENA	[* See note below.]	PEBDUB763025	12-May-10	Unlimited	AED	1,226,667	333,972
HSBC MENA	[* See note below.]	PEBDUB763043	14-May-06	Unlimited	AED	1,518,712	413,485
HSBC MENA	[* See note below.]	PEBDUB763047	13-May-07	Unlimited	AED	371,215	101,067
HSBC MENA	[* See note below.]	PEBDUB763057	18-Nov-08	unlimited	QAR	302,554	82,373
HSBC MENA	[* See note below.]	PEBDUB763058	14-Aug-08	Unlimited	AED	96,456	26,261
HSBC MENA	[* See note below.]	PEBDUB763059	21-May-09	Unlimited	AED	906,519	246,809
HSBC MENA	[* See note below.]	PEBDUB763061	30-Jul-09	Unlimited	AED	426,243	116,049
HSBC MENA	[* See note below.]	PEBDUB763062	24-Feb-09	Unlimited	QAR	5,184,311	1,411,481
HSBC MENA	[* See note below.]	PEBDUB763066	15-Oct-09	Unlimited	AED	92,000	25,048
HSBC MENA	[* See note below.]	PEBDUB763069	12-Aug-10	Unlimited	AED	300,000	81,678
HSBC MENA	[* See note below.]	PEBDUB763071	27-Apr-10	Unlimited	AED	835,472	227,466
HSBC MENA	[* See note below.]	PEBDUB763079	16-Mar-10	Unlimited	AED	408,490	111,215
HSBC MENA	[* See note below.]	PEBDUB763080	30-Jan-10	Unlimited	AED	941,244	256,263
HSBC MENA	[* See note below.]	PEBDUB763081	11-Jan-11	Unlimited	AED	835,906	227,584
HSBC MENA	[* See note below.]	TEBDUB12252	12-Jan-12	Unlimited	AED	80,000	21,781
HSBC MENA	[* See note below.]	TEBDUB19000	21-Jun-12	Unlimited	AED	150,000	40,839
HSBC MENA	[* See note below.]	TEBDUB19080	25-Jun-12	Unlimited	AED	450,000	122,517

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

7.03 - 5

Issuing Bank	Beneficiary	GTEE Number	Start Date	Expiry Date	Currency	F/C Value	USD $ Amt.
HSBC UK	[* See note below.]	181814	30-Oct-03	21-Sep-12	USD	187,971	187,971
HSBC UK	[* See note below.]	182205	20-Nov-03	21-Sep-12	USD	220,505	220,505
HSBC UK	[* See note below.]	189065	20-Oct-04	Unlimited	AED	290,000	78,955
HSBC UK	[* See note below.]	216601	18-Feb-09	21-May-18	EUR	339,968	386,030
HSBC UK	[* See note below.]	219809	6-Oct-09	Unlimited	TND	51,826	24,017
HSBC UK	[* See note below.]	219810	6-Oct-09	Unlimited	TND	103,652	48,033
HSBC UK	[* See note below.]	224042	23-Jul-10	Unlimited	NOK	4,165,338	507,505
HSBC UK	[* See note below.]	227972	28-Mar-11	Unlimited	AED	366,879	99,886
HSBC UK	[* See note below.]	227973	28-Mar-11	Unlimited	AED	772,612	210,351
HSBC UK	[* See note below.]	232482	5-Jan-12	Unlimited	USD	611,257	611,257
HSBC India	[* See note below.]	PEBNDH110324	20-Apr-11	20-Apr-17	INR	5,979,747	88,739
HSBC India	[* See note below.]	PEBNDH110334	25-Apr-11	26-Apr-17	INR	54,341,946	806,434
HSBC India	[* See note below.]	PEBNDH110924	7-Sep-11	30-Jun-16	INR	1,975,000	29,309
HSBC India	[* See note below.]	PEBNDH110925	7-Sep-11	30-Jun-16	INR	1,975,000	29,309
HSBC India	[* See note below.]	PEBNDH121952	14-Aug-12	30-Jun-16	INR	960,000	14,246

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

7.03 - 6

VECO Engineering's bank guarantees
(Issued by National Bank of Abu Dhabi)

LG number	Beneficiary	Issue date	Expiry date	Currency	Amount	USD equivalent at 6/24/16
TFO/BB/66184/L	[* See note below.]	15-Dec-11	15-Sep-16	USD	50,000	50,000
TFAE15PB004398L	[* See note below.]	18-Oct-15	18-Feb-17	AED	111,000	30,221
TFO/PB/046704/L	[* See note below.]	28-Aug-06	28-Aug-16	USD	80,000	80,000
TFO/PB/053403/L	[* See note below.]	1-Jun-08	1-Sep-16	USD	200,000	200,000
TFO/PB/064488/L	[* See note below.]	1-Jun-11	16-Aug-16	USD	300,000	300,000
TFO/PB/065346/L	[* See note below.]	29-Aug-11	15-Aug-16	AED	76,000	20,692
TFO/PB/069182/L	[* See note below.]	17-Dec-12	9-Sep-16	AED	53,875	14,668
TFO/PB/074285/L	[* See note below.]	23-Sep-14	22-Sep-16	USD	200,000	200,000
	[* See note below.]
TFO/GL/034084L	[* See note below.]	1-Dec-03	23-Nov-16	AED	47,000	12,796
TFO/GL/036096L	[* See note below.]	3-May-04	24-Apr-17	AED	6,000	1,634
TFO/GL/043529L	[* See note below.]	28-Nov-05	20-Nov-16	AED	50,000	13,613
TFO/GL/044588/L	[* See note below.]	13-Mar-06	5-Mar-17	AED	45,000	12,252
TFO/GL/047906/L	[* See note below.]	3-Jan-07	26-Dec-16	AED	60,000	16,336
TFO/GL/049956/L	[* See note below.]	10-Jul-07	2-Jul-17	AED	50,000	13,613
TFO/GL/050994/L	[* See note below.]	22-Oct-07	14-Oct-16	AED	90,000	24,503
TFO/GL/052067/L	[* See note below.]	3-Feb-08	27-Jan-17	AED	90,000	24,503
TFO/GL/053582/L	[* See note below.]	12-Jun-08	5-Jun-17	AED	90,000	24,503
TFO/GL/054088/L	[* See note below.]	29-Jul-08	22-Jul-16	AED	90,000	24,503
TFO/GL/054403/L	[* See note below.]	7-Sep-08	31-Aug-16	AED	90,000	24,503
TFO/GL/054606/L	[* See note below.]	7-Oct-08	30-Sep-16	AED	90,000	24,503
TFO/GL/054909/L	[* See note below.]	5-Nov-08	29-Oct-16	AED	120,000	32,671
TFO/GL/059957/L	[* See note below.]	7-Mar-10	26-Feb-17	AED	90,000	24,503
TFO/GL/060305/L	[* See note below.]	5-Apr-10	31-Mar-17	AED	150,000	40,839
TFO/GL/066066/L	[* See note below.]	30-Nov-11	25-Feb-17	AED	120,000	32,671
TFO/GL/074692/L	[* See note below.]	10-Nov-14	9-Nov-16	AED	150,000	40,839

TFAE15GP003150L	[* See note below.]	20-Aug-15	23-Aug-16	AED	16,000	4,356

*Note:      The names of the beneficiaries of these Letters of Credit have been omitted and have been separately filed with the Securities and Exchange Commission subject to an application for confidential treatment pursuant to SEC rule 24b2.

7.03 - 7

Schedule 10.2
Administrative Agent’s Office; Certain Addresses for Notices

BORROWERS:

If to any Borrower, any Loan Party or any other Subsidiary of a Borrower,

then to the Administrative Borrower at:

CH2M Hill Companies, Ltd.

9191 South Jamaica Street, Suite 400

Englewood, CO 80112

Attention: Treasurer

Telephone: (720) 286-0599

Telefacsimile: (720) 286-8606

Electronic Mail: Steven.Mathews2@CH2M.com

Website Address: www.ch2m.com

U.S. Taxpayer Identification Number: 93-0549963

With copy (which will not constitute notice) to:

CH2M Hill Companies, Ltd.

9191 South Jamaica Street, Suite 400

Englewood, CO 80112

Attention: Chief Counsel – Corporate Transactions

Telephone: (720) 286-5014

Telefacsimile: (720) 286-9234

Electronic Mail: Sarah.Hilty@CH2M.com

ADMINISTRATIVE AGENT:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd-1B1

Charlotte, NC 28262

Mail code: MAC D1109-019

Attention: Agency Services – Lisa White

Telephone: 704.590.2778

Facsimile: 704.427.5480

Electronic Mail: lisa.a.white@wellsfargo.com

10.2-1

L/C ISSUER:

To such lender acting in the capacity as L/C Issuer under this Agreement at its notice address listed below

SWING LINE LENDER:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd-1B1

Charlotte, NC 28262

Mail code: MAC D1109-019

Attention: Agency Services – Lisa White

Telephone: 704.590.2778

Facsimile: 704.427.5480

Electronic Mail: lisa.a.white@wellsfargo.com

LENDERS:

Wells Fargo Bank, National Association

301 S. College Street, 14th Floor

MAC D1053-144

Charlotte, NC 28202

Attention: Mark B. Felker

Telephone: (704) 374-7074

Telefacsimile: (704) 383-7611

Electronic Mail: mark.felker@wellsfargo.com

BNP Paribas

San Francisco Branch

One Front Street, 23rd Floor

San Francisco, CA 94111

Attention: Jamie Dillon

Telephone: (415) 772-1300

Telefacsimile: (415) 291-0563

Electronic Mail: jamie.dillon@americas.bnpparibas.com

with a copy to:

San Francisco Branch

One Front Street, 23rd Floor

San Francisco, CA 94111

Attention: Mary-Ann Wong

Telephone: (415) 772-1300

Telefacsimile: (415) 398-8462

Electronic Mail: mary-ann.wong@americas.bnpparibas.com

10.2-2

JPMorgan Chase Bank, N.A.

1125 Seventeenth Street, 3rd Floor

Denver, CO 80202

Attention: Norma Dally

Telephone: (303) 244-3137

Telefacsimile: (303) 297-8267

Electronic Mail: Norma.K.Dally@jpmchase.com

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

227 West Monroe Street, Suite 1550 Chicago, IL 60606

Attention: Christina Schuschel

Telephone: (312) 696-4663

Telefacsimile: (312) 696-4535

Electronic Mail: cschuschel@us.mufg.jp

with a copy to:

227 West Monroe Street, Suite 1550

Chicago, IL 60606

Attention: Mark Campbell

Telephone: (312) 696-4674

Telefacsimile: (312) 696-4535

Electronic Mail: mcampbell@us.mufg.jp

Bank of America, N.A.

333 S. Hope St. 24th Floor

Los Angeles, CA 90071-1406

Attention: Mathew Griesbach

Telephone: (213) 621-8737

Telefacsimile: (415) 343-0981

Electronic Mail: Mathew.j.griesbach@baml.com

HSBC Bank USA, N.A.

601 Montgomery Street

Suite 1000, Flr. 10

San Francisco, CA 94111

Attention: Katherine M. Wolfe

Telephone: (415) 288-7778

Telefacsimile: (415) 288-7762

Electronic Mail: Katherine.m.wolfe@us.hsbc.com

10.2-3

Citizens Bank, N.A.

27777 Franklin Road

Southfield, MI 48034

Attention: André A. Nazareth

Telephone: (248) 226-7736

Electronic Mail: andre.a.nazareth@citizensbank.com

U. S. Bank National Association

950 17th Street, 3rd Floor

Denver, CO 80202

Attention: Blake Malia

Telephone: (303) 585-6953

Telefacsimile: (303) 585-4229

Electronic Mail: Blake.malia1@usbank.com

The Northern Trust Company

50 S. LaSalle Street

Chicago, IL 60603

Attention: Morgan Lyons

Telephone: (312) 444-7041

Telefacsimile: (312) 557-1425

Electronic Mail: MAL10@ntrs.com

The Bank of the West

600 17th Street

Suite 1500

Denver, CO 80202

Attention:  Terry A. Switz

Telephone: (303) 202-5760

Telefacsimile: (402) 918-7253

Electronic Mail: Terry.Switz@bankofthewest.com

10.2-4

BMO Harris Bank N.A.

115 South LaSalle Street - 17W

Chicago, IL 60603

Attention:  Sugine Jung

Telephone: (312) 461-3806

Telefacsimile: (312) 293-5283

Electronic Mail: sugine.jung@bmo.com

with a copy to:

111 West Monroe Street

5th Floor Center

Chicago, IL 60603

Attention:  Jennifer M. Guidi

Telephone: (312) 461-2272

Telefacsimile: (312) 461-6190

Electronic Mail: jennifer.guidi@bmo.com

10.2-5

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein will have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified as of the Effective Date, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Collateral Documents and the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Facilities identified below (including, without limitation, any Letters of Credit, Guarantees and Swingline Loans included in such Facilities) and (b) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any Collateral Document or any other Loan Document or any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:

2.Assignee:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

Exhibit A-1

3.   Borrowers:                            CH2M HILL Companies, Ltd., a Delaware corporation (the “Parent”)
CH2M HILL, Inc., a Florida corporation (“CH2M Inc.”)
Operations Management International, Inc.,
a California corporation (“OMI”)
CH2M HILL Engineers, Inc.,
a Delaware corporation (“CH2M Engineers”)
CH2M HILL Global, Inc.,
a Delaware corporation (“CH2M Global”)
CH2M HILL Constructors, Inc.,
a Delaware corporation (“CH2M Constructors”)
CHVENG, LLC,
a Delaware limited liability company (“CHVENG”)

4.   Administrative Agent:          Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.   Credit Agreement:                The Second Amended and Restated Credit Agreement dated as of March 28, 2014 among the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global, CH2M Constructors, and CHVENG, as co-borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association in its separate capacities as the Swing Line Lender and as the Administrative Agent.

6.   Assigned Interest[s]:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
			$	$	%
			$	$	%
			$	$	%

Effective Date: ________________ __, 201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH WILL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Exhibit A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit A-3

 [Consented to and Accepted:  [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By
Name:
Title:]

[Consented to:  [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Swingline Lender [and L/C Issuer]

By
Name:
Title:]

[Consented to:  [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT FOR L/C ISSUER OTHER THAN WELLS FARGO BANK]

[                                    ],
as [L/C Issuer]

By
Name:
Title:]

[Consented to:  [INCLUDE IF REQUIRED PURSUANT TO SECTION 10.06(B) OF THE CREDIT AGREEMENT]

___________________________, as Borrower

By
Name:
Title:]

Exhibit A-4

ANNEX 1

The Second Amended and Restated Credit Agreement dated as of March 28, 2014 among the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global, CH2M Constructors, and CHVENG, as co-borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association in its separate capacities as the Swing Line Lender and as the Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of the Borrower, any of its Subsidiaries (including, without limitation, any Subsidiary Guarantor) or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, any of its Subsidiaries (including, without limitation, any Subsidiary Guarantor) or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the other Loan Documents, (ii) it meets all the requirements to be a permitted assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it will be bound by the provisions of the Credit Agreement and the other Loan Documents, including, without limitation, the Intercreditor Agreement, as a Lender thereunder and, to the extent of the Assigned Interest, will have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the Intercreditor Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lending Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered

Exhibit A-5

by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lending Party, and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments.  From and after the Effective Date, the Administrative Agent will make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.1

General Provisions.  This Assignment and Assumption will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together will constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy will be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption will be governed by, and construed in accordance with, the law of the State of New York.

1  The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: “From and after the Effective Date, the Administrative Agent will make all payments in respect of [ the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] will make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

Exhibit A-6

EXHIBIT B

COMPLIANCE CERTIFICATE

________________, 201_

To:       Wells Fargo Bank, National Association, as Administrative Agent
___________________
___________________
Attention: ___________
Telephone: __________
Facsimile: ___________

Re:        The Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), among CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.“), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware limited liability company (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), as borrowers, the Subsidiary Guarantors party thereto, the several financial institutions party thereto as Lenders, and Wells Fargo Bank, National Association, in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group.

Ladies and Gentlemen:

Reference is made to the Credit Agreement.  Capitalized terms used in this Compliance Certificate have the same meaning when used herein as given to them in the Credit Agreement.

Pursuant to Section 6.01(c) of the Credit Agreement, the Parent, by its undersigned Responsible Officer, acting solely in such capacity, hereby certifies that the information furnished in Schedule 1 attached hereto and incorporated herein by this reference was true, accurate and complete as of the last date of the Fiscal Period immediately preceding the date of this Compliance Certificate and that:

1.          The undersigned Responsible Officer is the duly appointed _______________ of the Parent and has responsibility for the financial affairs of the Parent and its Subsidiaries.

2.          The undersigned Responsible Officer has reviewed the terms of the Credit Agreement, the Notes and the Credits and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements most recently

Exhibit B-1

delivered to the Administrative Agent pursuant to Sections 6.01(a) and 6.01(b), as applicable, of the Credit Agreement.

3.          Each of the representations and warranties of each Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in Section 5.10 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement.

4.          Such reviews have not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof of any Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, or is taking and proposes to take, if any, with respect thereto.

5.          Schedule 3 attached hereto describes all transactions permitted by Section 7.05(j) of the Credit Agreement with respect to Program Receivables.

6.          Schedule 4 attached hereto contains a description of transactions permitted by Sections 7.04(a),  (b) and (e) of the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B-2

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ____ day of ____________________, ___.

CH2M HILL COMPANIES, LTD.
a Delaware corporation

By:
Printed Name:
Title:

Exhibit B-3

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Dated_______________________________________, 201_
FINANCIAL COVENANTS OF BORROWER

I.       Minimum Consolidated Fixed Charge Coverage Ratio (Section 7.14(a)). Not permit the Consolidated Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Period, to be less than 1.50:1.00.

a.	Consolidated Adjusted EBITDA (calculated as follows for such period:)
i.	Consolidated Net Income	$_____________________
ii.	Consolidated Interest Expense	$_____________________
iii.	amounts treated as expenses for such period for depreciation and the amortization of intangibles of any kind	$_____________________
iv.

Federal, state, local and foreign taxes on or measured by income accrued by the Parent and its Consolidated Subsidiaries during such period net of any Federal, state, local and foreign income tax credits of the Parent and its Consolidated Subsidiaries for such period

$_____________________
v.	expenses associated with the non-cash portion of all share-based compensation	$_____________________
vi.	charges related to:
	(A) restructuring	$_____________________
	(B) asset impairment	$_____________________
	(C) non-cash estimate project losses (including non- extraordinary items)	$_____________________
vii.	other (A) extraordinary expenses	$_____________________
	(B) non-recurring expenses actually paid in cash during such period in an aggregate amount not to exceed $10,000,000 in any Fiscal Year	$_____________________
viii.	to the extent included in Line I(a)(vi), cash payments related to:
	(A) restructuring	$_____________________
	(B) asset impairment	$_____________________
	(C) non-cash estimate project losses (including non- extraordinary items)	$_____________________
ix.	to the extent included in calculating Consolidated Net Income, other
	(A) extraordinary gains	$_____________________
	(B) non-recurring gains	$_____________________

Exhibit B-4

x.	Consolidated Adjusted EBITDA (the sum of Lines I(a)(i) through I(a)(vii) minus, Lines I(a)(viii) through I(a)(ix))	$_____________________
b.	Consolidated Lease Expense	$_____________________
c.	Consolidated Adjusted EBITDAR (Line I(a)(x) plus Line I(b))	$_____________________
d.	Consolidated Interest Expense (from Line I(a)(ii))	$_____________________
e.	Current Portion of Consolidated Long Term Debt	$_____________________
f.	cash dividends accrued on preferred stock, to the extent that such preferred stock is treated as equity pursuant to GAAP	$_____________________
g.	Consolidated Fixed Charge Coverage Ratio (Line I(c) divided by the sum of Line I(b), Line I(d), Line I(e) and Line I(f)	$________________ :1.00

Annex A attached hereto contains all calculations supporting the amounts reported above for the four consecutive Fiscal Periods ending on the date hereof.

II.Maximum Consolidated Leverage Ratio (Section 7.14(b)). Not permit the Consolidated Leverage Ratio to exceed (i) 3.75:1.00, as determined as of the last day of each Fiscal Period during the Interim Period, or (ii) 3.00:1.00, as determined as of the last day of each Fiscal Period thereafter; provided that, following the date on which the aggregate amount of all Qualified Acquisitions consummated during the prior twelve month period is equal to or greater than $150,000,000, the Consolidated Leverage Ratio at the end of each of the four (4) Fiscal Periods following such date, shall be no greater than 3.25:1.00.

a.	Numerator in definition of Consolidated Leverage Ratio (calculated as follows for such period):
i.

outstanding principal amount of all obligations, whether current or long term, for borrowed money (including all Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments

$____________________
ii.

direct obligations arising under letters of credit (whether standby or commercial), bankers’ acceptances, bank guaranties and other financial guarantees (to include (A) all issued and outstanding Performance Credits which have a face amount that equals or exceeds $20,000,000 and (B), with respect to each outstanding JV Letter of Credit, only the portion of the JV Letter of Credit Face Amount thereof that is recourse to the Borrowers, determined in accordance with Section 2.04(k) of the Credit Agreement)

$____________________

Exhibit B-5

iii.	Attributable Debt in respect of all Capitalized Leases	$____________________
iv.	without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines II(a)(i) through II(a)(iii)	$____________________
v.	all obligations in respect of Disqualified Equity Interests which became due during the period ending on the date of this Certificate	$____________________
vi.

all Indebtedness of the types referred to in Items II(a)(I) through II(a)(v) of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which the Parent or any of its Consolidated Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to the Parent or such Subsidiaries

$____________________
vii.	Consolidated Total Funded Debt (the sum of Lines II(a)(i) through II(a)(vi))	$____________________
b.	Denominator in definition of Consolidated Leverage Ratio (calculated as follows for such period):
i.	Consolidated Adjusted EBITDA(from Line I(a)(x))	$____________________
c.	Consolidated Leverage Ratio(Line II(a)(vii) divided by Line II(b)(i))	_____________________

Annex B attached hereto contains all calculations supporting the amounts reported above for the four consecutive Fiscal Periods ending on the date hereof.

Exhibit B-6

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Dated _________________, 201_

LIST OF EXCEPTIONS

Condition(s) or event(s) constituting a Default or Event of Default:

Period of Existence:

Remedial action with respect to such condition or event:

Exhibit B-7

SCHEDULE 3 TO COMPLIANCE CERTIFICATE

Dated _________________, 201_

Program Receivables

1. Aggregate face amount of Program Receivables sold pursuant to all Permitted Receivables
Financings made since the Closing Date:	$_______________;
2. Aggregate Eligible Receivables as of ____________, 201_:	$_______________;
3. Line 1 divided by Line 2:	____________%;
4. Consolidated Leverage Ratio from Line II(c) of Schedule 1:	_________:1.00;[4]

4 If Line 4 is greater than 2.50:1.00, then Line 3 should be less than or equal to 15%.  If Line 4 is less than or equal to 2.50:1.00, then line 3 should be less than or equal to 25%.

Exhibit B-8

SCHEDULE 4 TO COMPLIANCE CERTIFICATE

Dated _________________, 201_

Fundamental Changes

1.       Describe any mergers between (a) any Borrower or Significant Subsidiary which is a Loan Party and (b) a Domestic Subsidiary (Section 7.04(a) of the Credit Agreement):

Parties to merger:
Surviving Entity:
Date of Merger: :

2.       Describe any mergers between (a) any Significant Subsidiary and (b) any Loan Party (Section 7.04(b) of the Credit Agreement): Parties to merger:

Parties to merger:
Surviving Entity:
Date of Merger: :

3.       Describe any liquidation or dissolution of any Subsidiary (Section 7.04(e) of the Credit Agreement):

Name of Subsidiary liquidated or dissolved:

Name of Loan Party or Domestic Subsidiary to whom assets of the liquidated or dissolved Subsidiary were transferred:

Date of dissolution or liquidation:

Exhibit B-9

EXHIBIT C

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of ________________, 20__, is entered into and made by ______________________________________, a ________________ [corporation][limited liability company] (the “Additional Obligor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its separate capacities as Administrative Agent under the Credit Agreement referred to below and collateral agent under the Collateral Agreement referred to below (in such capacities, the “Agent”), on behalf and for the benefit of the Credit Group (as defined in such Credit Agreement) in respect of such Credit Agreement and the Credit Group (as defined in such Collateral Agreement) in respect of the Collateral Agreement.  All capitalized terms not defined herein will have the meaning ascribed to them in such Credit Agreement or the Collateral Agreement, as applicable.

RECITALS

1.CH2M HILL Companies, Ltd., a Delaware corporation (the “Parent”), CH2M HILL, Inc., a Florida corporation (“CH2M Inc.”), Operations Management International, Inc., a California corporation (“OMI”), CH2M HILL Engineers, Inc., a Delaware corporation (“CH2M Engineers”), CH2M HILL Global, Inc., a Delaware corporation (“CH2M Global”), CH2M HILL Constructors, Inc., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware limited liability company (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”) and the Subsidiary Guarantors party thereto have entered into that certain Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as amended by the First Amendment to Credit Agreement dated as of September 26, 2014, the Second Amendment to Credit Agreement dated as of March 30, 2015, the Consent dated as of April 25, 2016 and the Third Amendment to Credit Agreement dated as of September 30, 2016 and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”) with the several financial institutions party thereto as Lenders, and Wells Fargo Bank, National Association, in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group, pursuant to which the Lending Parties agreed to make certain Credit Extensions and Loans to the Borrowers on behalf and for the benefit of the Borrowers and the Subsidiary Guarantors on the terms and subject to the conditions set forth therein and the other Loan Documents.

2.The Borrowers, the Subsidiary Guarantors party thereto and the Agent, as collateral agent for each member of the Credit Group, have entered into that certain Security Agreement dated as of September 30, 2016 (as amended, modified, supplemented or restated from time to time, the “Collateral Agreement”).

Pursuant to Section 10.15 of the Credit Agreement, each of the Subsidiary Guarantors party to the Credit Agreement have, jointly and severally, unconditionally and irrevocably guaranteed the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Obligations and the Bank Product Debt (defined therein as the “Guaranteed Obligations”).

Section 6.12 of the Credit Agreement requires certain Domestic Subsidiaries that are Material Subsidiaries to become (a) Subsidiary Guarantors under and as defined in the Credit Agreement and (b) Grantors under and as defined in the Collateral Agreement, by executing and delivering to Agent a joinder agreement.

The Additional Obligor is a Material Subsidiary and currently obtains and enjoys and will continue to obtain and enjoy substantial direct and indirect benefit from the Credit Extensions and Loans made and issued by the Lending Parties pursuant to the Credit Agreement and, if applicable, the Bank Products provided by the Bank Product Providers.

The Additional Obligor has agreed to execute and deliver this Joinder Agreement in order to become a Subsidiary Guarantor party to the Credit Agreement and a Grantor party to the Collateral Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt of which is hereby confirmed, IT IS AGREED:

Joined as Subsidiary Guarantor to Credit Agreement and a Grantor to the Collateral Agreement.  By executing and delivering this Joinder Agreement, the Additional Obligor, as provided in Section 6.12 of the Credit Agreement, hereby becomes (1) a party to the Credit Agreement as a Subsidiary Guarantor thereunder and (2) a party to the Collateral Agreement as a Grantor thereunder, in each case, with the same force and effect as if originally named therein as a Subsidiary Guarantor and a Grantor, as applicable, and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary Guarantor under the Credit Agreement and a Grantor under the Collateral Agreement.  The information set forth in Annex I-A hereto is hereby added to the information set forth in the schedules to the Credit Agreement.  Schedule 1, “Copyrights”, Schedule 2, “Intellectual Property Licenses”, Schedule 3, “Patents”, Schedule 4, “Pledged Companies”, Schedule 5, “Trademarks”, Schedule 6, “Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers”, Schedule 7, “Deposit Accounts and Securities Accounts”, and Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions” attached hereto supplement Schedule 1,  Schedule 2,  Schedule 3,  Schedule 4,  Schedule 5,  Schedule 6,  Schedule 7, and Schedule 8, respectively, to the Collateral Agreement and shall be deemed a part thereof for all purposes of the Collateral Agreement.  The Additional Obligor hereby represents and warrants to the Credit Group that each of the representations and warranties contained in Article V of the Credit Agreement and Section 5 of the Collateral Agreement, with respect to itself, is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

Loan Document.  This Joinder Agreement is a Loan Document.  This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which constitutes an original document, but all of which when taken together constitute a single agreement.  This Joinder Agreement will become effective when it has been executed and delivered by the Agent and the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy or other form of electronic transmission will be effective as delivery of a manually executed counterpart of this Agreement.  As used herein, the term ‘‘electronic transmission’’ means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Governing Law.  This Joinder Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law other than New York General Obligations Law 5-1401 and 5-1402.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

Address for notices:

Attention:
Tel:
Facsimile:

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Agent

By: `
Name:
Title:

Annex I-A
to
Joinder Agreement

Supplement to Credit Agreement Disclosure Schedules

Schedules
to
Joinder Agreement

Supplements to Collateral Agreement Schedules

Schedule 1

“Copyrights”

Schedule 2

“Intellectual Property Licenses”

Schedule 3

“Patents”

Schedule 4

“Pledged Companies”

Schedule 5

“Trademarks”

Schedule 6

“Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers”

Schedule 7

“Deposit Accounts and Securities Accounts”

Schedule 8

“List of Uniform Commercial Code Filing Jurisdictions”

Exhibit C-1

Exhibit D

FORM OF LOAN NOTICE

________________, 201_

To:       Wells Fargo Bank, National Association, as Administrative Agent
___________________
___________________
Attention: ___________
Telephone: __________
Facsimile: ___________

Re:        The Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), among CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware limited liability company (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), the Subsidiary Guarantors party thereto, the several financial institutions party thereto as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group.

Ladies and Gentlemen:

1.           The Borrowers request (select one):

A Borrowing of Revolving Credit Loans

A conversion or continuation of Revolving Credit Loans

The designated [funding date][date of conversion/continuation], which will be a Business Day, of the requested [Borrowing] [conversion/continuation] is _______________, 201__.

The aggregate amount of the requested [Borrowing] [conversion/continuation] is [$___________] [_________________[choose Alternative Currency]].

The requested [Borrowing] [conversion/continuation] will consist of $_________ of Base Rate Loans and $___________ [_________________ [choose Alternative Currency]] of Eurodollar Loans.

The duration of the Interest Period for the Eurodollar Rate Loans included in the requested [Borrowing] [conversion/continuation] will be ___ months.

Exhibit D-1

The designated deposit account to which proceeds of the Loans are to be transferred together with wiring instructions are:

Bank:                   [____________________]

Account No.:       [____________________]

ABA No.:            [____________________]

Reference:           [____________________]

The undersigned Administrative Borrower, on behalf of the Borrowers, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

each of the representations and warranties of each Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in Section 5.10 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement;

no Default or Event of Default exists as of the date hereof, or will result from the Credit Extension requested to be made or issued on the designated funding date or from the application of the proceeds thereof;

no Material Adverse Effect has occurred since December 31, 2013; [and]

after giving effect to any Revolving Credit Borrowing in an Alternative Currency, the Total Revolving Credit Outstandings in Alternative Currencies will not exceed the Alternative Currency Available Credit; and

after giving effect to any Revolving Credit Borrowing, the Total Revolving Credit Outstandings will not exceed the Aggregate Revolving Credit Commitments.

Exhibit D-2

CH2M HILL COMPANIES, LTD.
a Delaware corporation, as Administrative Borrower

By:
Printed Name:
Title:

Exhibit D-3

Exhibit E-l

FORM OF REVOLVING LOAN NOTE

([Name of Lender])

U.S. $[________]	[__________]

CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware limited liability company (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), FOR VALUE RECEIVED, each hereby promises, on a joint and several basis, to pay to the order of [NAME OF LENDER] (the “Lender”), in lawful money of the United States of America, the aggregate principal amount of all Revolving Credit Loans made or advanced by the Lender under the Revolving Credit Facility (such Revolving Credit Loans made by the Lender being referred to herein as the “Lender Advances”) made or maintained by the Lender pursuant to the Credit Agreement (as defined below), payable on the dates, in the amounts and in the manner set forth below.

This promissory note (this “Note”) is one of the Notes referred to in that Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as amended by the First Amendment to Credit Agreement dated as of September 26, 2014, the Second Amendment to Credit Agreement dated as of March 30, 2015, the Consent dated as of April 25, 2016 and the Third Amendment to Credit Agreement dated as of September 30, 2016 and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, as co-borrowers, the Subsidiary Guarantors party thereto, the several financial institutions party to this Agreement as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group.  All capitalized terms used but not defined herein will have the meaning given to them in the Credit Agreement.

1.Principal Payments.  All payments of the principal amount of the Lender Advances will be made in lawful money of the United States of America and will be due and payable on the date(s) determined pursuant to the Credit Agreement.

Interest Rate.  The Borrowers further promise, on a joint and several basis, to pay interest on the sum of the daily unpaid principal balance of the Lender Advances outstanding on each day in lawful money of the United States of America, from the date of this Note until all such principal amounts will have been repaid in full, which interest will be payable at the rates per annum and on the dates determined pursuant to the Credit Agreement.

Place Of Payment.  All amounts payable hereunder will be payable by wire transfer to the Administrative Agent, on behalf and for the benefit of the Lender, at the Administrative Agent’s Office, or such other place of payment as may be specified by the Lender in writing.

Exhibit E-1-1

Application Of Payments; Acceleration.  Payments on this Note will be applied in the manner set forth in the Credit Agreement.  Without limiting the generality of Section 1 of this Note, the Credit Agreement contains provisions for acceleration of the maturity of the principal amount of the Lender Advances upon the occurrence of certain stated events.

Each Lender Advance made by the Lender to the Borrowers pursuant to the Credit Agreement will be recorded by the Lender on its books and records, including the Register.  The failure of the Lender to record any repayment made on account of the principal balance thereof will not limit or otherwise affect the joint and several obligations of the Borrowers under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

Any principal repayment of or interest payment on the Lender Advances not paid when due or within the applicable cure period, if any, whether at stated maturity, by acceleration or otherwise, will thereafter bear interest at the Default Rate determined pursuant to Section 2.09(b) of the Credit Agreement.

Default.  The Borrowers’ failure to pay timely any of the principal amount due under this Note when the same becomes due and payable or within three Business Days thereafter or failure to pay timely any accrued interest due under this Note on the date the same becomes due and payable or within three Business Days thereafter will constitute a default under this Note.  Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing hereunder will be collectible the Administrative Agent, on behalf and for the benefit of the Lender, pursuant to the Credit Agreement and applicable law.

Waiver.  Each Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and will pay all costs of collection when incurred by or on behalf of the Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Successors And Assigns.  The provisions of this Note will inure to the benefit of, and be binding on, any successor to any of the Borrowers and will extend to any holder hereof.

[signature pages follow]

Exhibit E-1-2

BORROWERS:

CH2M HILL COMPANIES, LTD.	CH2M HILL, INC.

By:	By:
Name:	Name:
Title:	Title:

OPERATIONS MANAGEMENT INTERNATIONAL, INC.	CH2M HILL ENGINEERS, INC.

By:	By:
Name:	Name:
Title:	Title:

CH2M HILL GLOBAL, INC.	CH2M HILL CONSTRUCTORS, INC.

By:	By:
Name:	Name:
Title:	Title:

CHVENG, LLC

By:
Name:
Title:

Exhibit E-1-3

EXHIBIT E-2

FORM OF SWING LINE LOAN NOTE

(Wells Fargo Bank, National Association)

U.S. $[________]	[__________]

CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.”), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC., a Delaware limited liability company (“CHVENG” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), FOR VALUE RECEIVED, each hereby promises, on a joint and several basis, to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swing Line Lender”), in lawful money of the United States of America, the aggregate principal amount of all Loans made or advanced by the Swing Line Lender constituting Swing Line Loans (such Swing Line Loans made by the Swing Line Lender being referred to herein as the “Swing Line Borrowings”) made or maintained by the Lender pursuant to the Credit Agreement (as defined below), payable on the dates, in the amounts and in the manner set forth below.

This promissory note (this “Note”) is one of the Notes referred to in that Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as amended by the First Amendment to Credit Agreement dated as of September 26, 2014, the Second Amendment to Credit Agreement dated as of March 30, 2015, the Consent dated as of April 25, 2016 and the Third Amendment to Credit Agreement dated as of September 30, 2016 and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrowers, as co-borrowers, the Subsidiary Guarantors party thereto, the several financial institutions party to this Agreement as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group. All capitalized terms used but not defined herein will have the meaning given to them in the Credit Agreement.

1.         Principal Payments.  All payments of the principal amount of the Swing Line Borrowings will be made in lawful money of the United States of America and will be due and payable on the date(s) determined pursuant to the Credit Agreement.

2.         Interest Rate.  The Borrowers further promise on a joint and several basis to pay interest on the sum of the daily unpaid principal balance of the Swing Line Borrowings outstanding on each day in lawful money of the United States of America, from the date of this Note until all such principal amounts will have been repaid in full, which interest will be payable at the rates per annum and on the dates determined pursuant to the Credit Agreement.

3.         Place Of Payment. Subject to the following sentence, all amounts payable hereunder will be payable by wire transfer to the Administrative Agent, at the Administrative

Exhibit E-2-1

Agent’s Office, or such other place of payment as may be specified by the Administrative Agent in writing.

In addition to the repayment of Swing Line Loans pursuant to the foregoing sentence, the Borrowers may repay a Swing Line Loan made pursuant to subsection 2.05(g) in accordance with the provisions of the Cash Sweep Agreements concerning the manner, time, amount and place of payment for such Swing Line Loan.

4.         Application Of Payments; Acceleration.  Payments on this Note will be applied in the manner set forth in the Credit Agreement.  Without limiting the generality of Section 1 of this Note, the Credit Agreement contains provisions for acceleration of the maturity of the principal amount of the Swing Line Borrowings upon the occurrence of certain stated events.

Each Swing Line Borrowing made by the Swing Line Lender to the Borrowers pursuant to the Credit Agreement will be recorded by the Swing Line Lender on its books and records, including the Register.  The failure of the Swing Line Lender to record any repayment made on account of the principal balance thereof will not limit or otherwise affect the joint and several obligations of the Borrowers under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

Any principal repayment of or interest payment on the Swing Line Borrowings not paid when due or within the applicable cure period, if any, whether at stated maturity, by acceleration or otherwise, will thereafter bear interest at the Default Rate determined pursuant to Section 2.09(b) of the Credit Agreement.

Default.  The Borrowers’ failure to pay timely any of the principal amount due under this Note when the same becomes due and payable or within three Business Days thereafter or failure to pay timely any accrued interest due under this Note on the date the same becomes due and payable or within three Business Days thereafter will constitute a default under this Note.  Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing hereunder will be collectible by the Administrative Agent, on behalf and for the benefit of the Swing Line Lender, pursuant to the Credit Agreement and applicable law.

Waiver.  Each Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and will pay all costs of collection when incurred by or on behalf of the Swing Line Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

Governing Law.  This Note will be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Successors And Assigns.  The provisions of this Note will inure to the benefit of, and be binding on, any successor to any of the Borrowers and will extend to any holder hereof.

Exhibit E-2-2

BORROWERS:

CH2M HILL COMPANIES, LTD.	CH2M HILL, INC.

By:	By:
Name:	Name:
Title:	Title:

OPERATIONS MANAGEMENT INTERNATIONAL, INC.	CH2M HILL ENGINEERS, INC.

By:	By:
Name:	Name:
Title:	Title:

CH2M HILL GLOBAL, INC.	CH2M HILL CONSTRUCTORS, INC.

By:	By:
Name:	Name:
Title:	Title:

CHVENG, LLC

By:
Name:
Title:

Exhibit E-2-3

EXHIBIT F
FORM OF SWING LINE LOAN NOTICE

Date:_________________

To: Wells Fargo Bank, National Association, as Administrative Agent
___________________
___________________
Attention: ___________
Telephone: __________
Facsimile: ___________

Re:The Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as the same may from time to time be amended, modified or supplemented or restated, the “Credit Agreement”), among CH2M HILL COMPANIES, LTD., a Delaware corporation (the “Parent”), CH2M HILL, INC., a Florida corporation (“CH2M Inc.“), OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation (“OMI”), CH2M HILL ENGINEERS, INC., a Delaware corporation (“CH2M Engineers”), CH2M HILL GLOBAL, INC., a Delaware corporation (“CH2M Global”), CH2M HILL CONSTRUCTORS, INC., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware limited liability company (“CHVENG”; and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), the Subsidiary Guarantors party thereto, the several financial institutions party thereto as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its separate capacities as Swing Line Lender and as Administrative Agent on behalf and for the benefit of the Credit Group.

Ladies and Gentlemen:

The undersigned Administrative Borrower, on behalf of the Borrowers, refers to the Credit Agreement, the terms defined therein used herein as defined, and hereby gives notice irrevocably, pursuant to Section 2.05(b) of the Credit Agreement, of a requested Borrowing of a Swing Line Loan by Borrower as specified herein:

1.The requested date (the “Requested Borrowing Date”), which will be a Business Day, for the funding of the requested Borrowing of a Swing Line Loan is _____________, 201_.

The aggregate amount of the requested Borrowing of a Swing Line Loan is $____________.

The wire instructions for the deposit account to which proceeds of the requested Borrowing of a Swing Line Loan are to be disbursed are as follows:

Bank:                   [____________________]

Account No.:       [____________________]

ABA No.:            [____________________]

Reference:           [____________________]

Exhibit F-1

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

each of the representations and warranties of each Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in Section 5.10 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement;

no Default or Event of Default exists as of the date hereof, or will result from the Swing Line Borrowing requested to be made on the designated funding date or from the application of the proceeds thereof;

no Material Adverse Effect has occurred since December 31, 2013; and

the requested Borrowing of a Swing Line Loan, together with the Outstanding Amount of all Swing Loan Loans as of the Requested Borrowing Date, does not exceed an amount equal to the lesser of (i) Swing Line Sublimit and (ii) the maximum amount permitted under Section 2.02(a) of the Credit Agreement.

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Exhibit F-2

CH2M HILL COMPANIES, LTD.
a Delaware corporation, as Administrative Borrower

By:
Printed Name:
Title:

Exhibit F-3

EXHIBIT G

[FORM OF]

BANK PRODUCT PROVIDER NOTICE

TO:                   Wells Fargo Bank, National Association, as Administrative Agent

                          CH2M HILL Companies, Ltd., as Administrative Borrower

RE:                    Second Amended and Restated Credit Agreement dated as of March 28, 2014 (as amended by the First Amendment to Credit Agreement dated as of September 26, 2014, the Second Amendment to Credit Agreement dated as of March 30, 2015, the Consent dated as of April 25, 2016 and the Third Amendment to Credit Agreement dated as of September 30, 2016 and as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”), among CH2M HILL Companies, Ltd., a Delaware corporation (the “Parent”), CH2M Hill, Inc., a Florida corporation (“CH2M Inc.“), Operations Management International, Inc., a California corporation (“OMI”), CH2M HILL Engineers, Inc., a Delaware corporation (“CH2M Engineers”), CH2M HILL Global, Inc., a Delaware corporation (“CH2M Global”), CH2M HILL Constructors, Inc., a Delaware corporation (“CH2M Constructors”), and CHVENG, LLC, a Delaware corporation (“CHVENG,” and together with the Parent, CH2M Inc., OMI, CH2M Engineers, CH2M Global and CH2M Constructors, each a “Borrower,” and, collectively, the “Borrowers”), as borrowers, the Subsidiary Guarantors party thereto, the several financial institutions party thereto as Lenders, and Wells Fargo Bank, National Association, in its separate capacities as Swing Line Lender and as Administrative Agent.

DATE:            [Date]

[Name of Bank Product Provider] hereby notifies you, pursuant to the terms of the Credit Agreement, that:

(a)          [Name of Bank Product Provider] meets the requirements of a Bank Product Provider under the terms of the Credit Agreement and is a Bank Product Provider under the Credit Agreement and the other applicable Loan Documents.

(b)          The Borrowers have entered into the following Bank Products with [Name of Bank Product Provider]:  [set forth Bank Products and identify Borrowers and other parties thereto].

(c)          Each Bank Product set forth in clause (b) above meets the requirements of a Bank Product under the terms of the Credit Agreement and is a Bank Product under the Credit Agreement and the other applicable Loan Documents.

(d)          The maximum dollar amount3 of obligations arising under each Bank Product set forth in clause (b) above is:  $_______. [set forth the maximum dollar amount for each Bank Product]

(e)          The methodology to be used by such parties in determining the Bank Product Debt owing from time to time with respect to each Bank Product set forth in clause (b) above is:  _______________________.

Delivery of this Bank Product Provider Notice by telecopy shall be effective as an original. All capitalized terms not defined herein have the meaning ascribed to them in the Credit Agreement.  This document is not a Loan Document.

A duly authorized officer of the undersigned has executed this Bank Product Provider Notice as of the ___ day of _____, _____.

,
as a Bank Product Provider

By:
Name:
Title:

3 If reasonably capable of being determined.

Exhibit F-5